     As filed with the Securities and Exchange Commission on March 6, 1998
                                                        REGISTRATION NO. 333-___
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                       ML JWH STRATEGIC JOINT VENTURE LLC
                            (Rule 140 Co-Registrant)
             (Exact name of registrant as specified in its charter)

       DELAWARE                     6793                 13-3887922 (REGISTRANT)
(State of Organization)  (Primary Standard Industrial          APPLIED FOR
                          Classification Code Number)        (CO-REGISTRANT)
                                                              (IRS Employer
                                                          Identification Number)
                   C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                            SIXTH FLOOR, SOUTH TOWER
                        MERRILL LYNCH WORLD HEADQUARTERS
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                 (212) 236-4167
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              JOHN R. FRAWLEY, JR.
                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                            SIXTH FLOOR, SOUTH TOWER
                        MERRILL LYNCH WORLD HEADQUARTERS
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                 (212) 236-4167
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          --------------------------
                                   COPIES TO:
                                David R. Sawyier
                                Joshua B. Rovine
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois  60603

                          --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                          --------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 426(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE
===================================================================================================
 Title of Each Class of                                                               Amount of
 Additional Securities    Additional Amount  Maximum Offering  Maximum Aggregate      Additional
    to be Registered      being Registered    Price Per Unit     Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------
  Units of Limited         2,000,000 Units   Net Asset Value     $264,840,000*          $78,128
Partnership Interest
===================================================================================================
  Limited Liability        2,000,000         Net Asset Value     $264,840,000*          None**
Company Interest
---------------------------------------------------------------------------------------------------

    *Calculated pursuant to Rule 457(d) based on the Net Asset Value per Unit within fifteen days prior to the date of this filing.

   **Registered solely due to the "co-registrant" status of ML JWH Strategic Joint Venture LLC $264,840,000 is the estimated maximum aggregate offering price of all securities registered hereby.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                             CROSS REFERENCE SHEET

ITEM
 NO.                                                    PROSPECTUS HEADING
-----                                              --------------------------
 1.  Forepart of the Registration Statement
      and Outside Front Cover Page of
      Prospectus...............................    Cover Page

 2.  Inside Front and Outside Back Cover
      Pages of Prospectus......................    Inside Cover Page; Table of Contents

 3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges.......    Overview of the Fund; Summary; The Risks You Face;
                                                   Performance of the Fund; Selected Financial Data;
                                                   Management's Analysis of Operations

 4.  Use of Proceeds...........................    Overview of the Fund; How the Fund Works--Use of
                                                   Proceeds

 5.  Determination of Offering Price...........    Cover Page; How the Fund Works--Buying Units

 6.  Dilution..................................    Not Applicable

 7.  Selling Security Holders..................    Not Applicable

 8.  Plan of Distribution......................    Cover Page; How the Fund Works--Buying Units;
                                                   Selling Commissions

 9.  Description of Securities to Be
      Registered...............................    Cover Page; Overview of the Fund; Summary; The
                                                   Risks You Face; How the Fund Works;
                                                   Performance of the Fund; Selected Financial Data;
                                                   Management's Analysis of Operations; Net Asset
                                                   Value; Interest Income Arrangements; Summary of
                                                   the Limited Partnership Agreement;  Tax
                                                   Consequences

 10.  Interests of Named Experts and
       Counsel.................................    Lawyers; Accountants

 11.  Information with Respect to the
       Registrant..............................    Cover Page; Overview of the Fund; Summary; The
                                                   Risks You Face; How the Fund Works;
                                                   Performance of the Fund; Selected Financial Data;
                                                   Management's Analysis of Operations; JWH
                                                   Trading Programs; John W. Henry & Company,
                                                   Inc.; Merrill Lynch Investment Partners Inc.; Net
                                                   Asset Value; Interest Income Arrangements;
                                                   Analysis of Fees and Expenses Paid By the Fund;
                                                   Conflicts of Interest; Summary of the Limited
                                                   Partnership Agreement; Tax Consequences; Selling
                                                   Commissions; Financial Statements; Futures
                                                   Markets and Trading Methods

 12.  Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities.........................    Not Applicable

[LOGO]
                                   PART ONE

--------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                                   $2,000,000
                           LIMITED PARTNERSHIP UNITS

 . THE FUND IS A PROFESSIONALLY MANAGED INVESTMENT FUND WHICH TRADES IN THE
   INTERNATIONAL FUTURES MARKETS.

 . THE FUND IS A SPECULATIVE, LEVERAGED INVESTMENT.

 . LIMITED PARTNERS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE
   FUND.

 . PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 . THE PERFORMANCE OF THE FUND TO DATE HAS BEEN VOLATILE; THE NET ASSET VALUE
   PER UNIT HAS FLUCTUATED MATERIALLY BOTH INTRA- AND INTER-MONTH. BECAUSE OF ITS SINGLE ADVISOR STRUCTURE, THE FUND IS EXPECTED TO BE MORE VOLATILE THAN MULTI-ADVISOR FUTURES FUNDS.

 . THE FUND IS SUBJECT TO SUBSTANTIAL EXPENSES WHICH MUST BE OFFSET BY TRADING
   PROFITS AND INTEREST INCOME FOR THE FUND TO BREAKEVEN.
                              ____________________

 . THE FUND'S TRADING IS DIRECTED BY JOHN W. HENRY & COMPANY, INC. ("JWH/(R)/"),
   ALLOCATING THE FUND'S ASSETS AMONG MULTIPLE JWH TRADING PROGRAMS.

 . THE FUND'S OBJECTIVE IS SUBSTANTIAL LONG-TERM CAPITAL APPRECIATION WHILE
   REDUCING PERFORMANCE VOLATILITY AND RISK BY COMBINING DIFFERENT JWH TRADING PROGRAMS.

 . THE UNITS HAVE THE POTENTIAL TO PROVIDE A VALUABLE ELEMENT OF DIVERSIFICATION
   TO A PORTFOLIO.

 . THE FUND BEGAN TRADING JULY 15, 1996 WITH AN INITIAL NET ASSET VALUE PER UNIT
   OF $100 AND A TOTAL NET ASSET VALUE OF $102 MILLION. AS OF FEBRUARY 1, 1998, THE NET ASSET VALUE PER UNIT WAS $133.35, AND THE FUND'S TOTAL NET ASSET VALUE, INCLUDING THE PROCEEDS OF UNIT SALES AFTER THE INITIAL OFFERING, WAS $219,085,096.

 . THE UNITS HAVE NOT BEEN AVAILABLE FOR SALE SINCE FEBRUARY 1997.  THEY WILL
   NOW BE SOLD, AT NET ASSET VALUE, AS OF THE FIRST DAY OF EACH MONTH BEGINNING MAY 1, 1998, FOR AS LONG AS THIS OFFERING CONTINUES.

 . THE MINIMUM SUBSCRIPTION FOR FIRST-TIME INVESTORS IS 50 UNITS ($5,000, IF
   LESS); 20 UNITS ($2,000, IF LESS) FOR IRAS, OTHER TAX-EXEMPT ACCOUNTS AND EXISTING INVESTORS. YOU MAY BUY ANY GREATER NUMBER OF WHOLE UNITS.

                      ------------------------------------

   SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 5 AND "ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND" AT PAGE 32.

                      ------------------------------------

   THIS PROSPECTUS IS IN TWO PARTS. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                      ------------------------------------

   THE UNITS HAVE NOT BEEN APPROVED BY THE SEC, CFTC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SUCH AGENCY APPROVED THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 SELLING AGENT
                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                                 MARCH __, 1998

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 3.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 AND 6.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                           __________________________
                           __________________________


     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

     THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.
                           _________________________

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER
                             SOUTH TOWER, 6TH FLOOR
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK  10080-6106
                                 (212) 236-4167

CONTENTS

                 PART ONE

Overview of the Fund...................    1
Summary................................    3
The Risks You Face.....................    5
How the Fund Works.....................    7
Performance of the Fund................    8
Selected Financial Data................   11
Management's Analysis of Operations....   11
Managed Futures Funds in General.......   13
The Role of Managed Futures in
  Your Portfolio.......................   14
JWH Trading Programs...................   17
John W. Henry & Company, Inc...........   23
Merrill Lynch Investment Partners Inc..   26
Certain Litigation.....................   28
Net Asset Value........................   30
Interest Income Arrangements...........   30
Analysis of Fees and Expenses Paid
  by the Fund..........................   32
Conflicts of Interest..................   35
Summary of the Limited Partnership
 Agreement.............................   37
Tax Consequences.......................   37
Selling Commissions....................   39
Lawyers; Accountants...................   39
Financial Statements...................   40

                 PART TWO

JWH Principals.........................   59
JWH Performance........................   63
Performance of Other MLIP Publicly-
  Offered Single-Advisor Funds.........   74
Performance of Other MLIP Funds........   75
Futures Markets and Trading Methods....   84
---------------
Exhibit A -- Limited Partnership
  Agreement............................LPA-1
Exhibit B -- Subscription Requirements. SR-1
Exhibit C -- Subscription Agreement.... SA-1


OVERVIEW OF THE FUND

     ML JWH STRATEGIC ALLOCATION FUND L.P. (THE "FUND") is a Delaware limited partnership which began operations on July 15, 1996. The Fund, with MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP") as its general partner, trades in the international futures and forward markets, applying the multiple proprietary trading strategies of JOHN W. HENRY & COMPANY, INC. ("JWH(R)"). JWH has been retained by MLIP as the Fund's trading advisor. In managing the Fund's trading, JWH uses its "JWH STRATEGIC ALLOCATION PROGRAM" in whichJWH selects, and allocates and reallocates Fund assets among, different combinations of the JWH trading programs ("PROGRAMS").

     JWH has granted Merrill Lynch (MERRILL LYNCH & CO., INC. ["ML&CO."] and entities affiliated with ML&Co. are hereinafter referred to as "MERRILL LYNCH") the exclusive right to market funds (public or private) for which JWH implements the JWH Strategic Allocation Program until the end of the twelfth full month after the initial sale of Units pursuant to this Prospectus. MLIP and JWH presently intend to extend this exclusive arrangement on a year-to-year basis, but there can be no assurance that they will, in fact, do so.

     The Fund's primary objective is substantial capital appreciation. At the same time, the use of multiple JWH Programs has the potential to reduce the expected volatility and risk of loss which would typically be associated with the use of any single Program.

     JWH adjusts the overall trading leverage of certain of the Programs used by the Fund and, accordingly, of the Fund itself, on an ongoing basis, decreasing open positions during difficult periods in an attempt to preserve equity, while increasing market exposure when favorable price trends develop. JWH can also adjust the overall level of the Fund's leverage, in addition to making leverage adjustments to the individual JWH Programs. By dynamically adjusting the leverage of the Fund's portfolio of JWH strategies, as well as the trading leverage within these strategies, in response to performance and changing market conditions, JWH attempts to position the Fund so as to be able to capitalize on global market opportunities while maintaining an advantageous reward/risk profile.

     MERRILL LYNCH ASSET MANAGEMENT, L.P. ("MLAM") provides cash management services to the Fund within parameters established by MLIP (for which MLAM assumes no responsibility). As of December 31, 1997, MLAM and its affiliates were managing approximately $234.1 billion in investment company and other portfolio assets, including accounts of certain of such affiliates.

     A total of $199,795,866 had been invested in the Fund through January 31, 1998 (last sale of Units, February 1, 1997), and Units with an aggregate Net Asset Value of $25,134,728 had been redeemed. As of February 1,1998, the aggregate capitalization of the Fund was $219,085,096, and the Net Asset Value per Unit, originally $100 as of July 15, 1996, had risen to $133.35. As of February 1, 1998, the Fund had 5,324 Limited Partners.

     Through February 1, 1998, the highest month-end Net Asset Value per Unit was $135.40 (December 31, 1997) and the lowest $98.89 (August 31, 1996). In its first 18 1/2 months of trading (through January 1998), the Fund had 11 profitable and 7 1/2 unprofitable months. See "Performance of the Fund," below at page 8, and "Selected Financial Data" at page 11.

     MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, is the general partner of the Fund. Offering hedge funds, managed futures and currency investments for individuals and financial institutions, MLIP has operated with one primary objective since its inception in 1986 -- to provide investors with an opportunity for long-term capital appreciation and diversification through professionally managed investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a wide variety of instruments and trading strategies. As of February 1, 1998, MLIP was acting as trading manager or sponsor to funds in which approximately $3.1 billion of client assets were invested.

     JOHN W. HENRY & COMPANY, INC. has been the sole trading advisor for the Fund since inception. JWH manages capital in commodities, interest rate and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades a wide range of futures and forward contracts on a 24-hour basis in the United States, Europe and Asia, and is one of the largest advisors in the managed futures industry in terms of assets under management, trading approximately $2.3 billion in client capital as of February 1, 1998.

GENERAL RISKS

     The Fund is a speculative, highly leveraged investment. Investors must be prepared to lose all or substantially all of their investment. There can be no assurance that the past performance of either the Fund or JWH will be indicative of how they will perform in the future. Furthermore, in certain market conditions it is unlikely that any of the JWH Programs will be profitable.

     The Fund is subject to substantial charges, so that its trading must be profitable or its assets will bedepleted, irrespective of trading losses. Furthermore, investors may only redeem Units as of month-end upon no less than 10 days' notice. Consequently, Limited Partners cannot predict the Net Asset Value per Unit they will receive upon redemption and cannot, through redemption, control the maximum loss on their investment with any degree of certainty.

     All service providers to the Fund, other than JWH, are Merrill Lynch affiliates. The business terms of the Fund -- other than JWH's advisory fees and Profit Share -- were not negotiated, but rather unilaterally established by MLIP and JWH itself has numerous clients other than the Fund, and financial incentives to favor many of these clients over the Fund. There are no outside directors or the equivalent to oversee the manner in which MLIP and JWH resolve the conflicts of interest to which they are subject in operating the Fund or that they are not benefiting themselves at the Fund's expense.

FEES AND EXPENSES

     The following table itemizes the substantial costs payable by the Fund, as well as its estimated interest income. Redemption charges of 3% of the redemption date Net Asset Value per Unit are paid only on Units redeemed on or before the end of the twelfth month after purchase.

     Estimated costs, in particular, the Profit Share, may exceed the amounts included in the following table; however, in its operations to date, the Fund's costs have been generally consistent with these estimates. If the Fund's Net Asset Value increases, the dollar amount of the Fund's flat-rate fees will also.

                                            TWELVE-MONTH
                                               DOLLAR
                             TWELVE-MONTH     BREAKEVEN
                              PERCENTAGE   ($5,000 INITIAL
          EXPENSES             BREAKEVEN    INVESTMENT)++
                              -----------  ----------------

Ongoing Offering Costs              0.20%         $  10.00

Brokerage Commissions               7.75%         $ 387.50

Administrative Fees                 0.25%         $  12.50

Profit Share*                       1.00%         $  50.00

Currency Trading Costs*             0.25%         $  12.50

Interest Income*                   (5.00)%        $(250.00)

TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                   4.45%         $ 222.50
                                  ------          --------

Redemption Charge
(first twelve months only)          3.00%         $ 150.00


TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE                   7.45%         $ 372.50
                                   -----          --------
_______________
* Estimated
++ Assumes a constant $5,000 Net Asset Value.

Organizational and initial offering cost reimbursement payments of $16,421 per month end June 30, 1998.

                       SEE "ANALYSIS OF FEES AND EXPENSES
                         PAID BY THE FUND" AT PAGE 32.

CERTAIN TAX CONSIDERATIONS

     Investors are taxed each year on any gains recognized by the Fund whether or not investors redeem any Units or receive any distributions. A substantial portion of any such gains will be taxed as short-term capital gain at ordinary income rates, irrespective of how long an investor holds the Units. On the other hand, losses generated by an investment in the Fund will be capital losses which individual investors may only deduct against ordinary income to the extent of $3,000 per year. Consequently, due to the interest income received by the Fund, investors could be subject to tax on their investment even though their investment has been unprofitable. A significant portion of the taxable income allocated to a Limited Partner in respect of such Partner's Units will be taxed at short-term capital gain rates, irrespective of how long such Units have been outstanding. See "Tax Consequences at page 37."

SUITABILITY

     No one should invest more than 10% of their readily marketable assets in the Fund.

SUMMARY

     There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. Past results are not necessarily indicative of future performance.

1.  THE FUND'S OBJECTIVE

     The Fund's objective is substantial long-term capital appreciation with reduced performance volatility and risk. JWH attempts to accomplish this objective by combining different strategies included in the JWH Strategic Allocation Program.

2.  THE FUND'S RISK/REWARD PROFILE

     Because the Fund has a single advisor, it falls towards the aggressive end of MLIP's spectrum of funds. Using multiple JWH Trading Programs can reduce the risks of the Fund's single-advisor approach, but these risks remain substantial. The Fund is a multi-strategy, single-advisor investment, and its performance to date has been volatile. Significant gains (over 6.6%) as well as significant losses (over 3.3%) have been sustained in certain months. See "Performance of the Fund" at page 8.

3.  ADJUSTING THE FUND'S MARKET EXPOSURE

     JWH attempts to adjust the Fund's market exposure to meet its profit as well as risk-control objectives. The low margin requirements applicable to futures and forward trading permit an advisor to make significant changes in the size of an account's market positions, and, accordingly, in the risk as well as profit potential of such account. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the contract value. This means that an advisor which decided to trade Treasury bonds theoretically could acquire positions with a face value ranging from only $100,000 (the size of a single Treasury bond contract) to 50 times the total equity in the account. The greater the market exposure of an account in a particular contract, the more profit and loss will be recognized as a result of the same price movements in such contract. Adjusting market exposure alters profit potential and risk of loss.

4.  JWH SELECTING TRADING PROGRAMS WHICH JWH ITSELF HAS DEVELOPED

     MLIP and JWH each believes that it is a potentially significant advantage to the Fund that JWH selects the JWH Programs used for it. Mr. John W. Henry developed the Programs, and JWH uses them on a proprietary basis. Consequently, JWH is well aware of the Programs' capabilities and limitations under a wide range of different market conditions, as well as of the trading leverage and risk adjustments which they incorporate.

5.  JWH TRADING PROGRAMS

     As of the date of this Prospectus, JWH has allocated the Fund's assets among the following eight Trading Programs.

     DIVERSIFIED
     -----------
     GlobalAnalytics(TM)
     Global Diversified Portfolio
     Original Investment Program

     FINANCIAL
     ---------
     Financial and Metals Portfolio
     Global Financial Portfolio
     Worldwide Bond Program

     FOREIGN EXCHANGE
     ----------------
     Dollar Program
     G-7 Currency Portfolio

   See "JWH Trading Programs" at page 17 and "JWH Performance" at page 63 for performance and other information regarding the JWH Programs.

6.  PROFESSIONAL MANAGEMENT

     An investor who is not prepared to devote substantial time to trading can participate in the 24-hour global marketplace through this professionally managed futures fund.

7.  LONG-TERM COMMITMENT

     JWH takes a long-term view of the markets focusing on profitability over time despite short-term performance volatility. MLIP believes that an investment in the Fund should be considered at least a 3 to 5 year commitment.

8.   SMALL MINIMUM INVESTMENT

     Even if available, a direct investment in a single Program with JWH requires a minimum account size of $5 million. By investing in the Fund, you participate in multiple JWH Trading Programs with a minimum investment of only 50 Units ($5,000, if less); 20 Units ($2,000, if less) for IRAs, other tax-exempt accounts and existing investors.

9.  LIMITED LIABILITY FOR INVESTORS

     Investors who open individual futures accounts are personally liable for all losses, including margin calls in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

10.  ADMINISTRATIVE CONVENIENCE

     MLIP performs all administrative services for the Fund, including trade processing and financial and tax reporting.

     The Net Asset Value per Unit is available at any time upon request. Contact your Financial Consultant or MLIP at (212) 236-4167.

     Investors receive monthly financial summaries and annual audited financials.

11.  IS THE FUND APPROPRIATE FOR YOU?

     Although the Fund is aggressive and speculative, it may provide valuable diversification and enhanced returns over the long-term. If you are interested in an investment that has the potential to produce substantial returns non-correlated with the general debt and equity markets, and are prepared to risk incurring significant losses, you should consider investing in the Units.

THE RISKS YOU FACE

1. RISK OF LOSS. You could lose all or substantially all of your investment in the Fund. Losses can result from market conditions, inadequate Program design, the Fund's substantial costs or a combination of the foregoing. If losses are incurred, the potential diversification benefits of investing in the Fund may not be realized.

2. SPECULATIVE, HIGHLY LEVERAGED INVESTMENT. The Fund trades speculatively at a high degree of leverage, i.e., the Fund will often acquire positions with a face value several or more times its total Net Asset Value. High leverage involves high risk and generally increases performance volatility.

3. PAST AND FUTURE PERFORMANCE COULD DIFFER MATERIALLY. The Fund and the JWH Programs may not perform in the future as they have in the past.

4. IMPORTANCE OF GENERAL MARKET CONDITIONS. Under certain general types of market conditions -- for example, static, trendless markets (often associated with periods of political stability, the absence of natural disasters and lack of other factors contributing to the development of strong price trends) -- JWH Programs are unlikely to be profitable.

5. FLUCTUATING UNIT VALUES. The Fund's trading to date, although cumulatively profitable, has been volatile. Volatility is one commonly accepted measure of risk. The Fund is a higher risk investment than multi-advisor futures funds because of its single-advisor strategy.

6. SUBSTANTIAL EXPENSES. Annual trading profits of almost 5% are needed to defray the Fund's expenses (almost 8% adding in the 12-month redemption charge). The Fund's expenses could, over time, result in significant losses.

7. DISCRETIONARY, NOT SYSTEMATIC, PROGRAM SELECTION PROCESS. JWH's performance record has been achieved implementing computerized trading models. However, the JWH Strategic Allocation Program andJWH's Program selection for the Fund are based on JWH's subjective judgment and discretion.

8. BRIEF OPERATING HISTORY. When the Fund began trading in July 1996, it was the first account managed pursuant to the JWH Strategic Allocation Program. The trading history of this Program is too short for any meaningful evaluation of its prospects for success.

9. PROGRAM SIMILARITY REDUCES DIVERSIFICATION. The similarities among the Programs reduce the Fund's diversification. The less diversification, the higher the risk and the greater the expected volatility of performance.

10. OVERLAP OF MARKETS TRADED REDUCES DIVERSIFICATION. The markets traded by the Programs overlap. Increased market concentration increases risk.

11. INVESTING IN UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO. During periods when the Fund's performance is positively correlated with an investment in the general equity and debt markets, the portfolio diversification objective of the Fund will not be achieved. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. Because the periods of positive correlation between the Fund and the general debt and equity markets cannot be predicted, investors must not rely on the Fund as a hedge against losses in their core portfolios. Not only are the periods of positive correlation between the Fund and the broader markets unpredictable, but also it is not the objective of the Fund for its performance to be negatively correlated (i.e., moving inversely to) as opposed to non-correlated (i.e., moving in a manner unrelated to) equity and debt prices.

12. INCREASED COMPETITION. Many technical traders (like JWH) often attempt to execute similar trades at or about the same time. Increased competition for trades can reduce the profit potential of the JWH Programs.

13. RISK OF ILLIQUID MARKETS. In illiquid markets, the Fund might not be able to execute the trades indicated by the Programs. Illiquid markets can occur due to a scarcity of market participants (which, in turn, may be due to the unfamiliar character of the instruments traded, the unusual risks perceived to be associated with a particular market, oversupplying or other factors) or due to a price trend of sufficient force that there are few traders willing to take the opposite side of the market.

14. INCREASED EQUITY UNDER MANAGEMENT CAN CAUSE LOWER RETURNS. The more assets traded by JWH, the harder it may be for JWH to trade profitably, because of the difficulty of acquiring, and subsequently liquidating, larger and larger, positions.

15. SPECIAL RISKS OF FOREIGN TRADING. The Programs trade a great deal outside the U.S. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. During certain periods, as much as 30% to 50% of the market exposure of the Fund may be in non-U.S. markets (including inter-bank positions in currencies other than the U.S. dollar).

16. CONFLICTS OF INTEREST. MLIP and its affiliates control the Fund and are its principal service providers. The business terms of the Fund (other than JWH's advisory fees and Profit Share) have not been negotiated. See "Conflicts of Interest" beginning at page 35.

     MLIP and JWH each have many other clients as well as incentives to favor certain of such clients over the Fund.

17. CASH MANAGEMENT INVOLVES RISK. There can be no assurance that MLAM's cash management will not lose money. The potential for increased returns implies increased risk.

18. LIMITED REDEMPTION RIGHTS. You may only redeem Units at month-end and only on at least 10 days' advance notice. 3% of the redemption value of all Units redeemed on orbefore the end of the twelfth full calendar month after issuance are deducted from the redemption proceeds of such Units and paid to MLIP.

19. UNCERTAIN REDEMPTION AND SUBSCRIPTION PRICES. You cannot know what the exact redemption value of your Units will be. You will not know the precise subscription price of your Units when you subscribe.

20. INVESTORS TAXED EVERY YEAR. Investors are taxed each year on their investment in the Fund, irrespective of whether they redeem any Units. Consequently, they must pay such taxes from other sources.

21. TAX COULD BE DUE ON THE FUND'S INTEREST INCOME DESPITE OVERALL LOSSES. Investors may be required to pay tax on the Fund's interest income, even though the Fund incurs overall losses due to the limitations on the deductibility of capital (trading) losses against ordinary (interest) income.

22. POTENTIALLY HIGHER CAPITAL GAINS TAX RATE. Investors are taxed on their share of any trading profits of the Fund at short- and long-term capital gain rates, irrespective of how long an investor holds the Units. The effective rate may be higher than those applicable to other investments held by them for a comparable period of time.

23. BANKRUPTCY RISK. The Fund is subject to the risk of broker, exchange or clearinghouse failure. Fund assets could be lost in such a failure, as well as becoming unavailable to the Fund during lengthy bankruptcy proceedings.

24. RISK OF REGULATORY CHANGE. Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading, increasing taxes and in numerous other ways.

                         -----------------------------

HOW THE FUND WORKS

BUYING UNITS

     You can buy Units on the first day of any month. Your subscription must be submitted by the 20th of a month to purchase Units at the beginning of the next month. Because Units are purchased at month-end Net Asset Values, you will not know the exact per-Unit purchase price when your subscription is submitted.

     Generally, only first-time investors need to submit Subscription Agreements. To purchase additional Units, just contact your Financial Consultant.

     Units are sold at Net Asset Value. Merrill Lynch officers and employees subscribe at 97% of Net Asset Value, with MLIP paying the difference to the Fund.

     The minimum purchase for first-time investors is 50 Units ($5,000, if less); 20 Units ($2,000, if less) for IRAs, other tax-exempt accounts and existing investors.

     Only whole Units are sold. Subscription amounts which cannot be invested in whole Units are retained by investors.

     Contact your Financial Consultant for more details.

USE OF PROCEEDS

     MLIP itself pays all selling commissions on the Units, so that 100% of all subscription proceeds are received by the Fund. See "Selling Commissions" at page 39. The Fund uses these proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses incurred. At the same time that the Fund's assets are being used as margin, they are also available for cash management. Substantially all the cash management return earned on the Fund's assets is paid to the Fund, although Merrill Lynch does retain certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" at page 30.

     The Fund's assets will be held either in bank custodial accounts or in regulated customer accounts maintained at one or more Merrill Lynch entities. MLAM applies its yield-enhancement strategies to the approximately 80% of the Fund's assets deposited in custodial accounts.

REDEEMING UNITS

     You can redeem Units monthly. To redeem at month-end, contact your Financial Consultant by the 20th of the month. Financial Consultants may be contacted by telephone; written notice of redemption is not required. Your Merrill Lynch customer securities account will be credited with the proceeds within 10 business days of redemption.

     Those Limited Partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLIP,
Attention: Mr. Winston Clinton, Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106.

     The Fund redeems Units at redemption date Net Asset Value on the Units (not as of the date that redemption notices are submitted). The proceeds of Units redeemed within 12 months of purchase are reduced by a charge of 3% of such Net Asset Value, paid to MLIP. If a Limited Partner acquires Units at more than one closing, a first-out convention will be applied in determining whether redemption charges apply.

DISTRIBUTIONS

      The Fund does not anticipate making any distributions of profits on capital to investors.

PERFORMANCE OF THE FUND

          The following are the monthly rates of return and the month-end Net Asset Value ("NAV") per Unit of the Fund from inception through January 31, 1998. Monthly rate of return is determined by dividing the net performance of the Fund during a month by its Net Asset Value as of the beginning of such month.

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                         JULY 15, 1996-JANUARY 31, 1998

                     AGGREGATE SUBSCRIPTIONS:  $199,895,865
                     CURRENT CAPITALIZATION:  $219,085,096
              WORST MONTHLY DECLINE (MONTH/YEAR):  (3.31)%  (8/97)
        WORST PEAK-TO-VALLEY DECLINE (MONTH/YEAR):  (3.95)%  (8/97-9/97)
              NET ASSET VALUE PER UNIT, JANUARY 31, 1998:  $133.35
              NUMBER OF LIMITED PARTNERS, JANUARY 31, 1998:  5,324

                          MONTHLY RATES    MONTH-END
                            OF RETURN     NAV PER UNIT

1996
July ( 1/2 month)             (1.02)%       $ 98.98
August                         (0.09)         98.89
September                       5.49         104.32
October                        10.20         114.86
November                        6.62         122.68
December                        0.47         123.16
COMPOUND RATE OF               23.15%
 RETURN (5 1/2 MONTHS)
1997
January                         3.01%       $126.87
February                       (0.03)        126.83
March                           0.07         126.92
April                          (0.46)        126.34
May                            (3.11)        122.41
June                            0.27         122.74
July                            7.11         131.47
August                         (3.31)        127.12
September                      (0.66)        126.28
October                         2.58         129.54
November                        0.97         130.80
December                        3.52         135.40
COMPOUND  ANNUAL                9.93%
 RATE OF RETURN

          THE FUND'S RATE OF RETURN FOR JANUARY  1998 WAS (1.51)% AND
            THE JANUARY 31, 1998 NET ASSET VALUE PER UNIT $133.35

                            ------------------------

                             CUMULATIVE STATISTICS
                CORRELATION COEFFICIENT VS. S&P 500: 0.40
                         BETA VS. S&P 500:  0.34
                           SHARPE RATIO:  1.16

     Monthly rates of return are calculated by dividing monthly net performance by the net asset value at the beginning of that month. Quarterly rates of return are calculated by compounding the monthly rates of return over the months in a given quarter in the same manner as described below for purposes of calculating the Compound Annual Rate of Return.

     Compound Annual Rate of Return (or Compound Rate of Return) means the annual (or year-to-date) rate of return calculated by compounding the monthly rates of return over the months in a given year -- i.e., each monthly rate of return, in hundredths, is added to one (1) and the result is multiplied by the subsequent monthly rate of return similarly expressed; one (1) is then subtracted from the product and the result is multiplied by one hundred (100).

     Worst peak-to-valley decline is measured on the basis of month-end Net Asset Values. It is the largest decline in the Net Asset Value per Unit without such Net Asset Value per Unit being subsequently equalled or exceeded. For example, if the Net Asset Value per Unit dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately
(3)%, whereas if the Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level.

     Correlation Coefficient vs. S&P 500: Correlation coefficients range from +1 to -1. If two investments, A and B, have a negative correlation coefficient of -0.4, it means that, generally, for every up-move of A above its average monthly return, B moves in the opposite direction (below its average monthly return) in approximately 40% of the investment track period/months.

     Beta vs. S&P 500: "Beta" is a coefficient measuring relative volatility compared to that of the S&P 500, i.e., covariance in relation to the overall stock market. Any investment with a Beta higher than 1 is more volatile than the market.

     Sharpe Ratio: The Sharpe Ratio is one of several measures used to evaluate the reward-to-risk ratio of speculative trading strategies. The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized standard deviation of monthly rates of return. By comparing the incremental returns over the risk-free (91-day Treasury bill) rate to the standard deviation of such returns (assumed in the case of the risk-free return to be approximately 0%), the Sharpe Ratio attempts to indicate the incremental returns achieved in comparison to the risk assumed. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risk assumed by such strategy.

                                _______________



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                   THE UNITS COULD INCUR SUBSTANTIAL LOSSES.

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

SELECTED FINANCIAL DATA

    The Selected Financial Data for 1996 and 1997 is taken from the 1996 and 1997 financial statements of the Fund audited by Deloitte & Touche llp. See "Financial Statements" at page 40.


                                            JULY 15, 1996
                          JANUARY 1, 1997    (INCEPTION)
INCOME                           TO              TO
STATEMENT DATA           DECEMBER 31, 1997  DEC. 31, 1996
--------------           -----------------  --------------

REVENUES:
--------

Realized Gain                $ 18,820,033   $ 29,800,074
Change in Unrealized           10,201,917      4,696,372
                             ------------   ------------

 Total Trading Results         29,021,950     34,496,446

Interest Income                12,021,263      3,030,330

 Total Revenues                41,043,213     37,526,776
                             ------------   ------------

EXPENSES:
--------

Administrative Fees               560,556        157,205
Brokerage Commissions          17,377,236      4,873,368

 Total Expenses                17,937,792      5,030,573
                             ------------   ------------

INCOME BEFORE PROFIT
SHARE ALLOCATION AND
MINORITY INTEREST:             23,105,421     32,496,203
-----------------

  Special Profit Share         (2,640,194)    (4,683,010)
  Allocation                      (12,447)       (23,383)
  Minority interest on
    income/(loss)

NET INCOME:                  $ 20,452,780   $ 27,789,810
----------


                                                                  JULY 15,
BALANCE                    DECEMBER 31,     DECEMBER 31,            1996
SHEET DATA                     1997           1996               (INCEPTION)
----------                 ------------     ------------         -----------

Aggregate Net
Asset Value                $223,637,296     $172,073,615         $102,000,000

Net Asset Value
Per Unit                        $135.34          $122.61         $     100.00

                              ____________________

MANAGEMENT'S ANALYSIS
OF OPERATIONS

RESULTS OF OPERATIONS

General
-------

    Because JWH's systems are designed with the objective of identifying and profiting from long-term price trends, they are unlikely to be profitable in markets in which such trends do not occur. Static or erratic prices are likely to result in losses. Similarly, unexpected events (for example, a political upheaval, natural disaster or governmental intervention) can lead to major short-term losses as well as gains.

    While there can be no assurance that the JWH Programs will be profitable even in trending markets, markets in which substantial and sustained price movements occur offer the best profit potential for the Fund.

Performance Summary
-------------------

1997

    The Fund's most profitable positions in 1997 were in the currency markets. Strong gains were realized in positions on the German mark, which weakened in world markets as hopes for European Monetary Union rose. Reflecting sound economic fundamentals in the U.S., the dollar dominated world currencies, setting new records against the mark, yen and Swiss franc.

    Solid gains were generated for the year in global interest rate markets, particularly in Japanese Government bonds where yields plummeted to historic lows as the nation sank relentlessly into a recession and a string of financial sector bankruptcies followed. Strong gains were also recorded in Australian 10-year and three-year bonds and in German and Italian bonds. In the U.S., yields on the benchmark 30-year Treasury bond dipped below 6% in the final quarter of the year, reflecting the flight of foreign capital to quality amid increasing turbulence in Asian markets; positions in U.S. government bonds were profitable overall.

    Positions in gold and the Nikkei also resulted in profits for the year.
Gold prices declined to the lowest level in over a decade reflecting its declining value as an alternative monetary asset as central banks increased their willingness to sell or lease the precious metal. The Nikkei suffered the same fate as the Japanese yen. Losses were incurred in agricultural markets, despite a strong performance by coffee futures earlier in the year. Energy markets were also disappointing as ample world inventories and mild weather kept supply and demand in balance.

1996 (5 1/2 months)

    Gains in 1996 were considerable, as the Fund's investment programs outperformed the major stock markets of the world. The Worldwide Bond Program capitalized both on rising interest rates in the U.S. and falling rates elsewhere.

    Trading began on July 15 amid sharp declines in U.S. and global stock markets. The U.S. dollar weakened against most major currencies as investors fled U.S. assets in search of safe havens overseas. Investors remained cautious through August, unwilling to take positions prior to key central bank policy meetings and economic reports slated at month-end. Performance was mixed in July and August, with some investment programs benefiting from the soaring energy markets while others reflected the difficult trading environments for global interest rates and currencies. Changing weather patterns buffeted agricultural commodity markets.

    By September, a combination of global economic and political developments reduced the level of volatility in major interest rate and currency markets. Chief among these was the decision by the U.S. Federal Reserve Board's policy making committee to keep interest rates at current levels. Convinced that European nations seeking membership in the European Monetary Union would continue to keep rates low, investors turned again to higher yielding U.S. dollar-denominated assets. Foreign central banks were heavy buyers of U.S. bonds. The U.S. dollar strengthened. Performance was strong in all markets.

    All of the Fund's investment programs recorded strong performance in October. Soundeconomic fundamentals kept the U.S. dollar strong against most major currencies. The one exception was the British pound, which soared against the dollar as a result of positive economic indicators. Cash flooded the bond and equity markets in October and November. Positions in global interest rates and currencies resulted in gains.

    By year-end, however, most markets were experiencing seasonal illiquidity and were becoming highly volatile. Early in December, JWH completed a significant reduction in leverage in some investment programs to reduce investors' exposure to that volatility and to help retain the substantial profits made in the second half of 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The level of the Fund's capitalization generally does not affect its performance.

    The Fund does not borrow (except on an interim basis in order to facilitate multi-currency margining), and sells no securities other than the Units.

    Inflation by itself does not affect profitability, but it can cause price movements that do so.

    The Fund's assets and open positions are generally highly liquid.

                                _______________

The Fund changes its positions and market focus frequently. Consequently, the fact that the Fund realized gains or incurred losses in certain markets (gold, stock indices, currencies, etc.) in the past is not necessarily indicative of whether the Fund will do so in the future.

MANAGED FUTURES FUNDS IN GENERAL

MANAGED FUTURES FUNDS

    A futures fund is a professionally managed portfolio typically trading in a wide range of markets, they may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. These funds trade either side of the market (short or long) on a 24-hour basis under the direction of independent trading advisors, although these funds are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area.

    Not all managed futures funds are the same. Like other investment products, these funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

THE DIFFERENT TYPES OF MANAGED FUTURES FUNDS

    Risk/reward parameters of a managed futures fund may be modified by adjusting the number of managers, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

    Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, often, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

    Volatility can be reduced by a multi-advisor approach. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more than many other investments). The Fund is a single-advisor, multi-strategy, not a multi-advisor, investment.

    Investors can also choose "principal protected" funds which guarantee at least the returnof their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time-value of their capital. The Fund has no "principal protection" feature.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

    Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of the assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

    "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

THE POTENTIAL BENEFITS OF INCORPORATING MANAGED FUTURES INTO A PORTFOLIO

    Managed futures investments have often per formed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                                    * * * *

    You should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Consultant can help you decide whether the Fund has a place in your portfolio.

                 THE ROLE OF MANAGED FUTURES IN YOUR PORTFOLIO

       This Section outlines certain points to consider in deciding whether to diversify a limited portion of your holdings into managed futures. There is no assurance that an investment in the Fund will achieve any of its intended objectives.

THE FUND IN YOUR PORTFOLIO

       The Fund is a speculative investment, and Limited Partners may lose all or substantially of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated (not, however, negatively correlated) with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

ASSET ALLOCATION STRATEGIES

       World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

       Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

       An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

       A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.

       A successful managed futures investment may increase portfolio return while reducing risk. The Fund can be highly volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk. However, if successful, the Fund has the potential to help achieve both these objectives.

GLOBAL MARKETS

       In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

       The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

                        Futures Volume by Market Sector

                             1980                            1996

                                    [GRAPHIC APPEARS HERE]


Agriculture                 64.20%                          15.26%
Currencies                   4.60%                           6.41%
Interest Rates              13.50%                          54.64%
Energy                       0.30%                          13.04%
Metals                      16.30%                           5.56%
Other                        1.10%                           5.09%

                         Total Volume:                  Total Volume:
                      92 million contracts          1.6 billion contracts


The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as option on futures.
Source: Futures Industry Association. 1997 figures are not yet available.

SUBSTANTIAL INVESTOR PARTICIPATION

       In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 1997, the estimate had grown to approximately $34.9 billion.

                      Growth in Managed Futures Industry

                             [Chart Appears Here]

Source: Managed Account Reports, Inc.  $ Billions
80                                      0.3
81                                      0.3
82                                      0.5
83                                      0.5
84                                      0.7
85                                      1
86                                      1.4
87                                      2.6
88                                      4.3
89                                      5.2
90                                      8.5
91                                     11.4
92                                     19
93                                     22.6
94                                     19.1
95                                     22.8
96                                     28.8
97                                     34.9

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts.

NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION

       Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

       The following chart compares the Fund's performance since inception with the S&P Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

            COMPARISON OF ML JWH STRATEGIC ALLOCATION FUND L.P. AND
                    CERTAIN GENERAL SECURITIES MARKET AND
                            MANAGED FUTURES INDICES
                         Jul. 15, 1996 - Jan. 31, 1998

VALUE OF AN INITIAL $1,000 INVESTMENT

                                    [Chart appears here]

                              ML Domestic Master      S&P 500 Stock         U.S. 91-Day       MAR Public Funds     ML JWH Strategic
                              Bond Index (Total     Index (Dividends      Treasury Bills            Index          Allocation Fund
                                Return Basis)          Reinvested)                                                       L.P.
Jul-1-96                        1000                   1000                 1000                 1000                  1000
Jul-96                          1002.84                 955.84              1004.54               984.7                 989.8
Aug-96                          1001.315683             976.0311642         1009.070475           981.84437             988.9
Sep-96                          1018.418155            1030.917301          1013.813107          1018.172612           1043.2
Oct-96                          1040.874275            1059.339691          1018.152227          1091.175588           1149.6
Nov-96                          1059.027123            1139.342083          1022.499737          1152.936126           1225.8
Dec-96                          1049.485288            1116.771717          1027.019186          1125.150366           1231.6
Jan-97                          1052.444837            1186.502943          1031.712663          1165.655779           1268.7
Feb-97                          1054.328713            1195.816991          1035.736343          1194.330911           1268.3
Mar-97                          1043.679993            1146.776536          1040.10715           1186.687193           1269.2
Apr-97                          1059.575239            1215.178316          1045.068461          1164.021468           1263.4
May-97                          1069.026651            1289.11341           1050.429662          1145.513526           1224.1
Jun-97                          1081.780139            1346.836042          1054.263731          1154.792186           1227.4
Jul-97                          1111.063927            1453.970114          1059.007917          1229.160803           1314.7
Aug-97                          1101.55322             1372.591407          1063.540471          1181.715196           1271.2
Sep-97                          1117.955347            1447.761376          1068.411487          1194.950406           1262.8
Oct-97                          1134.456368            1399.464056          1072.96292           1176.070189           1295.4
Nov-97                          1139.130328            1464.193467          1077.147475          1187.47807            1308
Dec-97                          1150.817805            1489.320491          1081.768438          1210.871388           1354
Jan-98                          1166.066141            1505.775993          1086.831114          1213.293131           1333.5

The graph reflects the percentage changes in Net Asset Value per Unit and in the indices. For comparative purposes, the performance of the indices have been presented from a "normalized" starting point of 1,000 as of July 15, 1996.

Past results are not necessarily indicative of future performance. The comparison of the Fund, an actively managed investment, to passive indices of general securities returns as well as to the MAR Public Funds Index has certain inherent material limitations.

The S&P 500 Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic Master Bond Index is a total-return index comprised of 6,632 investment-grade corporate bonds, Treasuries, and mortgage issues; average maturity 12.70 years (calculated on a market-weighted basis as of January 31, 1998).

The MAR Public Funds Index represents the composite performance of a large number of United States publicly-offered futures funds, weighting the returns recognized by each such fund on the basis of relative capitalization. The funds included in the MAR Public Funds Index represent a wide variety of materially different products, including single and multi-advisor funds, as well as funds with and without "principal protection" features. Combining the results of funds with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations. There can be no assurance that the MAR Public Funds Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future. Nevertheless, the MAR Public Funds Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.

Graphic comparisons of securities indices and the Fund may not adequately reflect the differences between the securities and futures markets or between passive and managed investments.

       Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

JWH TRADING PROGRAMS

    JWH's 11 active Programs are all available to the JWH Strategic Allocation Program. As of February 1, 1998, eight Programs were being used for the Fund.

    A number of factors -- including recent trading performance, market sector opportunities, overall economic conditions, range of markets traded, volatility, inter-Program correlation and inter-Program market overlap -- affect JWH's Program selection. Some of these are Program-specific; others relate to general market conditions.

    The Fund's Programs provide exposure to a wide range of markets, using different quantitative filters.

    SEE "THE RISKS YOU FACE" AT PAGE 5 AND "JWH PERFORMANCE" AT PAGE 63.

                                          % OF
                                      FUND ASSETS
                                      -----------

DOLLAR PROGRAM                            7.5%
FINANCIAL AND METALS PORTFOLIO           12.5%
G-7 CURRENCY PORTFOLIO                   12.5%
GLOBAL DIVERSIFIED PORTFOLIO             10.0%
GLOBAL FINANCIAL PORTFOLIO               15.0%
ORIGINAL INVESTMENT PROGRAM              20.0%
WORLDWIDE BOND PROGRAM                    5.0%
JWH GLOBALANALYTICS FAMILY               17.5%
                                        -----
                                        100%
                                        =====


AVERAGE COMPOUNDED ANNUALIZED RATES OF RETURN
                                                 JANUARY 1, 1993-
NAME OF PROGRAM                                 DECEMBER 31, 1997
---------------                                 -----------------

FINANCIAL AND METALS PORTFOLIO                        23.5%
ORIGINAL INVESTMENT PROGRAM                           21.4
GLOBAL DIVERSIFIED PORTFOLIO                          22.5
GLOBAL FINANCIAL PORTFOLIO                            14.2
                                                (6/1/94-12/31/97)
INTERNATIONAL FOREIGN EXCHANGE PROGRAM                13.2
G-7 CURRENCY PORTFOLIO                                10.3
JWH GLOBALANALYTICS FAMILY
 OF PROGRAMS                                          17.6*
                                                (6/1/94-12/31/97)
INTERNATIONAL CURRENCY AND BOND PORTFOLIO             16.5
THE WORLD FINANCIAL PERSPECTIVE                       14.7
DOLLAR PROGRAM                               11.8 (7/1/96-12/31/97)
WORLDWIDE BOND PROGRAM                       18.6 (7/1/96-12/31/97)

   *THIS NUMBER IS THE COMPOUND ANNUAL RATE OF RETURN FOR THIS PROGRAM AS CALCULATED BY COMPOUNDING THE MONTHLY RATES OF RETURN OVER THE NUMBER OF PERIODS IN A GIVEN YEAR. FOR EXAMPLE, EACH MONTH'S MONTHLY RATE OF RETURN IN HUNDREDTHS IS ADDED TO ONE (1) AND THE RESULT IS MULTIPLIED BY THE PREVIOUS MONTH'S COMPOUNDED MONTHLY RATE OF RETURN SIMILARLY EXPRESSED. ONE (1) IS THEN SUBTRACTED FROM THE PRODUCT. FOR PERIODS OF LESS THAN ONE YEAR, THE RESULTS ARE YEAR TO DATE. AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN IS SIMILARLY CALCULATED EXCEPT THAT BEFORE SUBTRACTING ONE (1) FROM THE PRODUCT, THE PRODUCT IS EXPONENTIALLY CHANGED BY THE FACTOR OF ONE (1) DIVIDED BY THE NUMBER OF YEARS OF THE PROGRAM'S PERFORMANCE RECORD AND THEN ONE (1) IS SUBTRACTED.

   The following are brief summaries of the active JWH Programs.

                                      APPROXIMATE
                                      ASSETS MANAGED
FINANCIAL AND METALS PORTFOLIO       FEBRUARY 1, 1998
------------------------------       ----------------

Program Composition:                    $1.3 BILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:           (9.8)% (7/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:      (30.5)% (6/94-6/95)
1997 COMPOUND RATE OF RETURN:               15.2%
1996 COMPOUND RATE OF RETURN:               29.7%
1995 COMPOUND RATE OF RETURN:               38.5%
1994 COMPOUND RATE OF RETURN:               (5.3)%
1993 COMPOUND RATE OF RETURN:               46.8%
ANNUAL COMPOUND RATE OF RETURN:             23.5%

     JWH's largest Program, the Financial and Metals Portfolio, attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights -- trading positions taken in foreign currencies versus the dollar -- and cross-rates -- trading foreign currencies against each other -- in the interbank market and occasionally futures exchanges. This Program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the Program attempts to take a position; in nontrending market environments, the Program may remain neutral or liquidate open positions. This Program began trading client capital in October 1984.

                                       APPROXIMATE
                                      ASSETS MANAGED
ORIGINAL INVESTMENT PROGRAM          FEBRUARY 1, 1998
---------------------------          ----------------

Program Composition:                  $377.2 MILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Precious and Base Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:         (16.3)% (10/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:     (31.0)% (7/94-10/94)
1997 COMPOUND RATE OF RETURN:              5.7%
1996 COMPOUND RATE OF RETURN:             22.6%
1995 COMPOUND RATE OF RETURN:             53.2%
1994 COMPOUND RATE OF RETURN:             (5.7)%
1993 COMPOUND RATE OF RETURN:             40.6%
ANNUAL COMPOUND RATE OF RETURN:           21.4%

     The Original Investment Program, the first Program offered by JWH, offers access to a spectrum of worldwide financial and non-financial futures markets using a disciplined trend identification investment approach. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position -- long or short -- in every market traded by the Program. This Program began trading client capital in October 1982.

                                       APPROXIMATE
                                      ASSETS MANAGED
GLOBAL DIVERSIFIED PORTFOLIO         FEBRUARY 1, 1998
----------------------------         ----------------

Program Composition:                  $181.7 MILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Fiber
     Energy
     Softs
     Grains
     Precious and Base Metals


WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:         (11.2)% (2/96)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:     (24.1)% (6/95-10/95)
1997 COMPOUND RATE OF RETURN:              (3.3)%
1996 COMPOUND RATE OF RETURN:              26.9%
1995 COMPOUND RATE OF RETURN:              19.6%
1994 COMPOUND RATE OF RETURN:              10.1%
1993 COMPOUND RATE OF RETURN:              59.8%
ANNUAL COMPOUND RATE OF RETURN:            22.5%

     Trading futures and forwards in up to 60 markets, the Global Diversified Portfolio is one of JWH's most diversified Programs. The Global Diversified Portfolio is designed to identify and capitalize on long-term price movements in a spectrum of financial and nonfinancial markets using a systematic approach. The Program does not maintain continuous positions and, in fact, may take a neutral stance (i.e., no position) if a long-term trend fails to develop or during periods of non-trending markets. This Program began trading client capital in June 1988.

                                       APPROXIMATE
                                      ASSETS MANAGED
GLOBAL FINANCIAL PORTFOLIO           FEBRUARY 1, 1998
--------------------------           ----------------

Program Composition:                 $156.1 MILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:         (19.5)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:     (48.9)% (1/94-1/95)
1997 COMPOUND RATE OF RETURN:              4.9%
1996 COMPOUND RATE OF RETURN:             32.4%
1995 COMPOUND RATE OF RETURN:             86.2%
1994 COMPOUND RATE OF RETURN:        (37.7)% (7 MOS.)
ANNUAL COMPOUND RATE OF RETURN:           14.2%

     The Global Financial Portfolio offers access to a small group of energy and financial markets, including global currencies, interest rates and stock indices. This Program is designed to identify and capitalize on long-term price movements using a disciplined trend identification approach. This Program always maintains a futures position -- long or short -- in every market traded by the Program. In 1997, the sector allocation for this Program was altered to include precious metals. This Program began trading client capital in June 1994.

                                     APPROXIMATE
INTERNATIONAL FOREIGN              ASSETS MANAGED
EXCHANGE PROGRAM                  FEBRUARY 1, 1998
----------------                  ----------------

Program Composition:                $89.2 MILLION
     Foreign Exchange

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:       (8.3)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:   (35.9)% (9/92-1/95)
1997 COMPOUND RATE OF RETURN:            71.1%
1996 COMPOUND RATE OF RETURN:             3.7%
1995 COMPOUND RATE OF RETURN:            16.9%
1994 COMPOUND RATE OF RETURN:            (6.3)%
1993 COMPOUND RATE OF RETURN:            (4.5)%
ANNUAL COMPOUND RATE OF RETURN:          13.2%


     The International Foreign Exchange Program ("Forex") is designed to identify and capitalize on intermediate and long-term price movements in a broad range of major and minor currencies on the interbank market. Positions are taken as outrights against the dollar, or cross-rates, which reduce dependence on the dollar. Forex attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- i.e., a neutral stance is taken -- if long-term trends fail to continue or during periods of nontrending markets. This Program began trading client capital in August 1986.

                                     APPROXIMATE
                                    ASSETS MANAGED
G-7 CURRENCY PORTFOLIO             FEBRUARY 1, 1998
----------------------             ----------------

Program Composition:                $80.9 MILLION
     Foreign Exchange

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:      (12.3)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:  (31.4)% (10/92-1/95)
1997 COMPOUND RATE OF RETURN:           21.0%
1996 COMPOUND RATE OF RETURN:           14.5%
1995 COMPOUND RATE OF RETURN:           32.2%
1994 COMPOUND RATE OF RETURN:           (4.9)%
1993 COMPOUND RATE OF RETURN:           (6.3)%

ANNUAL COMPOUND RATE OF RETURN:         10.3%

     The G-7 Currency Portfolio invests in the highly liquid currencies of the Group of Seven industrialized nations and Switzerland. Not all of these currencies are traded at all times. Forward positions are primarily taken in the interbank market as outrights against the dollar, or as cross-rates, which reduce dependence on the dollar. Because the G-7 Currency Portfolio excludes minor currencies, which may be less liquid, and maintains a lower degree of leverage, the performance characteristics are different from those of Forex.

     The Program is designed to identify and capitalize on intermediate and long-term price movements using a disciplined trend identification methodology. The G-7 Currency Portfolio attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- i.e., a neutral stance is taken -- if long-term trends fail to develop or during periods of nontrending markets.

This Program began trading client capital in February 1991.

                                      APPROXIMATE
JWH GLOBALANALYTICS                  ASSETS MANAGED
FAMILY OF PROGRAMS                  FEBRUARY 1, 1998
------------------                  ----------------

Program Composition:                  $46.1 MILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Agriculture
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:         (4.5)% (8/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:      (4.5)% (8/97)
1997 COMPOUND RATE OF RETURN:         17.6% (7 MOS.)
ANNUAL COMPOUND RATE OF RETURN:         17.6%

     JWH GlobalAnalytics Family of Programs is an integrated investment system consisting of a family of Programs, collectively known as JWH GlobalAnalytics. The family of Programs combines different trend identification methodologies into a single, broadly diversified investment portfolio. JWH GlobalAnalytics trades a wide range of financial and commodity markets. Certain energy and agricultural contracts not previously available through other JWH investment Programs are also included.

     Unlike other JWH Programs, which generally take an intermediate to long-term perspective on markets, JWH GlobalAnalytics identifies, offsets and invests in a broad spectrum of price trends -- from very short to exceptionally long-term. The family of Programs tracks key asset classes, remaining neutral if no substantive trends are apparent, building or reducing positions over time as appropriate.

     JWH GlobalAnalytics is the result of an extensive period of research and testing. This family of Programs manages positions which can be modified quickly, allowing timely substitution of one market for another. JWH's research indicates that the potential benefits of this approach include increased trend sensitivity and lower overallvolatility. This Program began trading client capital in June 1997, when this Program was first used to manage assets for the Fund.

                                      APPROXIMATE
INTERNATIONAL CURRENCY              ASSETS MANAGED
AND BOND PORTFOLIO                 FEBRUARY 1, 1998
-----------------------            ----------------

Program Composition:                $31.7 MILLION
     Foreign Exchange
     Global Interest Rates

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:        (7.8)% (7/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:  (23.6)% (7/94-1/95)
1997 COMPOUND RATE OF RETURN:           17.0%
1996 COMPOUND RATE OF RETURN:           19.9%
1995 COMPOUND RATE OF RETURN:           36.5%
1994 COMPOUND RATE OF RETURN:           (2.3)%
1993 COMPOUND RATE OF RETURN:           14.8%
ANNUAL COMPOUND RATE OF RETURN:         16.5%

     Using a more conservative approach to leverage compared to that used in other JWH Programs, the International Currency and Bond Portfolio ("ICB") targets the long end of interest rate and currency futures of major industrialized nations. Foreign exchange positions are held both as outrights -
- positions taken in foreign currencies versus the dollar -- and cross-rates -- trading foreign currencies against each other. ICB is designed to identify and capitalize on intermediate and long-term price movements in the world's bond and foreign exchange markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the Program will take a position; in nontrending market environments, the Program may liquidate positions and remain neutral. This Program began trading client capital in January 1993.

                                   APPROXIMATE
THE WORLD FINANCIAL               ASSETS MANAGED
PERSPECTIVE                      FEBRUARY 1, 1998
--------------------------       ----------------

Program Composition:               $31.2 MILLION
     Global Interest Rates
     Global Stock Indices
     Foreign Exchange
     Energy
     Precious Metals

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:     (11.6)% (3/93)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:  (25.9)% (7/94-1/95)
1997 COMPOUND RATE OF RETURN:          10.4%
1996 COMPOUND RATE OF RETURN:          40.9%
1995 COMPOUND RATE OF RETURN:          32.2%
1994 COMPOUND RATE OF RETURN:         (15.2)%
1993 COMPOUND RATE OF RETURN:          13.7%
ANNUAL COMPOUND RATE OF RETURN:        14.7%

     The World Financial Perspective seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the British pound, German mark, Japanese yen, Swiss franc and dollar. This Program is designed to systematically identify long-term price movements in financial, metals and energy markets. The World Financial Perspective always maintains a futures position -- long or short -- in every market traded by the Program.
This Program began trading client capital in April 1987.

                                        APPROXIMATE
                                       ASSETS MANAGED
DOLLAR PROGRAM                        FEBRUARY 1, 1997
--------------                        ----------------

Program Composition:                    $24.8 MILLION
     Foreign Exchange

WORST MONTHLY DECLINE ON
AN INDIVIDUAL ACCOUNT BASIS:            (8.4)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:       (11.6)% (5/97-9/97)
1997 COMPOUND RATE OF RETURN:               6.8%
1996 COMPOUND RATE OF RETURN:           10.6% (6 MOS.)
ANNUAL COMPOUND RATE OF RETURN:            11.8%

     The Dollar Program specializes in the foreign exchange sector using outright trading, an approach that has significantly contributed to the success of other JWH Programs. The Dollar Program trades four of the world's major currencies -- Japanese yen, German mark, Swiss franc and British pound -- versus the dollar. This Program is designed toidentify and capitalize on intermediate and long-term price movements using a disciplined trend identification methodology which attempts to employ a neutral stance during periods of nontrending markets.

     Unlike some JWH Programs, the Dollar Program does not participate in cross-rates. Because this Program invests in a limited number of contracts, it may experience greater volatility than other JWH foreign exchange programs. This Program began trading client capital in July 1996.

                                       APPROXIMATE
                                      ASSETS MANAGED
WORLDWIDE BOND PROGRAM               FEBRUARY 1, 1998
----------------------               ----------------

Program Composition:                    $19.7 MILLION
     Interest Rates

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:           (3.8)% (4/97)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:        (6.2)% (12/96-5/97)
1997 COMPOUND RATE OF RETURN:            7.7% (11 MOS.)
1996 COMPOUND RATE OF RETURN:            17.8% (6 MOS.)
ANNUAL COMPOUND RATE OF RETURN:              18.6%

     The Worldwide Bond Program ("WWB") invests through financial futures in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and the Australian 10-year bond. WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment; rather, the Program attempts to capitalize on dominant trends, whether rising or falling, in bond markets around the world. Although WWB concentrates in one sector, diversification is achieved by trading futures contracts on the interest rate instruments of numerous countries.

     WWB utilizes intermediate and long-term quantitative trend identification models, some of which attempt to employ neutral stances during periods of nontrending markets. In an effort to control risks, WWB's investment methodology uses lower levels of leverage compared to JWH Programs that participate in multiple market sectors. This Program began trading client capital in July 1996.

                                  ___________

                        SEE "JWH PERFORMANCE" BEGINNING
                                  AT PAGE 63.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

JWH PROGRAM SELECTION

     JWH may change the Fund's Program combination at any time.

     The JWH Trading Programs are highly systematic and technical in nature.
The allocations among such Programs made by the JWH Strategic Allocation
Program are in marked contrast, based entirely on JWH's discretion and market experience. In implementing the JWH Strategic Allocation Program, JWH is able to draw upon its considerable experience trading the different Programs under a wide variety of different market conditions, as well as on its extensive and proprietary knowledge of the functionality and limitations of these Programs. However, JWH's selection of Programs for the Fund and allocation of the Fund's trading level among the Programs so selected is not made on the basis of any statistical model or quantitative analysis, but solely in JWH's best judgment.

     JWH will review the Fund's Program combinations in light of a number of factors, including (without limitation) the recent trading performance of the Fund as a whole and of the Programs themselves, perceived market sector opportunities and overall market conditions, range of markets traded, volatility, inter-Program correlation and inter-Program market overlap. Other factors which will be weighed in reviewing the Fund's portfolio are not specific to any one Program, but instead will relate to the market position of the Fund as a whole -- for example, monitoring appropriate levels of leverage, liquidity, market sector concentration, degree of exposure to any single market, overall open position exposure and ability to react to possible market volatility.

     There is no maximum allocation that may be made to any particular Trading Program, but JWH does not expect any allocation to exceed 25% of the Fund's total trading level (which may range from 50% to 150% of the Fund's Net Assets).

     See "-- Leverage Considerations," below.

     The maximum peak-to-valley decline JWH has experienced in any single Program was over sixty percent (60)%. Certain Programs have lost over ten percent (10%) in a single day.

MARKETS TRADED

     The JWH Programs trade in the futures, forward and spot markets, emphasizing currencies and financial instruments, and the Fund trades in major sectors of the global economy, including but not limited to:

CURRENCIES
--------------------------------------------------------------------------------

Australian Dollar               *Italian Lira
*Belgian Franc                  Japanese Yen
British Pound                   *Malaysian Ringgit
*Canadian Dollar                *New Zealand Dollar
*Danish Krone                   Norwegian Krone
Deutsche Mark                   *Singapore Dollar
*French Franc                   *South African Rand
Hong Kong Dollar                *Spanish Peseta
                                *Swedish Krone
                                Swiss Franc

FINANCIAL INSTRUMENTS

Australian (90-day)             German Bonds
   Bank Bills                   Italian Bonds
Australian (3-year and          Japanese Bonds
   10-year) Treasury Bonds      *Spanish Bonds
*Canadian Bonds                 Spanish MIBOR
Eurodollar                      U.K. Long "Gilts"
Eurolira                        U.K. Short Sterling
Euromark                        U.S. 10-year Treasury
Euroswiss                             Notes
Euroyen                         U.S. Treasury Bonds
French Notionnel Bonds
French PIBOR

STOCK INDICES
--------------------------------------------------------------------------------
*Australian All Ordinaries      FTSE 100 (UK)
   Index                        *New York
*CAC 40 Stock Index             Composite
   (France)                     Nikkei 225 Index
*DAX (German)                   (Japan)
                                *S&P 500 Stock
                                 Index

METALS
--------------------------------------------------------------------------------
*Aluminum                       *Palladium
Copper                          *Platinum
Gold                            Silver
*Lead                           *Tin
*Nickel                         *Zinc

AGRICULTURAL PRODUCTS
--------------------------------------------------------------------------------
*Cattle                         *Orange Juice
Cocoa                           Soybeans
Coffee                          Soymeal
Corn                            Soy Oil
Cotton                          Sugar
*Hogs                           *Wheat
*Lumber

ENERGY
--------------------------------------------------------------------------------
Crude Oil                       No. 2 Heating Oil
Natural Gas                     Unleaded Gasoline

____________
* These markets are integrated into the JWH Trading Programs as contract liquidity, legal constraints, market conditions and data reliability standards meet JWH's specifications.

                    There is no way to predict what markets
                             the Fund will trade.

LEVERAGE CONSIDERATIONS

     Due to the leverage available in the futures and forward markets, JWH can adjust the Fund's market commitment to levels JWH believes are consistent with its intended risk/reward profile. The larger the market commitment (generally equivalent to the face amount of the positions held) in relation to a fixed amount of assets managed in one account, the higher the leverage at which it is said to be trading. Larger market commitments, unless they are only one part of a hedged or spread position, generally result in correspondingly greater profit potential as well as risk of loss. For example, involatile markets, JWH might decide -- in order to reduce market exposure and, accordingly, the risk of loss, but with a possible decrease in profit potential -- that the positions ordinarily appropriate for a $50 million account are all a $75 million account should hold. On the other hand, market factors might cause JWH to decide -- in order to increase market exposure and, accordingly, the profit potential, but with a possible increase in the risk of loss -- that the positions ordinarily indicated for a $100 million account are appropriate for an account of only $50 million.

     At certain times -- often after substantial gains in several of the Programs -- JWH may conclude that the Fund's portfolio offers more risk than reward. If so, JWH may reduce the Fund's market commitment, both taking profits and controlling risk. Conversely, JWH may commit more than the total assets of the Fund to the markets if the profit potential seems to justify the added risk.


JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in Florida in 1997. JWH's offices are at One Glendinning Place, Westport, Connecticut 06880, (203) 221-0431 and 301 Yamato Road, Suite 2200, Boca Raton, Florida 3343-4931, (561) 241-0018. JWH's registration as a Commodity Trading Advisor ("CTA"; a person which directs the trading of futures accounts for clients, including commodity pools) became effective in November 1980, and its registration as a Commodity Pool Operator ("CPO"; a person which organizes or manages investment funds which trade futures) in July 1989. JWH is a member of the National Futures Association ("NFA") in these capacities.

     For a description of the principals of JWH, see "JWH Principals" at page
59.

TRADING STRATEGY

     GENERAL

     JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. As of the date of this Prospectus, JWH operates eleven trading programs.

     A DISCIPLINED INVESTMENT PROCESS

     Regardless of recent performance in any one market, or widely held opinions on futures market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

     The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathe matical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. The first step in the JWH investment process is the identification of a price trend. JWH focuses on attempting to implement a trading methodology which identifies a majority of the significant, as opposed to the more numerous small, price trends in a given market.

     JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only 30% to 40% of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positionsthat typically exist for several months have produced favorable results overall.

     The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow oppor tunities in as many major market trends as possible.

     Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur during holiday seasons. Subjective aspects of JWH's quantitative models also include the determination of program leverage, com mencement of trading in an account, markets traded, contracts traded, contract month selection, margin utilization and effective trade execution.

     PROGRAM MODIFICATIONS

     In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various con tracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit consider ations and other factors warrant. MLIP will generally not be informed of any such changes.

     LEVERAGE

     Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. JWH reserves the right, at its sole discretion, to adjust its leverage policy without notification to MLIP. Leverage adjustments may be made at certain times for some accounts but not for others. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjust ments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund.

     ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

     JWH has developed the following procedures which it applies in adjusting to additions and redemptions of Units. Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensuratewith the Fund's equity on the date of these transac tions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at an NAV that will be the same for each of these transactions, and to eliminate possible variations in NAVs that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

     PHYSICAL AND CASH COMMODITIES

     JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts.

THE LIMITED LIABILITY COMPANY AGREEMENT

     The advisory arrangement between the Fund and JWH is a limited liability company (effectively, a general partnership but with limited liability for both the Fund and JWH) structure. The Organization Agreement for the limited liability company terminates September 30, 1998, subject to one one-year renewal, on the same terms, at the option of the Fund.

     The Fund has agreed to indemnify JWH and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute negligence, misconduct or breach of the Organization Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     JWH and related persons will not be liable to the limited liability company, the Fund or any of the Partners in connection with JWH's management of the Fund's assets except (i) by reason of acts or omissions in breach of the Organization Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr. John W. Henry will not be liable except for his fraud or wilful misconduct.

     JWH has invested $100,000 in the limited liability company.

MERRILL LYNCH INVESTMENT
PARTNERS INC.

BACKGROUND AND PRINCIPALS

     Merrill Lynch Investment Partners Inc., a subsidiary of ML&Co., has as its primary objective providing quality alternative investments for its clients. MLIP is one of the largest sponsors of managed futures funds in terms both of assets invested in funds for which it serves as trading manager or sponsor, and of financial and personnel resources. Offering hedge fund, managed futures and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986 -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a variety of instruments and trading strategies. While MLIP concentrated its efforts primarily on managed futures investments during its early years of operation, since 1996 MLIP has offered a number of multi-advisor and single-advisor hedge funds. MLIP has dedicated significant resources to the growth ofits hedge fund business, and has the investment management, operational, administrative, research and risk management experience to manage substantial assets in both hedge funds and managed futures investments in the global financial markets. As of February 1, 1998, MLIP was acting as trading manager or sponsor to futures and hedge funds in which approximately $3.1 billion of client capital was invested.

     The following are the principal officers and the directors of MLIP.

JOHN R. FRAWLEY, JR.    Chairman, Chief Executive Officer,
                        President and  Director

JEFFREY F. CHANDOR      Senior Vice President, Director of
                        Sales, Marketing and Research and
                        Director

JOSEPH H. MOGLIA        Director

ALLEN N. JONES          Director

STEPHEN G. BODURTHA     Director

MICHAEL A. KARMELIN     Chief Financial Officer, Vice
                        President and Treasurer

STEVEN B. OLGIN         Vice President, Secretary and
                        Director of Administration

     John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chairman, Chief Executive Officer, President and a Director of MLIP and Co-Chairman of Merrill Lynch Futures. He joined Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its formation in 1990 through its dissolution in 1994. Mr. Frawley is currently serving his fourth consecutive one-year term as Chairman of the U.S. Managed Funds Association (formerly, the Managed Futures Association), a U.S. national trade association that represents
the managed futures, hedge funds and fund of funds industry.   Mr. Frawley is
also a Director of that organization. Mr. Frawley currently serves on a panel created by the Chicago Mercantile Exchange and The Board of Trade of the City of Chicago to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger.

     Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

     Joseph H. Moglia was born in 1949. Mr. Moglia is a Director of MLIP. In 1971, he graduated from Fordham University with a Bachelor of Arts degree in Economics. He later received his Master of Science degree from the University of Delaware. He taught at the high school and college level for sixteen years. Mr. Moglia joined MLPF&S in 1984, and has served in a number of senior roles, including Director of New York Fixed Income Institutional Sales, Director of Global Fixed Institutional Sales, and Director of the Municipal Division. He is currently Senior Vice President and Director of the Investment Strategy and Product Group in Merrill Lynch Private Client, and Director of Middle Markets.

     Allen N. Jones was born in 1942. Mr. Jones is a Director of MLIP and, from July 1995 until January 1998, Mr. Jones was also Chairman of the Board of Directors of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. From February 1994 to April 1997, Mr. Jones was the Director of Individual Financial Services of the Merrill Lynch Private Client Group. In April 1997, Mr. Jones became the Director of Private Client marketing.

     Stephen G. Bodurtha was born in 1958. Mr. Bodurtha is a Director of MLIP. In 1980, Mr. Bodurtha graduated from Wesleyan University,Middletown, Connecticut with a Bachelor of Arts degree in Government, magna cum laude. From 1980 to 1983, Mr. Bodurtha worked in the Investment Banking Division of Merrill Lynch. In 1985, he was awarded his Master of Business Administration degree from Harvard University, where he also served as Associates Fellow (1985-1986). From 1986 to 1989, Mr. Bodurtha held the positions of Associate and Vice President with Kidder, Peabody & Co., Incorporated where he worked in their Financial Futures & Options Group. Mr. Bodurtha joined MLPF&S in 1989 and has held the position of First Vice President since 1995. He has been the Director in charge of the Structured Investments Group of MLPF&S since 1995.

     Michael A. Karmelin was born in 1947. Mr. Karmelin is Chief Financial Officer, Vice President and Treasurer of MLIP. Prior to joining MLIP in April 1997, Mr. Karmelin was Chief Financial Officer of Merrill Lynch, Hubbard Inc. ("ML Hubbard"), a sponsor of real estate limited partnerships. Mr. Karmelin joined ML Hubbard in January 1994 and was a Vice President of ML Hubbard. From May 1994 to April 1997, he was the Chief Financial Officer of ML Hubbard, responsible for its accounting, treasury and tax functions. Prior to joining ML Hubbard, Mr. Karmelin held several senior financial positions with ML&Co. and MLPF&S from December 1985 to December 1993, including Vice President/Senior Financial Officer Corporate Real Estate and Purchasing, Manager Commitment Control/Capital Budgeting, and Senior Project Manager/Project Analysis. Prior to joining ML&Co., Mr. Karmelin was employed at Avco Corporation for 17 years, where he held a variety of financial positions. Mr. Karmelin holds a B.B.A. degree in Accounting from Baruch College, C.U.N.Y. and a Master of Business Administration degree in Corporate Strategy and Finance from New York University. Mr. Karmelin passed the Certified Public Accounting examination in 1974 and is a member of the Treasury Management Association, the Institute of Management Accountants and The Strategic Leadership Forum.

     Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In 1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the NFA. Mr. Olgin is also a member of the Committee on Futures Regulation of the Association of the Bar of the City of New York.

     The performance of the other funds for which MLIP has acted as trading manager or sponsor is set forth beginning at page 74 of this Prospectus. Most of these funds, however, are materially different investments from the Fund, either using advisors other than JWH or multiple independent advisors in addition to JWH.


Year 2000 Compliance

     Merrill Lynch's modifications for Year 2000 systems compliance are proceeding according to plan and are expected to be completed in early 1999. Based on information currently available, the remaining expenditures are estimated at $200 million and will cover hardware and software upgrades, systems consulting and computer maintenance. These expenditures are not expected to have a material adverse impact on Merrill Lynch's financial position, results of operations or cash flows in future periods. However, the failure of Merrill Lynch's securities exchanges, clearing organizations, vendors, clients or regulators to resolve their own processing issues in a timely manner could result in material financial risk. Merrill Lynch is devoting necessary resources to address all Year 2000 issues in a timely manner.

MERRILL LYNCH FUTURES INC.

     MLF, the exclusive clearing futures broker for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

     The Customer Agreement between MLF and the Fund provides that MLF will not be liable except for actions constituting negligence or misconduct, or for actions taken by it in compliance with instructions given by JWH.

CERTAIN LITIGATION

JWH LITIGATION

     There neither now exists nor has there previously ever been any administrative, civil or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County, and in the New York Supreme Court, New York County. In November 1996, JWH was named as a co-defendant in a class actioncomplaint filed in the Superior Court of the State of Delaware for Newcastle County that contained the same allegations as the New York and California complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Deal Witter, Discover & Co. commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

     The names and filing dates of the various actions described above are as follows:

Kozlowski et al. v. John W. Henry & Co. et al., BC156941 (Superior Court of the State of California, Los Angeles County, September 6, 1996).

Gurevitz et al. v. John W. Henry & Co. et al., BC156922 (Superior Court of the State of California, Los Angeles County, September 10, 1996).

Malichio et al. v. John W. Henry & Co. et al., #116698-96

(Superior Court of the State of New York, New York County, September 18, 1996).

Hamel et al. v. John W. Henry & Co. et al. #604775/96 (Supreme Court of the State of New York, New York County, September 20, 1996).

Shifflet et al. v. John W. Henry & Co. et al., BC157596 (Superior Court of the State of California, Los Angeles County, September 20, 1996).

Liptak et al. v. Dean Witter Reynolds Inc. et al., #966C-11-115VAB (Superior Court of the State of Delaware, New Castle County, November 14, 1996).

Redd et al. v. John W. Henry & Co. et al., BC167463; Gibson et al. v. John W. Henry & Co. et al., BC167469; and Kendall et al. v. John W. Henry & Co. et al., BC167470 (Superior Court of the State of California, Los Angeles County, March 13, 1997; Krieger et al. v. John W. Henry & Co. et al. BC167636 (Superior Court of the State of California, Los Angeles County, March 17, 1997).

     The California complaints were consolidated under the caption "In re Dean Witter Managed Futures Litigation" in May 1997.

     The New York complaints were consolidated under the caption "In re Dean Witter Managed Futures Partnerships Litigation" in July 1997.

     The foregoing claims do not vary significantly in the remedies they seek. These remedies are generally the following:

(i) to recover damages sustained by all persons in the class in an amount to be proven at trial;

(ii)    to receive reasonable attorneys' fees, costs and expenses incurred;

(iii)   to be awarded pre- and post-judgment interest;

(iv)    to be awarded punitive damages (in certain cases); and

(v) to receive such other and further relief as the court may deem necessary or appropriate.

     None of the foregoing actions involve the Fund. Furthermore, the Fund's operations, earnings and assets are largely unaffected by JWH's financial condition. It would only be in the highly unlikely event that such financial condition was impaired to the point that JWH could no longer effectively manage the Fund's assets that the Fund would itself be affected by any of the proceedings described above . Consequently, MLIP does not believe that any of the foregoing actions will have an adverse effect on the Fund's operations, earnings or assets.

The outcome of all litigation is uncertain, but JWH believes -- based in part on discussions with its counsel -- that the foregoing suits will not have a material adverse effect on JWH's operations, earnings or assets.

MERRILL LYNCH LITIGATION

     ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stockholder of MLIP and MLF and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund) -- as well as certain of its subsidiaries and affiliates have been named as defendants in civil actions, arbitration proceedings and claims arising out of their respective business activities. Although the ultimate outcome of these actions cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of management that the result of these matters will not be materially adverse to the business operations or financial condition of MLIP or the Fund.

     MLIP itself has never been the subject of any material litigation.

     Applicable CFTC rules require that the following proceeding be disclosed, although MLIP does not consider it to be material.

     On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., et al.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the Commission that MLF had violated Section 4c(a)(A) of the

Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous orders without the intent to engage in a bona fide trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating
Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.

NET ASSET VALUE

     The Net Asset Value of the Fund equals its assets less its liabilities, generally as determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, Profit Shares -- may in fact never be paid), in each case as determined by MLIP generally in accordance with Generally Accepted Accounting Principles.

INTEREST INCOME ARRANGEMENTS

CUSTODY OF ASSETS

     All of the Fund's assets are currently held either in custodial or customer accounts at Merrill Lynch. (ML&Co. and entities affiliated with it are herein sometimes collectively referred to as "Merrill Lynch.") Fund assets managed by MLAM are generally held in custodial accounts at a major bank, separate from all other Merrill Lynch or banking client assets. Assets held in customer accounts are held at Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLF. These customer accounts are maintained in the Fund's name, but the assets deposited by the Fund in such accounts are commingled with those of other Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Futures Inc. customers.

AVAILABLE ASSETS

     The Fund earns income, as described below, on its "Available Assets," which can be generally described as the cash actually held by the Fund or invested in Treasury bills or Government Securities. Available Assets are held primarily in U.S. dollars or in U.S. dollar denominated Government Securities, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's assets managed by MLAM and the Fund's cash balances held in the offset accounts (as described below) -- which include "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund'saccount on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

     The Fund's Available Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

THE FUND'S U.S. DOLLAR AVAILABLE
ASSETS MANAGED BY MLAM

     Approximately 80% of the Fund's U.S. dollar Available Assets are managed directly by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLIP's objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's U.S. dollar Available Assets managed by MLAM to slightly above the 91-day Treasury bill rate. However, cash management returns cannot be assured, and there may be losses of principal.

      The Government Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account at Merrill Lynch and are specifically traceable to the Fund. All income earned on such Government Securities inures to the benefit of the Fund. MLF pays all fees due to MLAM at no additional cost to the Fund.

MLAM does business as Merrill Lynch Asset Management. MLAM is a limited partnership. ML&Co. is its limited partner, and Princeton Services, Inc., a wholly-owned indirect subsidiary of ML&Co., is the general partner. As of December 31, 1997, MLAM and its affiliates, collectively, had a total of approximately $234.1 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of MLAM.

INTEREST EARNED ON THE FUND'S U.S. DOLLAR
AVAILABLE ASSETS NOT MANAGED BY MLAM

     The following description relates to the approximately 20% of the Fund's U.S. dollar Available Assets not managed by MLAM.

Offset Accounts and Short-Term Treasury Bills

     The Fund's U.S. dollar Available Assets not managed by MLAM are held in cash in offset accounts and in short-term Treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.

     MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the average daily U.S. dollar Available Assets held in the offset accounts during such month. The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

Possible Discontinuation of the Offset Accounts

     The use of the offset account arrangements for the Fund's U.S. dollar Available Assets not managed by MLAM may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credits available to Merrill Lynch, which, in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co. credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets not managed by MLAM to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund not managed by MLAM would be kept in cash tomeet variation margin payments and pay expenses, but would not earn interest for the Fund.

 Offset Account Benefit to Merrill Lynch

     The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the Fund and the fee (of approximately 0.25% per annum) paid to the offset banks -- from the offset accounts have not exceeded of 0.75% per annum of the Fund's average daily U.S. dollar Available Assets held in the offset accounts. These benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.

INTEREST PAID BY MERRILL LYNCH ON THE
FUND'S NON-U.S. DOLLAR AVAILABLE ASSETS

     Under the single currency margining system implemented for the Fund, the Fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and options. MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S. dollar Available Assets.
The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at prevailing local short-term rate on realized and unrealized gains on non-U.S. dollar denominated positions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

The Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange-rate risk.

ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND

FEES AND EXPENSES TO DATE

                                          1/1/97 - 12/31/97               7/15/96 - 12/31/96
                                       -----------------------      --------------------------


            Cost                                 DOLLAR                       Dollar
            ----                                 AMOUNT                       Amount
                                                 ------                       ------
Brokerage Commissions                          $17,377,236                  $4,873,368
Profit Shares                                    2,640,194                   4,683,010
Administrative Fees                                560,556                     157,205
Organizational and Initial Offering
  Costs                                        $   298,039                     149,621
Ongoing Offering Costs                                  --                          --
                                               -----------                  ----------
       Total                                   $20,876,025                  $9,863,204
                                               ===========                  ==========


FEES AND EXPENSES PAID BY THE FUND

     (The dollar amounts indicated in parentheses represent the amount of the relevant flat-rate charge assuming an average Fund capitalization of $220 million.)

PAID TO                        TYPE                                 AMOUNT
--------------------  ----------------------  --------------------------------------------------

MLIP                  Reimbursement of        $660,895 in organizational and initial offering
                      start-up costs          costs is being reimbursed to MLIP by the Fund. The
                                              final three installments of
                                              $16,421 are payable as of the end
                                              of April, May and June 1998.


MLF                   Brokerage Commissions   Flat-rate monthly Brokerage Commissions of
                                              0.646 of 1% of the Fund's month-end assets (a
                                              7.75% annual rate); ($17,050,000).

MLF                   Use of Fund assets      The benefit from the use of the Fund's U.S.
                                              dollar Available Assets, net of interest credits.
                                              To date, this benefit has not exceeded  3/4 of
                                              1% of such average daily Available Assets
                                              ($1,650,000).


FEES AND EXPENSES PAID BY THE FUND


PAID TO                        TYPE                                 AMOUNT
-------                        ----                                 ------

MLIP                  Administrative Fees     Annual Administrative Fees of 0.25% of the
                                              Fund's average month-end assets ($550,000).

MLIB;                 Bid-ask spreads         Bid-ask spreads on forward and related trades.
Other
Counterparties

MLIP                  F/X Desk service fees   A service fee on F/X Desk trades with
                                              counterparties other than MLIB.

Government            Bid-ask spreads         Bid-ask spreads on Government Securities
Securities Dealers                            trades.

                                              All spreads and service fees are estimated not
                                              to exceed 0.25% of average month-end assets
                                              annually ($550,000).

Third Parties         Ongoing offering costs  The costs (other than selling commissions and ongoing compensation) of the ongoing
                                              offering of the Units, subject to a ceiling of
                                              0.25% of the Fund's average month-end Net
                                              Assets in any fiscal year.  An estimated
                                              $600,000 of such costs will be amortized in
                                              twelve equal monthly installments beginning
                                              July 31, 1998.

JWH                   Profit Share            15% of any New Trading Profits as of the end
                                              of each calendar quarter.

                             --------------------

BROKERAGE COMMISSIONS

     Month-end assets are not reduced for purposes of calculating Brokerage Commissions by any accrued but unpaid Profit Shares, Administrative Fees or the accrued Brokerage Commissions being calculated.

     During 1996 and 1997, the Fund's Brokerage Commissions were the equivalent of about $208 and $212, respectively, per round-turn trade (each purchase and sale or sale and purchase of a single futures contract). However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, covers all of the Fund's costs and expenses. The Fund could negotiate lower rates from firms other than MLF.

     THE FUND'S BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES CONSTITUTE A "WRAP FEE," WHICH COVERS ALL OF MERRILL LYNCH'S COSTS AND EXPENSES, NOT JUST THE COST OF BROKERAGE EXECUTIONS.

     THE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES MAY NOT BE INCREASED ABOVETHE CURRENT 8% LEVEL WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

CURRENCY TRADING COSTS

     The Fund trades currency forward contracts and converts foreign currency gains and losses through the F/X Desk. The F/X Desk gives the Fund access to counterparties in addition to (but also including) MLIB. Merrill Lynch charges a service fee of approximately

$5.00 to $12.50 on each purchase or sale of a futures contract-equivalent amount of a currency. This fee fluctuates with exchange rates. No service fees are charged on trades awarded to MLIB because MLIB receives bid-ask spreads on such trades.

     In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Fund acquires cash currency positions through the F/X Desk. The Fund pays a spread when it exchanges these positions for futures.

ONGOING OFFERING COSTS

     Ongoing offering costs will be incurred in connection with the new offering of Units pursuant to this Prospectus. These costs are estimated at $600,000 and will be charged in equal monthly installments beginning July 31, 1998; provided, that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, and (ii) MLIP will absorb all such costs to the extent they exceed 0.25 of 1% of the Fund's average month-end Net Assets during any fiscal year.

EXTRAORDINARY EXPENSES

     The Fund will be required to pay any extraordinary expenses (such as taxes) incidental to its operation. The Fund has not incurred any such expenses to date. In MLIP's experience, such charges have been negligible. Extraordinary expenses, if any, will not reduce Trading Profits for purposes of calculating the Profit Shares.

PROFIT SHARES ALLOCATED TO JWH

Method of Calculating

     The Fund allocates to JWH 15% of any New Trading Profit as of the end of each calendar quarter. New Trading Profit is any cumulative Trading Profit in excess of the highest level of cumulative Trading Profit as of any previous calendar quarter-end (the "High Water Mark").

     Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by annual Brokerage Commissions of 5%, not 7.75%, of average month-end assets and by no other costs.

     Accrued Profit Shares on redeemed Units are allocated to JWH. Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

     Trading Profit is not reduced by redemption charges.

     For example, assume that as of January 1, 1998, the Fund is at a High Water Mark and its Net Asset Value is $100,000,000. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $75,000 Profit Share. Assume also that by the end of the next month, losses and 5.00% Brokerage Commissions havereduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to an additional Profit Share of $16,500.

Paid Equally by All Units

     New Trading Profit may be generated even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Profit Share which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

                                 ______________

FEES AND EXPENSES PAID BY MERRILL LYNCH

SELLING COMMISSIONS; ONGOING
 COMPENSATION

     MLIP pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 38.

JWH'S MANAGEMENT FEES

     MLF pays monthly Management Fees to JWH at a rate of 0.333% (a 4% annual rate; $8,800,000 assuming a Fund average capitalization of $220,000,000) of the month-end assets of the Fund (after reduction of such assets by a portion of the Brokerage Commissions charged, but before reduction for any Profit Share or
other costs).   The Management Fees are not affected by JWH's adjustments to the
Fund's trading leverage.

     During 1996 and 1997, MLF paid Management Fees of $2,507,682 and $8,940,868, respectively, to JWH.

MLAM FEES

     MLF pays MLAM annual cash management fees of approximately 0.20 of 1% on the first $25 million of certain assets ("Capital"), including assets of the Fund, managed by MLAM, 0.15 of 1% on the next $25 million of Capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on Capital in excess of $100 million.

     During 1996 and 1997, MLIP paid fees of $136,000 and $173,853, respectively, to MLAM.
                                _______________

REDEMPTION CHARGES

     Units redeemed on or prior to the end of the twelfth full month after sale pay a 3% redemption charge to MLIP.

     During 1996 and 1997, MLIP received a total of $97,257 and $145,383, respectively, in redemption charges.

CONFLICTS OF INTEREST

GENERAL

     Neither Merrill Lynch nor JWH has established any formal procedures to resolve the following conflicts of interest.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by MLIP and/or JWH in a manner adverse to the Fund. Investors will have no means of being aware of whether the Fund has been harmed by the conflicts of interest involved in its operations.

MLIP

     MLIP has organized and controls the Fund. MLIP and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund.

     MLIP allocates its resources among a number of different funds. MLIP has financial incentives to favor certain funds over the Fund.

     The business terms of the Fund (other than the fees and Profit Shares due to JWH which werenegotiated between MLIP and JWH) were not negotiated. MLIP unilaterally established these terms, balancing marketing considerations and its interest in maximizing the revenues generated to MLIP.

     MLIP's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase MLIP's income from the Fund or decrease its costs in sponsoring the Fund. Also, because MLIP does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services. MLIP may lower the quality of such services in order to maximize the net revenues which it receives from the Fund.

MLF; MLIB; MLAM

General

     MLF executes trades for different clients in the same markets at the same time.

     Many MLF clients pay lower brokerage rates than the Fund.

     MLF, MLAM and MLIB do not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of their services.

JWH

General

     JWH manages many accounts other than the Fund.

     JWH and its principals devote a substantial portion of their business time to ventures other than managing the Fund, including ventures unrelated to futures trading.

     JWH may not be willing to make certain highly successful Programs available to the Fund.

     To the extent that JWH devotes resources that could be used to improve its management of the Fund's to other business activities or does not make certain Programs available to the Fund for reasons other than what JWH considers to be the Fund's best interests, the Fund may be adversely affected.

Financial Incentives to Disfavor the Fund

     Because Profit Shares are based on the Fund's overall performance, not the performance of any individual Program, JWH could reduce the Profit Shares it would receive from some Programs by using them for the Fund.

     If the Fund has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

     In selecting the Programs for the Fund, JWH has an opportunity to promote new Programs.

     Any action which JWH takes to maximize its revenues by disfavoring the Fund could adversely affect the Fund's performance, perhaps to a material extent.

FINANCIAL CONSULTANTS

     Financial Consultants are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Consultants are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Consultants receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

     If a Financial Consultant does not give a client the advice which the Financial Consultant believes to be in the best interests of the client due to the Financial Consultant's desire to increase his or her income, the client could incur substantial losses.

PROPRIETARY TRADING

     MLIP, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment Programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than client accounts. Records for these accounts will not be made available to Limited Partners.

     Records of proprietary trading will not be available for inspection by Limited Partners.

     MLIP, JWH and related parties may have incentives to devote more attention to their proprietary trading than to the management of the Fund.

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The Fund's Limited Partnership Agreement effectively gives MLIP, as general partner, full control over the management of the Fund. Limited Partners have no voice in its operations. In addition, MLIP in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLIP), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLIP determined that such conduct was in the best interests of the Fund.

     The Limited Partnership Agreement contains restrictions on MLIP's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLIP is subject in operating the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts and the tax allocations generally attempt to equalize tax and capital accounts (by, for example, making a priority allocation of taxable income to Limited Partners who redeem at a profit).

     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the Limited Partners without need of obtaining their consent.

TAX CONSEQUENCES

     In the opinion of Sidley & Austin, the following summary is materially correct.

PARTNERSHIP TAX STATUS OF THE FUND

     Both the Fund and the Fund/JWH limited liability company are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Fund/JWH limited liability company, neither should be taxed as a "publicly traded partnership."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

     Each Partner must pay tax on his share of the Fund's income and gains.
Such share must be included each year in a Partner's taxable income whether or not such Partner has purchased or redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each Partner with an annual schedule of his share of such items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

     A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. MLIP believes that the amount, if any, of the Fund's expenses which might be subject to this limitation is de minimis. However, the IRS could take a different position. The Fund's Profit Share is structured as a priority allocation of the Fund's trading profits (if any) to JWH. The IRS could contend that the Profit Share should be characterized as an investment advisory expense, in which case individual taxpayers would likely pay tax on $100 of net profits for every $85 increase in Net Asset Value of their Units. The Profit Share would be subject to limited deductibility.

     Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

YEAR-END MARK-TO-MARKET

     Substantially all of the Fund's open positions at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. In general, such gain or loss will be 40% short-term capital gain or loss and 60% long-term capital gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME

     The Fund's trading generates almost exclusively capital gains or losses. Individuals pay tax on long-term capital gains (other than gains on assets held for more than one year but less than 18 months) at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a Limited Partner be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts (e.g.futures and futures options traded on U.S. exchanges and certain foreign currency contracts). A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on Section 1256 Contracts.

SYNDICATION EXPENSES

     The $660,895 in organizational and initial offering costs and any ongoing offering expenses paid by the Fund, and being reimbursed to MLIP through June 30, 1998 for purposes of determining Net Asset Value, are non-deductible syndication expenses, as will be the estimated $600,000 in costs associated with the offering of the Units pursuant to this Prospectus. The IRS could also contend that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP also constitute non-deductible syndication expenses.

THE 3% EMPLOYEE DISCOUNT

     MLIP contributes 3% of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees. The officers and employees report the MLIP contribution as ordinary income in the year of purchase, and acquire a tax basis of 100% of the purchase date Net Asset Value of their Units.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such plans and entities do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS PARTNERS

     The IRS is required to audit Fund-related items at the Fund rather than the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties, and could themselves be audited.

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes.

                              ____________________

                           PROSPECTIVE INVESTORS ARE
                           URGED TO CONSULT THEIR TAX
                            ADVISERS BEFORE DECIDING
                               WHETHER TO INVEST.

SELLING COMMISSIONS

     No selling commissions are paid from the proceeds of subscriptions. MLIP provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which are paid by MLIP in cash to the Selling Agent.

     The Selling Agent receives initial production credits of 4% of the purchase price of all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

     MLIP also provides ongoing production credits on Units which remain outstanding more than twelve months. Ongoing production credits are only paid on Units sold by Financial Consultants registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination. Ongoing production credits equal 3% per annum of the average month-end Net Asset Value per Unit, beginning in the second year after sale.

     In the Selling Agreement, JWH and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

LAWYERS; ACCOUNTANTS

     Sidley & Austin has advised MLIP, MLF and MLPF&S on the offering of the Units. Sidley & Austin drafted "Tax Consequences."

     The balance sheet of MLIP as of December 26, 1997 and the consolidated financial statements of the Fund as of December 31, 1996 and 1997 included herein have been audited by Deloitte & Touche LLP.

FINANCIAL STATEMENTS

        Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.
                                _______________


                          INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF
  ML JWH STRATEGIC ALLOCATION FUND L.P.:

We have audited the accompanying consolidated statements of financial condition of ML JWH Strategic Allocation Fund L.P. (a Delaware limited partnership; the "Partnership") and its Joint Venture as of December 31, 1997 and 1996, and the related consolidated statements of income and changes in partners' capital for the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML JWH Strategic Allocation Fund L.P. (a Delaware limited partnership) and its Joint Venture as of December 31, 1997 and 1996 and the results of their operations for the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

February 6, 1998

New York, New York

                     ML JWH STRATEGIC ALLOCATION FUND L. P.
               (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
                -------------------------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    DECEMBER 31, 1997 AND DECEMBER 31, 1996


                                                                  1997           1996
                                                              -------------  -------------
                           ASSETS

Cash on deposit at brokers                                     $         --  $        726
Accrued interest (Note 3)                                         1,848,520       184,577
U. S. Government obligations                                    170,933,832   121,535,012
Equity in commodity futures trading accounts
  Cash and options premiums                                      41,484,775    54,132,103
  Net unrealized profit on open contracts                        14,898,289     4,696,372
                                                            ---------------  ------------

              TOTAL                                            $229,165,416  $180,548,790
                                                            ===============  ============


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Profit share payable (Note 2)                                $  2,640,194  $  4,683,010
  Redemptions payable                                             1,116,238     1,661,675
  Brokerage commissions payable (Note 3)                          1,473,380     1,160,945
  Administrative fees payable (Note 3)                               47,527        37,450
  Organization and initial offering costs payable (Note 1)          114,951       808,712
                                                            ---------------  ------------

          Total liabilities                                       5,392,290     8,351,792
                                                            ---------------  ------------

MINORITY INTEREST                                                   135,830       123,383
                                                            ---------------  ------------

PARTNERS' CAPITAL:
  General Partner (18, 177 and 16,643 units)                      2,455,940     2,038,044
  Investors (1,634,252 and 1,534,953 units)                     221,181,356   188,284,065
  Subscriptions receivable (0 and 148,169 units)                         --   (18,248,494)
                                                            ---------------  ------------

          Total partners' capital                               223,637,296   172,073,615
                                                            ---------------  ------------

              TOTAL                                            $229,165,416  $180,548,790
                                                            ===============  ============

NET ASSET VALUE PER UNIT (NOTE 4)
See notes to consolidated financial statements.

                     ML JWH STRATEGIC ALLOCATION FUND L. P.
               (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
                -------------------------------------------------

                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

REVENUES:
Trading profit:
    Realized                                       $18,820,033    $29,800,074
    Change in unrealized                            10,201,917      4,696,372
                                                   -----------    -----------

        Total trading results                       29,021,950     34,496,446

Interest income (Note 3)                            12,021,263      3,030,330
                                                   -----------    -----------

        Total revenues                              41,043,213     37,526,776
                                                   -----------    -----------

EXPENSES:
Brokerage commissions (Note 3)                      17,377,236      4,873,368
Administrative fees (Note 3)                           560,556        157,205
                                                   -----------    -----------

        Total expenses                              17,937,792      5,030,573
                                                   -----------    -----------

INCOME BEFORE SPECIAL PROFIT SHARE
 ALLOCATION AND MINORITY INTEREST                   23,105,421     32,496,203

Special Profit Share Allocation (Note 2)            (2,640,194)    (4,683,010)

Minority interest on income/(loss)                     (12,447)       (23,383)
                                                    ----------    -----------

NET INCOME                                         $20,452,780    $27,789,810
                                                   ===========    ===========

NET INCOME PER UNIT:
    Weighted average number of Units
        outstanding (Note 5)                         1,739,531      1,163,568
                                                   ===========    ===========

  Net income per weighted average General Partner
        and Investor Unit                               $11.76         $23.88
                                                   ===========    ===========


                See notes to consolidated financial statements.

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

            CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                             LIMITED        GENERAL     SUBSCRIPTIONS
                                UNITS        PARTNER        PARTNER       RECEIVABLE        TOTAL
                             -----------   -----------    -----------   --------------    ---------

Initial offering                 14,832    $100,516,800    $1,483,200    $          -    $102,000,000

Organization and initial
    offering costs                    -        (985,459)      (14,541)              -      (1,000,000)

Additions                     1,565,526      64,575,292       198,925               -      64,774,217

Redemptions                     (28,762)     (3,241,918)            -               -      (3,241,918)

Net Income                            -      27,419,350       370,460               -      27,789,810

Subscriptions Receivable       (148,169)              -             -     (18,248,494)    (18,248,494)
                              ---------    ------------    ----------    ------------    ------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1996            1,403,427    $188,284,065    $2,038,044    $(18,248,494)   $172,073,615


Organizational and initial
 offering cost recovery               -         366,712         3,765               -         370,477

Additions                       409,237      32,969,453       152,196      18,248,494      51,370,143

Redemptions                    (160,235)    (20,629,719)            -               -     (20,629,719)

Net Income                            -      20,190,845       261,935               -      20,452,780
                              ---------    ------------    ----------    ------------    ------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1997            1,652,429    $221,181,356    $2,455,940    $          -    $223,637,296
                             ==========    ============    ==========    ============    ============

                See notes to consolidated financial statements.

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

     ML JWH Strategic Allocation Fund L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 11, 1995 and commenced trading on July 15, 1996. When available for investment, the Partnership issues new units of limited partnership interest ("Units") at Net Asset Value as of the beginning of each calendar month. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through its joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"), the trading advisor for the Partnership, and investing in Government Securities, as defined. Merrill Lynch Investment Partners Inc. ("MLIP" or the "General Partner"), a wholly-owned subsidiary of Merrill Lynch Group Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. Merrill Lynch Futures Inc. ("MLF") is the Partnership's commodity broker and Merrill Lynch Asset Management Inc. ("MLAM"), also an affiliate of Merrill Lynch, provides cash management services to the Partnership. Substantially all of the Partnership's assets are held in accounts maintained at Merrill Lynch, Pierce, Fenner & Smith Incorporated, also a Merrill Lynch affiliate.

     The General Partner has agreed to maintain a general partner's interest of at least 1% of the total capital in the Partnership. The General Partner and each Limited Partner share in the profits and losses of the Partnership in proportion to their respective interests in it.

     The Joint Venture trades in the international futures and forward markets, applying multiple proprietary trading strategies under the direction of JWH. JWH selects, allocates and reallocates the Partnership's assets among different combinations of JWH's programs--an approach which JWH refers to as the "JWH Strategic Allocation Program."

     The consolidated financial statements include the accounts of the Joint Venture to which the Partnership has contributed substantially all of its capital, representing a current equity interest in the Joint Venture of approximately 99%. All related transactions between the Partnership and the Joint Venture are eliminated in consolidation.

ESTIMATES
---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. GOVERNMENT SECURITIES
--------------------------

     The Partnership invests a portion of its assets in obligations of the U.S. Treasury and certain U.S. government agencies ("Government Securities") under the direction of MLAM within the parameters established by MLIP for which MLAM accepts no responsibility. These investments are carried at fair value.

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


REVENUE RECOGNITION
-------------------

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract amount and the fair value. The change in net unrealized profit on open contracts from one period to the next is reflected in change in unrealized in the Consolidated Statements of Income.
Fair value is based on quoted market prices on the exchange or market on which the contract is traded.

ORGANIZATIONAL AND INITIAL OFFERING COSTS,
OPERATING EXPENSES AND SELLING COMMISSIONS
------------------------------------------

     The General Partner advanced all organizational and initial offering costs relating to the Partnership. The Partnership is reimbursing the General Partner for such costs in 24 monthly installments. For financial reporting purposes, the Partnership deducted the estimated organizational and initial offering reimbursement costs of $1,000,000 from the Partners' capital at inception. For all other purposes (including determining the Net Asset Value of the Units), the Partnership deducts the organizational and initial offering cost reimbursements only as actually paid. Adjustments in the final organizational and initial offering costs were added back to the Partners' capital.

     The General Partner pays for all routine operating costs (including legal, accounting, printing and similar administrative expenses) of the Partnership, including the Partnership's share of any such costs incurred by the Joint Venture (Note 2), other than the costs of the ongoing offering of the Units. The General Partner receives an administrative fee, as well as a portion of thebrokerage commissions paid to MLF by the Joint Venture, as reimbursement for the foregoing expenses.

     No selling commissions have been or are paid by the Limited Partners.

INCOME TAXES
------------

     No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's income and expenses as reported for income tax purposes.

REDEMPTIONS
-----------

     A Limited Partner may require the Partnership to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

DISSOLUTION OF THE PARTNERSHIP
------------------------------

     The Partnership will terminate on December 31, 2026 or at an earlier date if certain conditions occur, as well as under certain other circumstances as defined in the Limited Partnership Agreement.

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


2.   JOINT VENTURE AGREEMENT

     The Partnership and JWH entered into a Joint Venture Agreement whereby JWH contributed $100,000 to the Joint Venture and the Partnership contributed substantially all of its capital. The Joint Venture Agreement terminates September 30, 1997, subject to two one-year renewals at the option of MLIP. The first renewal option was exercised at September 30, 1997. The General Partner is the manager of the Joint Venture, while JWH has sole discretion in determining the commodity futures, options on futures and forward trades to be made on its behalf, subject to the trading limitations outlined in the Joint Venture Agreement.

     Pursuant to the Joint Venture Agreement, JWH and the Partnership share in the profits of the Joint Venture based on equity ownership before 15% of the Partnership's quarterly New Trading Profits, as defined, are allocated to JWH. Losses are allocated to JWH and the Partnership based on equity ownership.

     Pursuant to the Joint Venture Agreement, JWH's share of profits may earn interest at the prevailing rates for 91-day U.S. Treasury bills or such share of profits may participate in the profits and losses of the Joint Venture. For the year ended December 31, 1997, JWH received a profit share allocation of $2,601,187 and earned interest of $39,006 on such amount. For the period from July 15, 1996 to December 31, 1996, JWH received a special profit share allocation of $4,675,905, and earned interest of $7,105 on such amount.

3.   RELATED PARTY TRANSACTIONS

     Approximately 80% of the Joint Venture's U.S. dollar assets are managed by MLAM pursuant to the guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities market. MLF pays MLAM annual management fees of .20 of 1% on the first $25 million of certain assets ("Capital"), including assets of the Joint Venture managed by MLAM, .15 of 1% on the next $25 million of Capital, .125 of 1% on the next $50 million, and .10 of 1% on Capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

     A portion of the Joint Venture's U.S. dollar assets are held at MLF in cash. On the cash held at MLF, the Joint Venture receives interest from Merrill Lynch at the prevailing 91-day U.S. Treasury bill rate. Merrill Lynch may derive certain economic benefits, in excess of the interest which Merrill Lynch pays to the Joint Venture, from possession of such cash.

     Merrill Lynch credits the Joint Venture with interest on the Joint Venture's non-U.S. dollar-denominated assets based on local short-term rates. Merrill Lynch charges the Joint Venture Merrill Lynch's cost of financing realized and unrealized losses on the Joint Venture's non-U.S. dollar-denominated positions.

     The Joint Venture pays brokerage commissions to MLF at a flat rate of .646 of 1% (a 7.75% annual rate) of the Joint Venture's month-end assets, and pays MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Joint Venture's month-end assets. Month-end assets are not reduced, for purposes of calculating brokerage

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

and administrative fees, by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLIP estimates that the round-turn equivalent commission rate charged to the Joint Venture during the year ended December 31, 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996 was approxi mately $212 and $208 (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

     MLF pays JWH annual Consulting Fees of 4% of the Partnership's average month-end assets, after reduction for a portion of the brokerage commissions.

     The Joint Venture trades forward contracts through a foreign exchange service desk (the "F/X Desk") established by MLIP. The F/X Desk gives the Partnership access to counterparties in addition to (but also including) Merrill Lynch International Bank ("MLIB"). MLIP or another Merrill Lynch entity charges a service fee equal, at current exchange rates, to approximately $5.00 to $12.50 on each purchase or sale (not round-turn) of a futures-contract equivalent face amount of a given foreign currency. No service fees are charged on trades awarded to MLIB (which receives bid-ask spreads on such trades).

     In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Joint Venture acquires spot or forward (collectively, "cash") currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Joint Venture's other F/X Desk trading. When the Joint Venture exchanges these positions for futures, there is a differential between the prices of the twopositions. This differential reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity. JWH, to date, has made little use of EFPs.

     The Joint Venture's F/X Desk service fee and EFP differential costs have, to date, totalled no more than .25 of 1% of the Partnership's average month-end assets.

4.   NET ASSET VALUE PER UNIT

     For financial reporting purposes, the Partnership deducted the total organizational and initial offering cost reimbursement payable to MLIP at inception. For all other purposes (including computing net asset value for redemptions), the Partnership deducts the organizational and initial offering cost reimbursement only as actually paid. Consequently, as of December 31, 1997 and 1996, the Net Asset Value per Unit was $135.34 and $122.61 for financial reporting purposes and $135.40 and $123.16 for all other purposes, respectively.

5.   WEIGHTED AVERAGE UNITS

     The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average Units outstanding at December 31, 1997 and 1996 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the preceding period.

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


6.   FAIR VALUE AND
     OFF-BALANCE SHEET RISK

     The Joint Venture trades futures, options on futures and forward contracts in interest rates, stock indices, commodities, currencies, energy and metals. The Joint Venture's total trading results by reporting category for the years ended December 31, 1997 and 1996 were as follows:

                                  1997 TOTAL      1996 TOTAL
                                TRADING RESULTS  TRADING RESULTS
                                ---------------  ---------------

Interest rates and
stock indices                    $ 19,982,977   $18,719,739
Commodities                        (2,328,550)   (2,473,692)
Currencies                         19,023,250    10,116,005
Energy                            (14,267,006)    6,404,320
Metals                              6,611,279     1,730,074
                                 ------------   -----------

                                 $ 29,021,950   $34,496,446
                                 ============   ===========

MARKET RISK
-----------

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Joint Venture's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Joint Venture as well as the volatility and liquidity in the markets in which the financial instruments are traded.

     The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. The procedures focus primarily onmonitoring the trading of JWH and reviewing outstanding positions for over-concentrations. While the General Partner will not itself intervene in the markets to hedge or diversify the Joint Venture's market exposure, the General Partner may urge JWH to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH has begun to deviate from past practice and trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of monitoring JWH with the market risk controls being applied by JWH itself.

FAIR VALUE
----------

     The derivative instruments traded by the Joint Venture are marked to market daily with the resulting unrealized profit recorded in the Consolidated Statements of Financial Condition and the related profit reflected in trading revenues in the Consolidated Statements of Income.

     The contract/notional values of the open derivative instrument positions as of December 31, 1997 and 1996 were as follows:

                                       1997
                      --------------------------------------
                          COMMITMENT          COMMITMENT
                         TO PURCHASE           TO SELL
                      (FUTURES, OPTIONS   (FUTURES, OPTIONS
                        AND FORWARDS)       AND FORWARDS)
                      ------------------  ------------------

Interest rates and
stock indices           $   926,562,961        $351,175,040
Commodities                  21,239,916          27,160,968
Currencies                  199,371,182         390,721,620
Energy                               --          39,106,920
Metals                       18,503,375          43,958,106
                        ---------------        ------------

                        $1,165,677,434,        $852,122,654
                        ===============        ============

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                                1996
                                         ------------------
                                     COMMITMENT          COMMITMENT
                                    TO PURCHASE           TO SELL
                                 (FUTURES, OPTIONS   (FUTURES, OPTIONS
                                   AND FORWARDS)       AND FORWARDS)
                                 ------------------  ------------------

Interest rates and stock indices     $144,969,514                  --
Commodities                             6,083,206          17,321,100
Currencies                            229,540,645         289,870,043
Energy                                 18,094,440                  --
Metals                                  2,693,494          30,540,601
                                     ------------   -----------------

                                     $401,381,299        $337,731,744
                                     ============   =================

     Substantially all of the Joint Venture's derivative financial instruments outstanding as of December 31, 1997, expire within one year.

     The contract/notional values of the Joint Venture's open exchange-traded and non-exchange-traded open derivative instrument positions as of December 31, 1997 and 1996 were as follows:

                                     1997
                             ---------------------
                          COMMITMENT        COMMITMENT
                          TO PURCHASE         TO SELL
                       (FUTURES, OPTIONS  (FUTURES, OPTIONS
                         AND FORWARDS)      AND FORWARDS)
                       ------------------   --------------

Exchange-Traded           $  791,818,184    $468,259,393

Non-Exchange-
Traded                       373,859,250     383,863,261
                          --------------   -------------

                          $1,165,677,434    $852,122,654
                          ==============   =============

                                       1996
                               ---------------------
                           COMMITMENT        COMMITMENT
                           TO PURCHASE         TO SELL
                        (FUTURES, OPTIONS  (FUTURES,OPTIONS
                           AND FORWARDS)     AND FORWARDS)
                        -----------------  ----------------

Exchange-Traded           $  170,575,723    $ 46,596,770

Non-Exchange-
Traded                       230,805,576     291,134,974
                          --------------   -------------

                          $  401,381,299    $337,731,744
                          ==============   =============


     The average fair values, based on contract/notional values, of the Joint Venture's derivative instrument positions which were open as of the end of each calendar month during the year ended December 31, 1997 and 1996 were as follows:

                                     1997
                                --------------
                          COMMITMENT       COMMITMENT
                          TO PURCHASE        TO SELL
                       (FUTURES, OPTIONS (FUTURES, OPTIONS
                         AND FORWARDS)     AND FORWARDS)
                         -------------     -------------

Interest rates and
stock indices            $1,010,667,321   $263,783,626
Commodities                  25,901,996     21,055,353
Currencies                  395,236,535    484,258,015
Energy                       22,168,532     21,307,623
Metals                        9,266,297     36,089,734
                         --------------   ------------

                         $1,463,240,681   $826,494,351
                         ==============   ============

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                     1996
                              --------------------
                          COMMITMENT         COMMITMENT
                          TO PURCHASE         TO SELL
                       (FUTURES, OPTIONS  (FUTURES, OPTIONS
                         AND FORWARDS)       AND FORWARDS)
                         -------------       -------------

Interest rates and
stock indices            $  732,721,810        $ 97,200,016
Commodities                   8,192,113          24,113,672
Currencies                  300,537,708         312,830,219
Energy                       22,546,285                  --
Metals                        3,818,246          39,804,586
                         --------------        ------------

                         $1,067,816,162        $473,948,493
                         ==============        ============

     A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

CREDIT RISK
-----------

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter transactions (non-exchange-traded), because exchanges typically (but not universally) provide clearinghouse arrange ments in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     The fair value amounts in the above tables represent the extent of the Joint Venture's marketexposure in the particular class of derivative instrument listed, but not the credit risk associated with counterparty nonperformance.
The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included on the Consolidated Statements of Financial Condition.

     The Joint Venture also has credit risk because the sole counterparty or broker with respect to most of the Joint Venture's assets is MLF.

     The gross unrealized profit and the net unrealized profit on the Joint Venture's open derivative instrument positions as of December 31, 1997 and 1996 were as follows:

                               1997
                         -----------------
                       GROSS               NET
                 UNREALIZED PROFIT  UNREALIZED PROFIT
                 -----------------  -----------------
Exchange-
 Traded                $14,037,333        $12,316,384
Non-Exchange-
 Traded                  8,613,088          2,581,905
                       -----------        -----------

                       $22,650,421        $14,898,289
                       ===========        ===========

                                1996
                           ---------------
                       GROSS               NET
                 UNREALIZED PROFIT  UNREALIZED PROFIT
                 -----------------  -----------------
Exchange-
 Traded                $ 3,013,592        $ 1,424,907
Non-Exchange-
 Traded                  6,937,127          3,271,465
                       -----------        -----------

                        $9,950,719        $ 4,696,372
                       ===========        ===========

     The Joint Venture controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.

     The Joint Venture, in its normal course of business, enters into various contracts with MLF acting as its commodity broker. Pursuant to the

                    ML JWH STRATEGIC ALLOCATION FUND L. P.
              (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE
               -------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE PERIOD FROM JULY 15, 1996
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


brokerage arrangement with MLF, to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

                          INDEPENDENT AUDITORS' REPORT


     MERRILL LYNCH INVESTMENT PARTNERS INC.:

     We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 26, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 26, 1997 in conformity with generally accepted accounting principles.


     DELOITTE & TOUCHE LLP

     February 6, 1998
     New York, New York

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                                 BALANCE SHEET

                               DECEMBER 26, 1997

--------------------------------------------------------------------------------


ASSETS

Cash                                                             $     78,186
Investments in affiliated partnerships                             15,911,448
Due from parent and affiliate                                     136,766,271
Receivables from affiliated partnerships                            4,292,430
Deferred charges                                                   26,005,943
Advances and other receivables                                     12,410,505
Fixed assets -- net of accumulated depreciation of $1,227,840         356,102
Other assets                                                          154,000
                                                                 ------------
     TOTAL ASSETS                                                $195,974,885
                                                                 ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                         $ 11,194,543
   Due to affiliate                                                23,907,704
   Current and deferred income taxes                               18,072,851
                                                                 ------------

        Total liabilities                                          53,175,098
                                                                 ------------

STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --
     1,000 shares authorized; none outstanding                             --
   Common stock, par value $10.00 per share --
     1,000 shares authorized; 100 shares outstanding                    1,000
   Additional paid-in capital                                      16,915,000
   Retained earnings                                              125,883,787
                                                                 ------------
        Total stockholder's equity                               $142,799,787
                                                                 ------------

     TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                    $195,974,885
                                                                 ============


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEET

                               DECEMBER 26, 1997

--------------------------------------------------------------------------------


1.   ORGANIZATION AND
     SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

     Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group, Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P., ML Futures Investments L.P., John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund L.P. (Safety of Equity Capital; Targeting Overall Return), The SECTOR Strategy Fund II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund V L.P., ML Global Horizons L.P., ML/AIS L.P., ML Select Hedge I L.P., The SECTOR Strategy Fund VI L.P., ML Principal Protection L.P., ML Chesapeake L.P. and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture (ML/AIG Asset Management L.L.C.) which is the general partner of ML/AIG Multi-Strategy Fund L.P. Addi tionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures, options and forward contracts.

ESTIMATES
---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS
--------------------------------------

     The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES
----------------

     Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

     The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEET

                               DECEMBER 26, 1997

--------------------------------------------------------------------------------


     ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At December 26, 1997, approximately $136,800,000 was subject to this agreement.

     At December 26, 1997, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).

     During 1997, the Company did not declare or pay a dividend.

     The Company has determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and related offshore entities of which the Company is the sponsor, for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds, with additional interest amounts totaling approximately $28,500,000, which includes compound interest. Approximately $20,000,000 was paid to investors during December 1997 with the remaining balance of $8,500,000 as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEET

                               DECEMBER 26, 1997

--------------------------------------------------------------------------------


3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreements of the Affiliated Partnerships require the Company to make certain minimum capital contributions to them. At December 26, 1997, the Company was in compliance with such requirements.

     At December 26, 1997, the Company's investments in its Affiliated Partnerships were as follows:


     ML Principal Protection L.P.                      $ 3,328,707
     ML Global Horizons L.P.                             1,652,159
     The SECTOR Strategy Fund II  L.P                      956,384
     John W. Henry & Company/Millburn L.P.                 936,678
     The SECTOR Strategy Fund VI L.P.                      820,070
     The JWH Global Asset Fund L.P.                        729,776
     The S.E.C.T.O.R. Strategy Fund L.P.                   465,225
     ML Futures Investments L.P.                           402,373
     The SECTOR Strategy Fund V L.P.                       391,026
     ML Futures Investments II L.P.                        218,183
     The Growth and Guarantee Fund L.P.                    332,114
     The Futures Expansion Fund Limited Partnership        142,826
     ML Chesapeake L.P.                                     90,570
     ML/AIG Asset Management L.L.C.                      2,309,068
     ML JWH Strategic Allocation Fund L.P.               2,461,884
     ML Select Hedge I L.P.                                500,000
     ML/AIS L.P.                                           174,405
                                                       -----------

     Total                                             $15,911,448
                                                       ===========

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEET

                               DECEMBER 26, 1997

--------------------------------------------------------------------------------


     The following represents condensed combined financial information of the Affiliated Partnerships as of December 26, 1997 (in thousands):

   Assets               $877,131
                        ========

   Liabilities            17,325
   Partners' capital     859,806
                        --------

   Total                $877,131
                        ========

     The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4.   INCOME TAXES

     The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.

     The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At December 26,1997, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:


   State and local  $2,600,736
   Federal           8,191,979
                   -----------

                   $10,792,715
                   ===========

     As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1997, the Company transferred $14,964,135, in current taxes payable to ML&Co. At December 26, 1997, the Company had a current tax payable with ML&Co. of $7,280,136.

5.   NET WORTH AGREEMENTS

     Pursuant to the limited partnership agree ments of the Affiliated Partnerships, the Company is required to meet certain net worth requirements. The Company's net worth, as defined, approximated $122,600,000 at December 26, 1997, which, in the opinion of the Company's counsel, met all such requirements.

6.   COMMITMENTS

     The Company is obligated to pay to affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                                    PART TWO

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                                   2,000,000
                           LIMITED PARTNERSHIP UNITS



                           _________________________

  THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 5 IN PART ONE.


--------------------------------------------------------------------------------

          THIS PROSPECTUS IS IN TWO PARTS, BOTH OF WHICH CONTAIN IMPORTANT INFORMATION.

--------------------------------------------------------------------------------


  MERRILL LYNCH, PIERCE, FENNER                         MERRILL LYNCH
     & SMITH INCORPORATED                          INVESTMENT PARTNERS INC.
         SELLING AGENT                                  GENERAL PARTNER

                           _________________________



                                MARCH  __, 1998


                                    [LOGO]

                     ML JWH STRATEGIC ALLOCATION FUND L.P.


                               TABLE OF CONTENTS

                                    PART TWO

PROSPECTUS SECTION                                                 PAGE
------------------                                                 ----

JWH Principals                                                       59

JWH Performance                                                      63

Performance of Other MLIP Publicly-Offered Single Advisor Funds      74

Performance of Other MLIP Funds                                      75

Futures Markets and Trading Methods                                  84

____________________


Exhibit A -- Limited Partnership Agreement                        LPA-1

Exhibit B -- Subscription Requirements                             SR-1

Exhibit C -- Subscription Agreement                                SA-(i)



                              ____________________

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER
                             SOUTH TOWER, 6TH FLOOR
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK  10080-6106
                                 (212) 236-4167

JWH PRINCIPALS

   The following are the principals of JWH:

   The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts.

   Mr. Henry has served on the Board of Directors of the U.S. National Association of Futures Trading Advisors ("NAFTA") and the U.S. Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the U.S. Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates.

   Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. He is also vice chairman and a directorof JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association, now the Managed Funds Association ("MFA"). Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

   Ms. Elizabeth A. M. Kenton is chief administrative officer, a senior vice president and the director of compliance of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Investment Management, Inc., a director of Westport Capital Management Corporation, the vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Global Capital Management
Limited.   Prior to her employment at JWH, Ms. Kenton was associate manager of
Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.

   Mr. David M. Kozak is general counsel, vice president and secretary of JWH. He is also secretary of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. and assistant secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. Mr. Kozak is currently a director of the MFA, chairman of the subcommittee on CTA and CPO issues of the Committee on Futures Regulation of the Association of the Bar of the City of New York, a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues, and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

   Mr. Kevin S. Koshi is executive vice president and a member of the Investment Policy Committee of JWH. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

   Mr. Matthew J. Driscoll is chief trader, vice president, and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscollwas promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

   Mr. Barry S. Fox is the director of research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of new programs. He also supports and maintains the proprietary systems used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

   Mr. Michael J. Scoyni is a managing director of JWH. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

   Mr. Christopher E. Deakins is director of investor services of JWH. Mr. Deakins is responsible for general business development and investor services functions. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

   Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assisting with the day-to-day administration and internal projects of JWH's Florida office. Mr. Twist was secretary and treasurer of J. W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

   Ms. Nancy O. Fox, C.P.A., is a vice president and director of investment support. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and security industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.

   Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department and a member of the Investment Policy Committee of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1993, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991.
Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice presidentand co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

   Ms. Eilene Nicoll is the vice president of trading administration and is a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly-organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a commodity trading advisor, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc. Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkah & Nicoll Asset Management, Inc., a commodity pool operator. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and subsequently from January 1991 to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing and allocation of proprietary capital. Ms. Nicoll received her B.A. in Psychology from Brooklyn College.

   Mr. Paul D. Braica, C.P.A. is the managing director of administration of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his

M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.

   Mr. Kevin J. Treacy, F.C.A., is vice president of JWH. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp., a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs & Co., a corporation specializing in leveraged buy-outs and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Master's in Accounting from University College Dublin.

   Ms. Florence Y. Sofer is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc., where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer was in the process of relocating from Washington, D.C. to New York, New York. Prior to such time, she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis on marketing from George Washington University.

   The additional principals of JWH have the following titles: Wendy B. Goodyear, Director of the Office of the Chairman of JWH; Andrew D. Willard, Director of Technology; William G. Kelley, Vice President; Robert B. Lendrim, Vice President; Mark W. Sprankel, Assistant Vice President, and Michael P. Flannery, Assistant Vice President.

THE INVESTMENT POLICY COMMITTEE

   The Investment Policy Committee (the "IPC"), which is composed of key professionals from throughout JWH, is one vehicle for decision-making at JWH concerning the content and application of JWH investment programs. The composition of the IPC, and the level of participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH investment programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The Trading Department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overridden unless the chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the Trading Department at any time of special situations which he deems may require a modification in applying the methodology.

JWH PERFORMANCE

GENERAL

   The following is the composite performance of all accounts managed by JWH and JWH Investments, Inc. All performance information is current as of December 31, 1997.

   Performance information prior to January 1, 1993 has not been included in accordance with CFTC policy.

   THE LARGEST COMPOSITE DECLINE OF ANY PROGRAM WAS OVER 60%, AND INDIVIDUAL ACCOUNTS HAVE LOST MORE. CERTAIN PROGRAMS HAVE HAD DECLINES OF OVER 10% IN A SINGLE DAY, AND OVER 30% IN A SINGLE MONTH.

   Different accounts, even though traded according to the same investment program, have materially different results. The reasons for this involve numerous potentially material differences among accounts including, but not limited to: (a) the periods during which accounts are active; (b) the Program used (even if all accounts are traded in accordance with the same JWH Program, such Program may be modified periodically as a result of ongoing Program and portfolio research and development by JWH); (c) the leverage employed; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a particular Program; (e) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as Treasury bills; (f) the amount of management and incentive fees paid to JWH and/or a trading manager which selected JWH to manage the account in question; (g) the brokerage commissions paid; (h) the timing of orders to open or close positions; (i) market conditions, which in part determine the quality of trade executions; (j) the trading instructions/ restrictions of the client; and (k) procedures governing the timing for the commencement oftrading and the method of moving toward full portfolio commitment for new accounts.

   Composite performance presentation is only allowed for accounts which are not materially different. To decide if there are material differences among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC applied
(i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;
(ii) if the arithmetic average of the two percentages is greater than 5 percentage points but not less than 10 percentage points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 percentage points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are material. JWH further evaluates performance on a gross trading basis for materiality in an overall context for each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could be misleading after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

   During the periods covered by the performance summaries, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. Additionally, the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) may have an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effect of these variations on rate of return and in the application of JWH's investment methods.

   The composite rates of return indicated should not be taken as representative of the rates of return actually achieved by any of the accounts represented in the performance summaries. The degree of leverage currently utilized may be significantly different from that used during previous time periods.

   The JWH Programs' performance summaries and monthly rate of return table are presented on a cash basis except as otherwise stated below. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH, and July 1992 for JWH Investments, Inc., the net effect to monthly net performance and the rate of return in the performance summaries and the monthly rate of return table of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio, in January 1993 for the International Currency and Bond Portfolio, in July 1996 for the Worldwide Bond Program and Dollar Program, and in June 1997 for the GlobalAnalytics Family of Programs.

   When JWH began to manage the Fund, it developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts. This method calculates incentive fees due for each program on a stand-alone basis irrespective of the actual incentive fees paid by multi-program accounts. The new method was first applied to August 1996 performance. In that month, a one-time adjustment to rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustments had a material, i.e., greater than 10%, impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accruals on ending equity.

   Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

NOTES TO JWH PROGRAMS' CAPSULE
PERFORMANCE SUMMARIES AND THE MONTHLY RATES OF RETURN TABLE

   Number of open accounts is the number of accounts directed by JWH pursuant to the investment program shown as of December 31, 1997.

   Assets under management in a program is the aggregate amount of total equity, excluding "notional" equity under management, unless otherwise noted, of JWH in the investment program shown as of December 31, 1997. Refer to the additional note below for more information on notional funds.

   Worst monthly decline within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

   Worst peak-to-valley decline is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

   Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

   Monthly Rates of Return are calculated by dividing net performance by the sum of beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month, even if, in fact, they occurred later. Beginning in December 1991, if additions and withdrawals are material to the program's performance, they are time-weighted. If time-weighting is materially misleading, then the only accounts traded method is utilized.

   Proprietary capital is included in the rates of return for all JWH, programs, except for The World Financial Perspective, the Delevered Yen Financial and Metals Profile, the Worldwide Bond Program, the International Foreign Exchange Program, theDollar Program, InterRate and GlobalAnalytics, but does not have a material impact on the rates of return.

ADDITIONAL NOTE TO THE FINANCIAL AND METALS
PORTFOLIO COMPOSITE PERFORMANCE SUMMARY
AND MONTHLY RATES OF RETURN TABLE
---------------------------------

   The Financial and Metals Portfolio performance information includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this Program. Accounts not meeting such minimums can experience performance materially different from the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance information.

ADDITIONAL NOTE TO THE YEN FINANCIAL
PORTFOLIO PERFORMANCE SUMMARY
AND MONTHLY RATES OF RETURN TABLE
---------------------------------

   The Yen Financial Portfolio began trading client capital in January 1992 and ceased trading in March 1997.

   The Yen Financial Portfolio was traded from the Japanese yen perspective. Accounts were opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars established additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to the returns generated by accounts with yen-denominated balances. Over time, as profits and losses were recognized in yen-denominated Japanese markets, accounts held varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions were adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.

   The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

ADDITIONAL NOTE TO THE GLOBAL FINANCIAL
PORTFOLIO COMPOSITE PERFORMANCE SUMMARY
AND MONTHLY RATES OF RETURN TABLE
---------------------------------

   Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of (44)% and (17)%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, respectively. By the end of June 1995, these accounts maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92% and 78%, respectively. In April 1995, JWH established a new leverage level for the Global Financial Portfolio. This new level trades at one-half of the leverage level previously employed.

ADDITIONAL NOTE TO THE FULLY-FUNDED SUBSET
SUMMARIES (JWH INVESTMENTS, INC. INTERRATE
AND THE GLOBAL DIVERSIFIED PORTFOLIO)
--------------------------------------

        "Notional" equity is the amount by which the trading level of an account exceeds its actual assets. The amount of "notional" equity in the accounts that comprise the Fully-Funded SubsetSummaries requires additional disclosure under current CFTC policy.

To qualify for the use of the Fully-Funded Subset method of performance presentation (which permits including accounts which trade "notional" equity in the same performance composite as accounts which do not), the CFTC requires that certain computations be made. These computations have been performed for the Global Diversified Portfolio from January 1, 1993 to June 30, 1996 (when JWH discontinued using the Fully-Funded Subset method for the Global Diversified Portfolio) and for JWH Investments, Inc.'s InterRate from January 1, 1993 to its close. Such computations were designed to provide assurance that the performance presented in the Fully-Funded Subset Summaries and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which included "notional" funds in beginning equity. JWH and JWH Investments, Inc. believe that both methods yielded substantially the same adjusted rates of return, and that the rates of return presented in the Fully-Funded Subset Summaries are representative of the performance of the Programs in question for the periods presented.

ADDITIONAL NOTE TO THE PERFORMANCE
SUMMARIES OF  THE DISCONTINUED PROGRAMS
----------------------------------------

Performance summaries are included for InterRate, the Delevered Yen Denominated Financial and Metals Profile, the KT Diversified Program and the Yen Financial Portfolio. All of these Programs have been discontinued.

                             ______________________

                                         JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                           JANUARY 1, 1993 - DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------
                                                                                       International
                              Financial      Original        Global         Global        Foreign
                             and Metals     Investment    Diversified     Financial       Exchange     G-7 Currency
NAME OF PROGRAM:              Portfolio       Program       Portfolio     Portfolio       Program        Portfolio
----------------------------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT  October 1984  October 1982     June 1988     June 1994     August 1986    February 1991
TRADING IN PROGRAM:
----------------------------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:         36             23             10             7               4              6
----------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING     $1.3          $371.4         $181.7        $156.1      $89.2 million      $80.9
 "NOTIONAL" EQUITY) IN         billion       million        million        million                       million
  PROGRAM:
----------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING     $1.3          $377.2         $181.7        $156.1      $89.2 million      $80.9
 "NOTIONAL" EQUITY) IN         billion       million        million        million                       million
  PROGRAM:
----------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING     $2.4       $2.4 billion   $2.4 billion       $2.4       $2.4 billion    $2.4 billion
 "NOTIONAL" EQUITY)            billion                                     billion
  OVERALL:
----------------------------------------------------------------------------------------------------------------------
WORST MONTHLY DECLINE ON AN     (9.8)%         (16.3)%        (11.2)%       (19.5)%          (8.3)%       (12.3)%
INDIVIDUAL ACCOUNT BASIS:      (7/94)         (10/94)         (2/96)       (11/94)           (5/97)       11/94)

----------------------------------------------------------------------------------------------------------------------
WORST PEAK-TO-VALLEY           (30.5)%         (31.0)%        (24.1)%       (48.9)%         (35.9)%       (31.4)%
 DECLINE                  (6/94-1/95)    (7/94-10/94)   (6/95-10/95)   (7/94-1/95)     (9/92-1/95)  (10/92-1/95)
ON AN INDIVIDUAL ACCOUNT
 BASIS:
----------------------------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE       15.2 %           5.7%           3.3%          4.9%           71.1%         21.0%
 OF RETURN:

----------------------------------------------------------------------------------------------------------------------
1996 COMPOUND ANNUAL RATE       29.7%           22.6%          26.9%         32.4%            3.7%         14.5%
 OF RETURN:
----------------------------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE       38.5%           53.2%          19.6%         86.2%           16.9%         32.2%
 OF RETURN:
----------------------------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE       (5.3)%          (5.7)%         10.1%        (37.7)%          (6.3)%        (4.9)%
 OF RETURN:                                                                (7 months)
----------------------------------------------------------------------------------------------------------------------
1993 COMPOUND ANNUAL RATE       46.8%           40.6%          59.8%          N/A            (4.5)%        (6.3)%
 OF RETURN:
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                                     JWH
                              Global-Analytics   International
                                 Family of       Currency and
NAME OF PROGRAM:                  Programs       Bond Portfolio
-----------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT       June 1997       January 1993
TRADING IN PROGRAM:
-----------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:            2                  2
-----------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING    $46.1 million     $31.7 million
 "NOTIONAL" EQUITY) IN
  PROGRAM:
-----------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING    $46.1 million     $31.7 million
 "NOTIONAL" EQUITY) IN
  PROGRAM:
-----------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING     $2.4 billion     $2.4 billion
 "NOTIONAL" EQUITY)
  OVERALL:
-----------------------------------------------------------------
WORST MONTHLY DECLINE ON AN       (4.5)%             (7.8)%
INDIVIDUAL ACCOUNT BASIS:        (8/97)             (7/94)

-----------------------------------------------------------------
WORST PEAK-TO-VALLEY              (4.5)%            (23.6)%
 DECLINE                         (8/97)             (7/94-1/95)
ON AN INDIVIDUAL ACCOUNT
 BASIS:
-----------------------------------------------------------------
1997 COMPOUND ANNUAL RATE           17.6%                 17.0%
 OF RETURN:                      (7 months)
-----------------------------------------------------------------
1996 COMPOUND ANNUAL RATE           N/A                   19.9%
 OF RETURN:
-----------------------------------------------------------------
1995 COMPOUND ANNUAL RATE           N/A                   36.5%
 OF RETURN:
-----------------------------------------------------------------
1994 COMPOUND ANNUAL RATE           N/A                   (2.3)%
 OF RETURN:
-----------------------------------------------------------------
1993 COMPOUND ANNUAL RATE           N/A                   14.8%
 OF RETURN:
-----------------------------------------------------------------


WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                   JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                                JANUARY 1, 1993 - DECEMBER 31, 1997 (CONT'D)
----------------------------------------------------------------------------------------------------
                                                                        Delevered
                                                                           Yen
                                                                       Denominated
                              The World                                 Financial
                              Financial      Dollar       Worldwide     and Metals
NAME OF PROGRAM:             Perspective     Program    Bond Program     Profile       InterRate(TM)*
----------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT           April 1987    July 1996     July 1996      October       December
 ACCOUNT TRADING IN                                                       1995;          1988;
 PROGRAM:                                                                 ceased        ceased
                                                                         trading     trading 7/96
                                                                          12/96
----------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:          2            2             2             0              0
----------------------------------------------------------------------------------------------------
AGGREGATE ASSETS                $31.2        $24.8         $19.7          $0             $0
 (EXCLUDING "NOTIONAL"         million      million       million
 EQUITY) IN PROGRAM:
----------------------------------------------------------------------------------------------------
AGGREGATE ASSETS                $31.2        $24.8         $19.7          $0             $0
 (INCLUDING "NOTIONAL"         million      million       million
 EQUITY) IN PROGRAM:
----------------------------------------------------------------------------------------------------
AGGREGATE ASSETS                $2.4          $2.4      $2.4 billion      $2.4          $2.4 billion
 (INCLUDING "NOTIONAL"         billion      billion                      billion
 EQUITY) OVERALL:
----------------------------------------------------------------------------------------------------
WORST MONTHLY DECLINE ON        (11.6)%       (8.4)%          (3.8)%      (3.2)%        (3.1)%
 AN INDIVIDUAL ACCOUNT          (3/93)       (5/97)          (4/97)      (2/96)       (11/94)
 BASIS:
----------------------------------------------------------------------------------------------------
WORST PEAK-TO-VALLEY             (25.9)%     (11.6)%          (6.2)%      (5.1)%       (19.7)%
 DECLINE ON AN INDIVIDUAL     (7/94-1/95)  (5/97-9/97     (12/96-5/97)  (2/96-8/96)  (9/92-11/93)
 ACCOUNT BASIS:
----------------------------------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE           10.4%      6.8%            9.5%      N/A           N/A
 OF RETURN:
----------------------------------------------------------------------------------------------------
1996 COMPOUND  ANNUAL RATE          40.9%      10.6%          17.8%        9.4%          5.79%
 OF RETURN:                                (6 months)    (6 months)                   (7 months)
----------------------------------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE           32.2%     N/A           N/A            0.2%         5.19%
 OF RETURN:                                                            (3 months)
----------------------------------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE         (15.2)%     N/A           N/A            N/A          3.42%
 OF RETURN:
----------------------------------------------------------------------------------------------------
1993 COMPOUND ANNUAL RATE          13.7%      N/A           N/A            N/A         (5.35)%
 OF RETURN:
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                  KT       Financial and
                             Diversified      Metals
NAME OF PROGRAM:               Program       Portfolio*    InterRate(TM)*
-------------------------------------------------------------------------
                                                            February
                               January       September       1992;
INCEPTION OF CLIENT             1984;          1991;         ceased
 ACCOUNT TRADING IN             ceased         ceased       trading
 PROGRAM:                    trading 2/94   trading 7/95     11/93
-------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:           0            0               0
-------------------------------------------------------------------------
AGGREGATE ASSETS                  $0           $0              $0
 (EXCLUDING "NOTIONAL"
 EQUITY) IN PROGRAM:
-------------------------------------------------------------------------
AGGREGATE ASSETS                  $0           $0              $0
 (INCLUDING "NOTIONAL"
 EQUITY) IN PROGRAM:
-------------------------------------------------------------------------
AGGREGATE ASSETS                $2.4           $0              $0
 (INCLUDING "NOTIONAL"         billion
 EQUITY) OVERALL:
-------------------------------------------------------------------------
WORST MONTHLY DECLINE ON        (19.6)%       (4.8)%         (4.0)%
 AN INDIVIDUAL ACCOUNT          (8/93)       (7/94)        (11/93)
 BASIS:
-------------------------------------------------------------------------
WORST PEAK-TO-VALLEY            (33.9)%      (12.2)%        (20.6)%
 DECLINE ON AN INDIVIDUAL     (8/93-2/94)  (7/94-12/94)    (9/92 -
 ACCOUNT BASIS:                                             11/93)
-------------------------------------------------------------------------
1997 COMPOUND ANNUAL RATE        N/A           N/A            N/A
 OF RETURN:
-------------------------------------------------------------------------
1996 COMPOUND  ANNUAL RATE       N/A           N/A            N/A
 OF RETURN:
-------------------------------------------------------------------------
1995 COMPOUND ANNUAL RATE        N/A          30.3%           N/A
 OF RETURN:                                 (7 months)
-------------------------------------------------------------------------
1994 COMPOUND ANNUAL RATE       (14.0)%       (0.8)%          N/A
 OF RETURN:                    (2 months)
-------------------------------------------------------------------------
1993 COMPOUND ANNUAL RATE        20.6%         46.1%         (9.9)%
 OF RETURN:                                                (11 months)
-------------------------------------------------------------------------

          * Managed by JWH Investments, Inc. which began managing client assets in September 1991. JWH Investments, Inc. no longer manages client funds.



   WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

   WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                      JANUARY 1, 1993 - DECEMBER 31, 1997

                            YEN FINANCIAL PORTFOLIO

         Inception of Client Account Trading in Program:  January 1992
                           Number of Open Accounts: 0
         Aggregate Assets (excluding "notional" equity) in Program:  $0
         Aggregate Assets (including "notional" equity) in Program:  $0

-----------------------------------------------------------------------------------------------------------------------
                                 AGGREGATE                                            WORST               WORST
               INCEPTION OF       ASSETS              COMPOUND ANNUAL RATE           MONTHLY         PEAK-TO-VALLEY
 ACCOUNT NO.     TRADING     DECEMBER 31, 1997            OF RETURN %               DECLINE %           DECLINE %
-----------------------------------------------------------------------------------------------------------------------
      1           1/92       closed  -  3/97    1997:  (3.3)  (3 months)          (7.3) - 7/95    (30.5) - 4/95 - 7/96
                                                1996:  (8.5)
                                                1995:  20.6
                                                1994: (13.0)
                                                1993:  76.4
-----------------------------------------------------------------------------------------------------------------------
      2           4/93       closed  -  1/97    1997:  (0.1)   (1 month)          (6.9) - 7/95    (29.0) - 4/95 - 7/96
                                                1996:  (9.9)
                                                1995:  21.0
                                                1994:  (8.8)
                                                1993:  71.4
-----------------------------------------------------------------------------------------------------------------------
      3           1/94       closed  -  1/97    1997:  (2.4)   (1 month)          (6.0) - 7/95    (26.6) - 4/95 - 7/96
                                                1996: (10.9)
                                                1995:   22.4
                                                1994:  (7.5)
-----------------------------------------------------------------------------------------------------------------------
      4           6/94       closed  -  3/97    1997:   1.4   (3 months)          (6.5) - 7/95    (22.3) - 4/95 - 7/96
                                                1996:  (0.6)
                                                1995:  24.2
                                                1994:  (1.6)  (7 months)
-----------------------------------------------------------------------------------------------------------------------
      5           8/94       closed  -  3/97    1997:  (2.4)  (3 months)          (7.1) - 7/95    (30.4) - 4/95 - 7/96
                                                1996:  (6.0)
                                                1995:  21.1
                                                1994:  (4.3)  (5 months)
-----------------------------------------------------------------------------------------------------------------------
      6           1/95       closed  -  3/97    1997:  (3.7)  (3 months)          (7.5) - 7/95    (35.5) -  4/95 - 7/96
                                                1996: (13.5)
                                                1995:  13.2
-----------------------------------------------------------------------------------------------------------------------
      7           3/94       closed  -  3/97    1997:   4.0   (3 months)          (6.7) - 7/96    (15.9) - 2/96 - 7/96
                                                1996:   7.8
                                                1995:  28.1
                                                1994: (11.2) (10 months)
-----------------------------------------------------------------------------------------------------------------------
      8           1/92       closed  -  9/93    1993:  62.6   (9 months)          (3.9) - 9/93    (3.9) - 9/93 - 9/93
-----------------------------------------------------------------------------------------------------------------------
      9           3/94       closed  - 12/94    1994:  (7.4) (10 months)          (5.4) - 5/94    (10.5) - 4/94 - 12/94
-----------------------------------------------------------------------------------------------------------------------
     10           1/93       closed  -  8/95    1995:  20.0   (8 months)          (9.0) - 8/95    (18.8) - 4/95 - 8/95
                                                1994: (13.4)
                                                1993:   5.2   (2 months)
-----------------------------------------------------------------------------------------------------------------------
     11           1/93       closed  -  1/95    1995:  (0.6)   (1 month)          (6.3) - 5/94    (16.5) - 4/94 -1/95
                                                1994: (15.0)
                                                1993:   4.8   (2 months)
-----------------------------------------------------------------------------------------------------------------------
     12           2/92       closed  -  3/96    1996:  (4.1)  (3 months)          (4.9) - 7/95    (15.8) - 12/93 - 1/95
                                                1995:  31.4
                                                1994: (14.1)
                                                1993:  69.2
-----------------------------------------------------------------------------------------------------------------------
     13           1/93       closed  - 12/95    1995:  10.9                       (6.2) - 7/95    (15.8) - 4/95 - 12/95
                                                1994:  (4.1)
                                                1993:  43.6
-----------------------------------------------------------------------------------------------------------------------
     14           4/93       closed  -  9/94    1994: (19.0)  (9 months)          (5.8) - 5/94    (19.9) - 11/93 - 9/94
                                                1993:  25.3   (9 months)
-----------------------------------------------------------------------------------------------------------------------
     15           1/94       closed  -  8/94    1994:  (6.7)  (8 months)          (5.5) - 5/94    (11.0) - 4/94 - 8/94
----------------------------------------------------------------------------------------------------------------------------
     16           2/92       closed  -  1/96    1996:   0.3    (1 month)          (6.0) - 7/95    (12.4) - 4/95 - 10/95
                                                1995:  26.6
                                                1994:  (5.1)
                                                1993:  73.9
----------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

-----------------------------------------------------------------------------------------------------------------------
                                 AGGREGATE                                         WORST               WORST
               INCEPTION OF       ASSETS              COMPOUND ANNUAL RATE        MONTHLY         PEAK-TO-VALLEY
 ACCOUNT NO.     TRADING     DECEMBER 31, 1997            OF RETURN %            DECLINE %           DECLINE %
-----------------------------------------------------------------------------------------------------------------------
     17           3/94          closed - 4/96    1996:  (6.3)  (4 months)      (6.2) - 7/95    (18.5) - 4/95  -  4/96
                                                 1995:  18.5
                                                 1994: (10.1) (10 months)
-----------------------------------------------------------------------------------------------------------------------
     18           12/94         closed - 4/96    1996:  (7.8)  (4 months)      (6.6) - 7/95    (21.1) - 4/95  -  4/96
                                                 1995:  18.3
                                                 1994:   0.2    (1 month)
-----------------------------------------------------------------------------------------------------------------------
     19           6/94         closed - 12/94    1994:  (7.9)  (7 months)      (5.1) - 7/94    (10.4) - 6/94  -  11/94
-----------------------------------------------------------------------------------------------------------------------
     20           6/94          closed - 3/95    1995:  48.1   (3 months)      (3.6) - 7/94    (9.9)  - 6/94  -  1/95
                                                 1994:  (6.6)  (7 months)
-----------------------------------------------------------------------------------------------------------------------
     21           4/94          closed - 9/94    1994:  (4.6)  (6 months)      (4.7) - 5/94    (7.0)  - 4/94  -  9/94
-----------------------------------------------------------------------------------------------------------------------
     22           3/94          closed - 9/94    1994:  (9.7)  (7 months)      (6.3) - 5/94    (11.0) - 4/94  -  9/94
-----------------------------------------------------------------------------------------------------------------------
     23           4/94          closed - 9/94    1994:  (9.8)  (6 months)      (9.1) - 5/94    (12.9) - 4/94  -  9/94
-----------------------------------------------------------------------------------------------------------------------
     24           4/93         closed - 12/94    1994: (16.6)                  (6.1) - 5/94    (17.9) - 11/93 -  12/94
                                                 1993:  26.5   (9 months)
-----------------------------------------------------------------------------------------------------------------------
     25           9/93         closed - 12/94    1994: (12.4)                  (6.0) - 5/94    (14.1) - 4/94  -  12/94
                                                 1993:   3.2   (4 months)
-----------------------------------------------------------------------------------------------------------------------


               The Yen Financial Portfolio closed in March 1997.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    THE JWH PROGRAMS MONTHLY RATES OF RETURN

                                                INTERNATIONAL                                      INTERNATIONAL
                         FINANCIAL    ORIGINAL     FOREIGN    THE WORLD       GLOBAL        G-7       CURRENCY     GLOBAL
                        AND METALS   INVESTMENT   EXCHANGE    FINANCIAL    DIVERSIFIED    CURRENCY    AND BOND   FINANCIAL
                         PORTFOLIO     PROGRAM     PROGRAM   PERSPECTIVE    PORTFOLIO    PORTFOLIO   PORTFOLIO   PORTFOLIO
                        -----------  -----------  ---------  ------------  ------------  ----------  ----------  ----------
1997
   January                     4.4%         3.4%       2.9%          1.1%          1.5%        2.5%        2.2%        2.7%
   February                   (2.2)         0.2        9.7           0.2          (0.4)        3.9         1.4        (0.6)
   March                      (0.7)         1.6        4.1          (2.3)         (1.0)        0.4         0.0        (0.4)
   April                      (2.9)         0.5        5.0          (0.8)         (7.2)        3.1        (1.9)       (0.4)
   May                        (8.3)         1.1       (6.9)         (5.2)         (0.8)       (3.3)       (2.9)       (3.7)
   June                        4.1         (4.4)       1.5           4.5          (2.1)        5.7         4.9        (2.2)
   July                       15.8          2.0        9.5           6.0          11.5         4.1        10.2         5.4
   August                     (3.7)        (0.8)       7.0          (6.4)         (7.8)       (3.5)       (6.1)       (1.4)
   September                   2.2         (6.0)       2.4           1.1          (0.2)       (1.2)        2.8        (2.1)
   October                     2.0          3.6        5.1          (1.3)          4.5         1.2         2.7         4.2
   November                    2.5         (0.0)       6.5           8.4          (0.5)        6.0         2.0        (1.5)
   December                    2.9          4.9        9.5           5.9           7.2         0.9         1.3         5.3
          COMPOUND
          ANNUAL ROR          15.2%         5.7%      71.1%         10.4%          3.3%       21.0%     17.0%*         4.9%
1996
   January                     6.0%         5.3%       2.3%          7.4%        (1.3)%        2.9%        3.6%        4.8%
   February                   (5.5)        (7.4)      (4.8)         (5.5)         (9.8)       (4.2)       (4.6)       (4.2)
   March                       0.7          1.0        2.9           6.7           1.3        (0.4)        1.1         2.4
   April                       2.3          3.8        1.0           2.4           7.1         2.2         0.1         1.3
   May                        (1.7)        (6.5)       2.0          (2.0)         (9.1)        0.7        (0.3)       (1.5)
   June                        2.2          8.0        1.0           2.7           1.7         1.8        (0.8)        1.4
   July                       (1.1)        (4.4)      (3.0)         (2.9)          2.2        (2.7)       (2.5)       (3.1)
   August                     (0.8)        (2.3)      (8.1)          1.6           4.5        (4.3)       (0.8)        4.3
   September                   3.2          8.2        1.2           7.8           7.6         1.6         5.2         8.1
   October                    14.3         10.4        6.1           9.3          14.6        10.9        12.2         8.8
   November                   10.9          5.2        3.1           9.1           9.1         4.1         7.6         6.3
   December                   (2.6)         1.1        0.7          (0.6)         (1.0)        1.8        (1.4)        0.8
          COMPOUND
          ANNUAL ROR          29.7%        22.6%       3.7%         40.9%         26.9%       14.5%     19.9%*        32.4%
1995
   January                   (3.8)%         2.2%     (6.1)%        (3.7)%        (6.9)%      (3.0)%      (3.7)%      (4.7)%
   February                   15.7         17.9        7.2          13.7          13.5         9.6        11.1        25.6
   March                      15.3         16.6       22.2          18.3           8.5        21.2        11.2        44.4
   April                       6.1          9.1        2.5           3.7           7.3         2.2         3.7         7.0
   May                         1.2         (4.4)      (5.3)         (3.3)          1.2        (4.3)        7.7        (5.1)
   June                       (1.7)         1.7       (0.6)         (2.6)         (1.7)       (0.2)       (2.0)       (1.0)
   July                       (2.3)        (0.0)      (5.5)          0.5          (8.9)       (1.8)       (2.8)        1.4
   August                      2.1         (3.9)       5.8           1.7          (5.0)        5.3        (0.3)        4.6
   September                  (2.1)        (3.9)       0.5          (3.9)         (5.1)        1.8         0.7        (4.9)
   October                     0.3          3.3        1.5           3.9          (2.2)        2.0         0.6*        4.0
   November                    2.6          1.1       (2.8)         (0.1)          5.9        (1.3)        5.1         0.4
   December                    1.7          6.8       (0.6)          2.4          14.9        (0.8)        1.5         1.8
          COMPOUND
          ANNUAL ROR          38.5%        53.2%      16.9%         32.2%         19.6%       32.2%     36.5%*        86.2%
1994
   January                   (2.9)%       (2.9)%       1.0%        (4.6)%        (2.6)%      (1.3)%      (2.2)%        N/A
   February                   (0.6)         1.5       (3.0)         (0.0)         (0.8)       (1.7)        1.5         N/A
   March                       7.2          4.4       (0.2)          9.2           4.0         0.9         5.4         N/A
   April                       0.9          0.2       (1.7)          0.9           0.9        (1.3)        3.0         N/A
   May                         1.3          5.5       (1.8)          2.4           7.9        (1.0)        4.3         N/A
   June                        4.5          6.6        3.2           1.7          10.8         7.9         4.8         9.8%
   July                       (6.1)        (7.1)      (2.5)         (8.9)         (2.6)       (3.5)       (6.7)       (7.4)
   August                     (4.1)        (4.7)      (0.3)         (3.1)         (6.4)       (0.3)       (3.0)       (8.8)
   September                   1.5         (2.8)       2.7          (0.0)          2.1         2.9         0.9        (4.0)
   October                     1.7        (14.1)       4.2           0.2          (3.6)        4.1         0.1        (8.3)
   November                   (4.4)        10.2       (6.7)         (5.8)          5.6        (7.2)       (4.8)      (17.4)
   December                   (3.5)        (0.0)      (0.8)         (6.8)         (4.1)       (3.6)       (4.7)       (7.7)
          COMPOUND
          ANNUAL ROR          (5.3)%       (5.7)%     (6.3)%       (15.2)%         10.1%      (4.9)%      (2.3)%     (37.7)%
____________________                                                                                                (7 MOS.)

*Beginning in October 1995, this Program is comprised of one proprietary account.

MONTHLY RATE OF RETURN IS NET PERFORMANCE DIVIDED BY BEGINNING EQUITY; "ROR" MEANS "RATE OF RETURN."

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                 INTERNATIONAL                                             INTERNATIONAL
                          FINANCIAL    ORIGINAL     FOREIGN    THE WORLD        GLOBAL         G-7            CURRENCY
                         AND METALS   INVESTMENT   EXCHANGE    FINANCIAL     DIVERSIFIED     CURRENCY         AND BOND
                          PORTFOLIO     PROGRAM     PROGRAM   PERSPECTIVE     PORTFOLIO     PORTFOLIO        PORTFOLIO
                         -----------  -----------  ---------  ------------  --------------  ----------  --------------------
1993
   January                      3.3%       (0.8)%     (5.2)%        (1.9)%            1.7%      (4.4)%          (1.6)%
   February                    13.9          9.5        5.3          11.0            16.6         7.9             7.3
   March                       (0.3)        (3.5)       0.4         (10.3)            2.9        (0.3)           (0.9)
   April                        9.3         10.4       (2.7)          6.6             6.6        (1.8)           (1.3)
   May                          3.3          0.1        1.9           2.7             1.5        (1.0)           (0.3)
   June                         0.1         (4.1)       3.9           1.5             1.0         4.6             3.3
   July                         9.7         14.9        5.0          12.3            14.3         2.6             4.1
   August                      (0.8)        (3.6)      (4.5)         (5.2)           (0.0)       (5.0)            3.7
   September                    0.2          0.6       (1.0)          0.3            (4.2)       (1.8)            0.1
   October                     (1.1)        (1.5)      (4.0)         (7.1)            0.1        (5.4)           (1.6)
   November                    (0.3)         3.5       (3.1)         (2.6)            3.1        (0.6)           (0.4)
   December                     2.9         11.4        0.4           8.4             6.1        (0.5)            1.9
       COMPOUND
       ANNUAL ROR              46.8%        40.6%     (4.5)%         13.7%           59.8%      (6.3)%           14.8%

                       DOLLAR             WORLDWIDE    JWH GLOBALANALYTICS (TM)
                      PROGRAM           BOND PROGRAM   FAMILY OF PROGRAMS
                      -------           ------------   ------------------------
1997
   January             7.2%                  0.9%              N/A
   February            1.7                  (0.6)              N/A
   March               1.1                  (0.1)              N/A
   April               2.9                  (3.7)              N/A
   May                (8.4)                 (0.6)              N/A
   June               (1.0)                  1.8               3.2%
   July                2.3                   9.3               8.4
   August             (3.5)                 (3.1)             (4.4)
   September          (1.0)                  4.0               3.4
   October             1.7                   1.7               0.7
   November            4.4                  (1.5)              0.5
   December           (0.1)                  1.7               5.0
       COMPOUND
       ANNUAL ROR      6.8%                  9.5%             17.6%
                                                             (7 MOS.)
1996
   January             N/A                   N/A               N/A
   February            N/A                   N/A               N/A
   March               N/A                   N/A               N/A
   April               N/A                   N/A               N/A
   May                 N/A                   N/A               N/A
   June                N/A                   N/A               N/A
   July               (1.2)%                 1.4%              N/A
   August             (2.3)                  1.4               N/A
   September           0.1                   3.7               N/A
   October             7.4                   6.9               N/A
   November            3.8                   5.9               N/A
   December            2.7                  (2.3)              N/A
         COMPOUND
       ANNUAL ROR     10.6%                 17.8%              N/A
                     (6 MOS.)              (6 MOS.)


______________
MONTHLY RATE OF RETURN IS NET PERFORMANCE DIVIDED BY BEGINNING EQUITY; "ROR" MEANS "RATE OF RETURN."


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 AVERAGE COMPOUNDED ANNUALIZED RATES OF RETURN

                      PROGRAM                                                 JANUARY 1, 1993-
       (IN ORDER OF PROGRAM INCEPTION DATE)                                   DECEMBER 31, 1997
       -------------------------------------                                  -----------------

        ORIGINAL INVESTMENT PROGRAM                                                  21.4%
        FINANCIAL AND METALS PORTFOLIO                                               23.5
        INTERNATIONAL FOREIGN EXCHANGE PROGRAM                                       13.2
        THE WORLD FINANCIAL PERSPECTIVE                                              14.7
        GLOBAL DIVERSIFIED PORTFOLIO                                                 22.5
        G-7 CURRENCY PORTFOLIO                                                       10.3
        INTERNATIONAL CURRENCY AND BOND PORTFOLIO                                    16.5
        GLOBAL FINANCIAL PORTFOLIO                                                   14.2  (6/1/94-12/31/97)
        DOLLAR PROGRAM                                                               11.8  (7/1/96-12/31/97)
        WORLDWIDE BOND PROGRAM                                                       18.6  (7/1/96-12/31/97)
        JWH GLOBALANALYTICS FAMILY OF PROGRAMS                                       17.6* (6/1/97-12/31/97)

        ____________________

*This number is the Compound Annual Rate of Return. See "-- Notes to JWH Programs' Capsule Performance Summaries and the Monthly Rates of Return Table," beginning on page 64.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              ___________________

PERFORMANCE OF OTHER MLIP PUBLICLY-OFFERED SINGLE-ADVISOR FUNDS

        Each of the following funds is a materially different investment than the Fund. Their performance is included at this point in the Prospectus due to applicable CFTC regulations which require that the performance summaries of all commodity pools of same "class" as the pool being offered immediately follow the performance summary of such pool. The Fund is a publicly-offered single advisor fund.



                                            MLIP PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
                                         WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------

                                                                                    WORST            WORST
                                                                                   MONTHLY       PEAK-TO-VALLEY
                             TYPE OF   INCEPTION                                   DECLINE           DECLINE
                             OFFERING     OF        AGGREGATE     DEC. 31, 1997
       NAME OF FUND                     TRADING   SUBSCRIPTIONS  CAPITALIZATION  %      MONTH    %       PERIOD
-----------------------------------------------------------------------------------------------------------------


ML JWH Strategic             Private   July 1996   $227,469,238  $205,151,205  (3.41)% (5/97)  (4.23)%  (8/97-9/97)
 Allocation Fund Ltd.*
-------------------------------------------------------------------------------------------------------------------

The Growth & Guarantee       Public    Aug. 1987   $148,349,450  $ 10,762,615  (4.70)% (8/97)  (6.93)%  (2/94-6/94)
 Fund L.P. - Series A Units
-------------------------------------------------------------------------------------------------------------------
The Futures Expansion Fund   Public    Jan. 1987   $ 56,741,035  $  9,640,738  (10.92)% (2/96) (12.90)% (2/96-5/96)
 Limited Partnership
-------------------------------------------------------------------------------------------------------------------

World Currencies Limited     Private   Aug. 1987   $ 47,814,293  dissolved as  (13.41)% (4/92) (35.81)% (9/92-1/95)
                                                                 of 4/11/96
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


                            SUPPLEMENTAL
                            INFORMATION
                             REGARDING
                           CUMULATIVE RATE
                             OF RETURN
                           JAN. 1, 1993           1997       1996       1995       1994       1993       1992
                           (OR INCEPTION)       COMPOUND   COMPOUND   COMPOUND   COMPOUND   COMPOUND   COMPOUND
                                TO               ANNUAL     ANNUAL     ANNUAL     ANNUAL     ANNUAL     ANNUAL
                           DEC. 31, 1997         RATE OF    RATE OF    RATE OF    RATE OF    RATE OF   RATE OF
       NAME OF FUND        OR DISSOLUTION)        RETURN     RETURN     RETURN     RETURN     RETURN     RETURN
----------------------------------------------------------------------------------------------------------------
ML JWH Strategic                 31.94%            8.31%     21.82%       N/A        N/A        N/A        N/A
 Allocation Fund Ltd.*                                      (6 mos.)
----------------------------------------------------------------------------------------------------------------
The Growth & Guarantee           96.52%           23.76%     17.09%     32.01%    (2.34)%      5.20%      3.75%
 Fund L.P. - Series A Unit
----------------------------------------------------------------------------------------------------------------
The Futures Expansion Fund       53.53%            5.93%      8.93%     21.95%     5.55%       3.36%      9.23%
 Limited Partnership
----------------------------------------------------------------------------------------------------------------
World Currencies Limited        (14.53%             N/A       1.20%     12.23%   (12.84)%    (10.46)%    (3.10)%
                                                          (3 1/2 mos.)
----------------------------------------------------------------------------------------------------------------

              * This fund is the offshore counterpart of the Fund.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
               THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE
                MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

PERFORMANCE OF OTHER
MLIP FUNDS

GENERAL

   The following performance information is required by the CFTC. However, the Fund and its offshore counterpart are the only MLIP Funds which use the JWH Strategic Allocation Program.

   The performance summaries for the other publicly-offered single advisor funds sponsored by MLIP is included above at page 74.

   MLIP deleverages the trading of its "principal protection" funds in order to protect ML&Co. under its guarantee. Multi-advisor funds without "principal protection" features typically trade on a fully-leveraged basis. The Fund has no "principal protection" feature and may trade on either an "upleveraged" or a "deleveraged" basis.

   The "Managed Account Program" is MLIP's program of privately offered funds.

   The CFTC defines a "multi-advisor" fund as one in which no advisor is allocated more than 25% of the fund's assets available for trading. "Selected-advisor" fund is the term used by MLIP to describe funds with a number of advisors but in which certain advisors may, at least from time to time, be allocated in excess of 25% of the fund's trading assets.

   Performance prior to January 1, 1993 has not been included in accordance with CFTC policy.

       INTEREST INCOME MAY BE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND CAN RESULT IN PROFITS DESPITE TRADING LOSSES.

 SEE THE DEFINITIONS OF WORST MONTHLY DECLINE, WORST PEAK-TO-VALLEY DECLINE AND MONTHLY RATE OF RETURN AT PAGES 64 TO 65.

                              TABLE OF CONTENTS

                                                            Pages
                                                           -----
A.     MLIP Managed Account Program
       Single-Advisor Funds (Without
       "Principal Protection" Features).................    76-78

B.     MLIP Selected-Adviso and Multi-Advisor
       Funds (Without "Principal Protection" Features)..    79-81

C.     MLIP Selected-Advisor and Multi-Advisor
       Funds (With "Principal Protection" Features).....    82-83

                MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                December 31, 1997



                                                                                                                WORST
                                                                                        WORST MONTHLY       PEAK-TO-VALLEY
                                  TYPE OF   INCEPTION     AGGREGATE     DEC. 31, 1997      DECLINE              DECLINE
NAME OF FUND                      OFFERING  OF TRADING  SUBSCRIPTIONS  CAPITALIZATION    %      MONTH       %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------

ML/AIS Ltd.                       Private   July 1997     $42,867,563    $39,849,514   (8.33)%   (8/97)   (14.76)%  (7/97-10/97)
ML/AIS L.P.                       Private   July 1997     $38,598,399    $38,100,997   (8.28)%   (8/97)   (14.98)%  (7/97-10/97)
ML Global Investments Fund Ltd.   Private   April 1997    $61,906,000    $69,614,596   (3.13)%   (8/97)    (3.13)%        (8/97)
ML/APAM Ltd.                      Private   April 1997    $85,322,900    $87,967,111   (1.27)%   (3/97)    (1.27)%        (7/97)
ML Chesapeake L.P.                Private   April 1996     $9,172,869     $7,836,232   (7.86)%   (8/97)    (7.86)%        (8/97)
ML Strategic Portfolio Fund       Private   July 1995     $55,530,000   $101,009,512   (1.58)%   (6/97)    (1.58)%        (6/97)
The JWH Global Asset Fund Ltd.    Private   June 1995    $175,777,891   $147,377,750   (8.17)%   (5/97)   (11.57)%   (3/97-5/97)
Series B
                                                                      dissolved as of
The RXR Defensive Equity          Private   Nov. 1993     $45,455,000        5/31/96  (17.91)%   (2/96)   (42.98)%  (1/94-12/94)
Alternative Account L.P.I.
ML Chesapeake Ltd.                Private   Aug. 1993     $65,543,644    $28,407,311   (7.73)%   (8/97)     (.58)%   (5/96-7/96)
ML Hyman Beck Ltd.                Private   Aug. 1993     $24,184,322     $2,792,720   (9.04)%   (2/96)   (19.02)%   (7-95-2/96)



NAME OF FUND                          SUPPLEMENTAL
                                       INFORMATION
                                        REGARDING
                                     CUMULATIVE RATE
                                       OF RETURN
                                      JAN. 1, 1993      1997      1996     1995      1994        1993
                                     (OR INCEPTION)   COMPOUND  COMPOUND  COMPOUND  COMPOUND    COMPOUND
                                           TO          ANNUAL    ANNUAL    ANNUAL    ANNUAL      ANNUAL
                                      DEC. 31, 1997    RATE OF   RATE OF   RATE OF   RATE OF     RATE OF
                                     (OR DISSOLUTION)  RETURN    RETURN    RETURN    RETURN      RETURN
----------------------------------------------------------------------------------------------------------
ML/AIS Ltd.                                 (5.40)%      (5.40)%    N/A      N/A        N/A         N/A
                                           (6 mos.)     (6 mos.)
ML/AIS L.P.                                 (5.72)%      (5.72)%    N/A      N/A        N/A         N/A
                                           (6 mos.)    (6 mos.)
ML Global Investments Fund Ltd.            (12.26)%      12.26%     N/A      N/A        N/A         N/A
                                           (9 mos.)    (9 mos.)
ML/APAM Ltd.                                 3.58%        3.58%     N/A      N/A        N/A         N/A
                                           (8 mos.)    (8 mos.)
ML Chesapeake L.P.                          16.22%        9.43%    6.21%     N/A        N/A         N/A
ML Strategic Portfolio Fund                 90.83%       14.66%   38.69%    19.99%(6    N/A         N/A
                                                                           months)
The JWH Global Asset Fund Ltd.              52.58%       20.50%   27.64%    (0.78)%     N/A         N/A
Series B                                                                 (7 months)
The RXR Defensive Equity                    (1.61)%       N/A    (18.46)%  103.03%    (42.98)%    4.23%
Alternative Account L.P.I.                                                                     (2 months)
ML Chesapeake Ltd.                          55.45%        8.71%    9.32%     8.29%     16.45%     3.72%
                                                                                               (5 months)
ML Hyman Beck Ltd.                          19.18%       21.08%    2.54%     6.79%     (9.31)%   (0.88)%
                                                                                               (5 months)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                December 31, 1997


                                                                                                                     WORST
                                                                                            WORST MONTHLY         PEAK-TO-VALLEY
                                TYPE OF   INCEPTION     AGGREGATE       DEC. 31, 1997          DECLINE               DECLINE
NAME OF FUND                    OFFERING  OF TRADING  SUBSCRIPTIONS    CAPITALIZATION        %      MONTH        %          PERIOD
------------------------------------------------------------------------------------------------------------------------------------


                                                                        dissolved as of
ML Mountain Partners Ltd.        Private  July 1993     $29,571,566          12/22/94     (17.17)%   (2/94)   (60.57)%   (8/93-8/94)
The JWH Global Asset Fund L.P.   Private  Aug. 1991     $96,867,360       $55,183,869      (7.99)%   (5/97)   (13.26)%   (2/97-5/97)
The JWH Global Asset Fund Ltd.   Private  June 1990     $97,112,854       $49,168,336      (6.53)%   (2/96)   (16.91)%   (7/94-1/95)
Series A
The Moore Capital Fund II Ltd.   Private  Sep. 1992   Ecu 7,763,565     Ecu 1,508,204      (8.10)%  (11/94)   (26.79)%   (2/94-2/95)
The Moore Global Investment      Private  Sep. 1990     $77,853,580     dissolved as of    (7.30)%   (2/94)   (23.05)%   (2/94-2/95)
Fund Ltd.                                                                    5/31/95
The Leyden Investment Fund Ltd.  Private  June 1991      $6,708,424     dissolved as of   (17.91)%   (2/96)   (28.53)%   (2/96-9/96)
                                                                            10/31/96
The Leyden Investment Fund L.P.  Private  June 1991     $30,637,006     dissolved as of   (19.68)%   (3/94)   (28.91)%  (9/93-12/94)
                                                                            12/31/94
ML Liberty Management Fund Ltd.  Private  Oct. 1992     $20,495,843        $1,745,617      (5.17)%   (7/94)    (6.76)%   (2/94-5/94)
ML North Cove Fund Ltd.          Private  Jan. 1993     $98,273,603       $32,889,022      (6.22)%   (2/94)   (23.99)%   (2/94-2/95)
ML Harmon Cove Fund Ltd.         Private  Jan. 1993    $112,516,453       $65,479,168      (2.54)%   (3/93)    (2.54)%        (3/93)


NAME OF FUND                          SUPPLEMENTAL
                                       INFORMATION
                                        REGARDING
                                     CUMULATIVE RATE
                                       OF RETURN
                                      JAN. 1, 1993      1997      1996     1995      1994        1993
                                     (OR INCEPTION)   COMPOUND  COMPOUND  COMPOUND  COMPOUND    COMPOUND
                                           TO          ANNUAL    ANNUAL    ANNUAL    ANNUAL      ANNUAL
                                      DEC. 31, 1997    RATE OF   RATE OF   RATE OF   RATE OF     RATE OF
                                     (OR DISSOLUTION)  RETURN    RETURN    RETURN    RETURN      RETURN
----------------------------------------------------------------------------------------------------------

ML Mountain Partners Ltd.               (53.27)%      N/A         N/A         N/A      (32.20)%    (31.07)%
                                                                                                   (6 months)
The JWH Global Asset Fund L.P            148.99%    14.74%       29.83%     39.62%      (4.86)%      25.81%
The JWH Global Asset Fund Ltd.           124.43%     7.13%       28.14%     38.19%      (9.24)%      25.81%
Series A
The Moore Capital Fund II Ltd.           166.48%    27.15%       24.95%     21.27%     (22.58)%      51.60%
The Moore Global Investment               68.14%      N/A          N/A       1.65%     (17.73)%      44.20%
Fund Ltd.                                                                 (5 months)
The Moore Capital Fund L.P.I.             22.29%      N/A          N/A         N/A         N/A         N/A
The Leyden Investment Fund Ltd.           10.64%      N/A      (20.98)%     24.93%     (14.68)%      13.98%
                                                              (10 months)
The Leyden Investment Fund               (4.50)%      N/A         N/A         N/A      (27.30)%      13.98%
ML Liberty Management Fund Ltd.           43.80%    18.01%        5.55%     15.70%        4.15%     (4.20)%
ML North Cove Fund Ltd.                   98.91%    27.67%       27.70%     23.09%     (17.07)%      19.54%
ML Harmon Cove Fund Ltd.                  78.20%    12.23%       14.45%      6.08%       17.35%      11.46%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                December 31, 1997

                                                                                                                    WORST
                                                                                           WORST MONTHLY        PEAK-TO-VALLEY
                              TYPE OF    INCEPTION       AGGREGATE     DEC. 31, 1997         DECLINE               DECLINE
NAME OF FUND                  OFFERING   OF TRADING    SUBSCRIPTIONS  CAPITALIZATION       %        MONTH      %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------

                                                                      dissolved as of
ML/Essex Fund Ltd.           Private     Aug. 1991      $1,870,286         4/30/97       (7.75)%   (1/94)   (11.87)%    (1/92-4/92)

InterRate(TM)Limited         Private     Dec. 1988      $7,429,200    dissolved as of   (10.08)%   (9/92)   (13.49)%    (9/92-1/93)
                                                                            1/31/94


NAME OF FUND                SUPPLEMENTAL
                             INFORMATION
                              REGARDING
                           CUMULATIVE RATE
                             OF RETURN
                            JAN. 1, 1993       1997       1996      1995         1994        1993
                           (OR INCEPTION)    COMPOUND   COMPOUND   COMPOUND    COMPOUND    COMPOUND
                                 TO           ANNUAL     ANNUAL     ANNUAL      ANNUAL      ANNUAL
                            DEC. 31, 1997     RATE OF    RATE OF    RATE OF     RATE OF     RATE OF
                           (OR DISSOLUTION)   RETURN     RETURN     RETURN      RETURN      RETURN
----------------------------------------------------------------------------------------------------------
                                 138.08%      18.02%
ML/Essex Fund Ltd.                          (4 months)    17.46%      11.60%      (6.54)%        37.19%

InterRate(TM)Limited             (8.97)%        N/A         N/A         N/A       0.55% (1      (7.02)%
                                                                                   month)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1997


                                                                                                                     WORST
                                                                                            WORST MONTHLY        PEAK-TO-VALLEY
                                TYPE OF     INCEPTION      AGGREGATE     DEC. 31, 1997       DECLINE/1//2/          DECLINE/3/
NAME OF FUND                    OFFERING    OF TRADING   SUBSCRIPTIONS  CAPITALIZATION      %        MONTH       %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------

ML Futures Investments II L.P.   Public     May 1988      $269,809,800   $12,749,748     (9.93)%     (7/96)  (16.76)%   (5/96-7/96)

ML Futures Investments L.P.      Public     Mar. 1989      $86,500,700   $24,385,405     (5.14)%    (12/96)  (10.85)%   (6/95-7/96)

The John W. Henry &
Co./Millburn L.P.
(Series A Units)                 Public     Jan. 1990      $18,182,000   $14,709,079     (9.58)%     (2/96)  (19.33)%   (7/94-1/95)

The John W. Henry &
Co./Millburn L.P.
(Series B Units)                 Public     Jan. 1991      $50,636,000   $31,679,477     (9.41)%     (2/96)  (19.32)%   (7/94-1/95)

The John W. Henry &
Co./Millburn L. P.
(Series C Units)                 Public     Jan. 1992      $40,000,000  $16, 635,608     (9.54)%     (2/96)  (19.20)%   (7/94-1/95)

The SECTOR Strategy
Fund(sm) IV L.P.                                                        dissolved as of
(Series B Units)                 Public     July 1992     $13,353,600       6/30/97      (7.04)%     (2/96)  (11.45)%   (2/96-7/96)

The SECTOR Strategy
Fund(sm) International IV Ltd.                                          dissolved as of
(Series B Shares)                Private    July 1992      $9,131,000       6/30/97      (7.32)%     (2/96)  (10.79)%   (1/94-1/95)

ML Global Horizons L.P.          Public     Jan. 1994    $165,566,206   $134,044,364     (6.42)%     (2/96)   (6.42)%      (2/96)

ML Global Horizons Ltd.
(Series A)                       Private    Jan. 1994    $151,076,732    $94,296,904     (6.29)%     (2/96)   (6.29)%      (2/96)

ML Global Horizons Ltd.
(Series B)                       Private    Sept. 1994     $3,708,415     $2,388,362     (5.66)%     (2/96)   (6.05)%  (8/97-10/97)


NAME OF FUND                          SUPPLEMENTAL
                                       INFORMATION
                                        REGARDING
                                     CUMULATIVE RATE
                                       OF RETURN
                                      JAN. 1, 1993       1997       1996      1995         1994        1993
                                     (OR INCEPTION)    COMPOUND   COMPOUND   COMPOUND    COMPOUND    COMPOUND
                                           TO           ANNUAL     ANNUAL     ANNUAL      ANNUAL      ANNUAL
                                      DEC. 31, 1997     RATE OF    RATE OF    RATE OF     RATE OF     RATE OF
                                     (OR DISSOLUTION)   RETURN     RETURN     RETURN      RETURN      RETURN
--------------------------------------------------------------------------------------------------------------
ML Futures Investments II L.P.            46.50%        4.78%       2.05%      17.07%      (1.36)%     18.67%

ML Futures Investments L.P.               55.08%        9.22%       5.87%      11.80%       2.95%      16.56%

The John W. Henry &
Co./Millburn L.P.
(Series A Units)                         100.85%       12.49%      20.09%      34.89%      (8.64)%     20.64%

The John W. Henry &
Co./Millburn L.P.                         99.05%       12.46%      20.03%      34.49%      (8.43)%     19.74%
(Series B Units)

The John W. Henry &
Co./Millburn L. P.                        91.98%       12.47%      19.54%      35.08%      (7.88)%     14.78%
(Series C Units)

The SECTOR Strategy
Fund(sm) IV L.P.                          42.04%        1.09%      12.50%      12.01%      (7.44)%     19.56%
(Series B Units)                                     (6 months)

The SECTOR Strategy
Fund(sm) International IV Ltd.            34.86%        0.84%       6.97%      14.51%      (9.37)%     19.56%
(Series B Shares)                                    (6 months)

ML Global Horizons L.P.                   53.83%        7.61%      14.96%      19.48%        4.08%       N/A

ML Global Horizons Ltd.
(Series A)                                53.06%        6.21%      15.51%      19.77%        4.15%       N/A

ML Global Horizons Ltd.
(Series B)                                57.12%        6.71%      15.63%      22.62%        3.86%       N/A
                                                                                            (4 mos.)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1997


                                                                                                                      WORST
                                                                                             WORST MONTHLY        PEAK-TO-VALLEY
                                TYPE OF   INCEPTION       AGGREGATE      DEC. 31, 1997       DECLINE/1//2/          DECLINE/3/
NAME OF FUND                    OFFERING  OF TRADING    SUBSCRIPTIONS   CAPITALIZATION      %        MONTH       %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------


The JL I Trading Co. Fund       Private   Mar. 1995        $14,300,136    $15,440,196       (6.93)%   (2/96)   (11.18)% (4-97-10/97)

                                                                        MLIP resigned as
                                                                         trading manager
Permal F/X, Financials &                                                      as of
Futures Ltd.                    Private   July 1992       $106,495,710      3/31/96         (5.67)%    (2.94)  (12.24)%  (2/94-4/94)

ML Japan Investment                                                      dissolved as of
Partners Ltd.                   Private   Aug. 1993   (Y)1,050,000,000      6/30/96         (3.52)%    (7/94)   (7.32)%  (1/94-2/95)

                                                                         dissolved as of
ML Futures Investments Ltd.     Private   Mar. 1989        $68,202,237      8/31/94         (6.17)%    (2/94)  (11.10)%  (1/94-2/94)

Currency Investment Partner                                              dissolved as of
Ltd.                            Private   April 1991       $55,114,566       8/31/94        (3.44)%   (12/92)  (16.10)%  (7/91-5/94)

The Managed Futures Trust                                                dissolved as of
Fund L.P.                       Private   May 1991         $11,090,759       9/24/93        (6.18)%    (1/92)  (14.50)%  (1/92-5/92)

Commodity Trading Company,      Private   July 1991        $25,797,626   dissolved as of    (6.47)%    (2/94)  (23.31)% (1/92-12/92)
Ltd.                                                                         10/31/94



NAME OF FUND

                                         SUPPLEMENTAL
                                          INFORMATION
                                           REGARDING
                                        CUMULATIVE RATE
                                          OF RETURN         1997       1996        1995         1994         1993
                                         JAN. 1, 1993     COMPOUND   COMPOUND     COMPOUND    COMPOUND     COMPOUND
                                        (OR INCEPTION)     ANNUAL     ANNUAL       ANNUAL      ANNUAL       ANNUAL
                                              TO           RATE OF    RATE OF      RATE OF     RATE OF      RATE OF
                                         DEC. 31, 1997     RETURN     RETURN       RETURN      RETURN       RETURN
-------------------------------------------------------------------------------------------------------------------
The JL I Trading Co. Fund                     18.02%       4.08%       10.68%        2.45%        N/A           N/A
                                                                                   (10 mos.)
Permal F/X, Financials & Futures
Ltd.                                          21.22%         N/A        6.63%      14.78%     (5.33)%         11.05%
                                                                     (3 mos.)
ML Japan Investment
Partners Ltd.                                (2.80)%         N/A      (1.69)%       3.95%     (5.95)%          1.13%
                                                                     (6 mos.)                               (5 mos.)

ML Futures Investments Ltd.                   14.36%         N/A         N/A         N/A      (3.78)%         15.26%
                                                                                             (8 mos.)
Currency Investment Partner
Ltd.                                         (7.50)%         N/A         N/A         N/A      (4.05)%        (2.06)%
                                                                                             (8 mos.)
The Managed Futures Trust Fund                                                                                21.53%
L.P.                                          24.73%         N/A         N/A         N/A        N/A       (8-2/3 mos.)

Commodity Trading Company,
Ltd.                                         (6.40)%         N/A         N/A         N/A        6.21%         14.91%
                                                                                                           (10 mos.)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1997

                                                                                                                     WORST
                                                                                            WORST MONTHLY        PEAK-TO-VALLEY
                                TYPE OF     INCEPTION      AGGREGATE     DEC. 31, 1997       DECLINE/1//2/          DECLINE/3/
NAME OF FUND                    OFFERING    OF TRADING   SUBSCRIPTIONS  CAPITALIZATION      %        MONTH       %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------

                                                                       dissolved as of
ML Institutional Partners L.P.   Public   Feb. 1992    $57,312,700       12/31/94       (3.58)%    (1/94)    (8.78)%   (10/93-4/94)

                                                                      dissolved as of
Daiwa Hudson River Fund          Private  Feb. 1994     $7,044,701       2/29/96        (4.72)%    (3/94)   (17.21)%    (2/94-1/95)

ML/AIG Multi-Strategy Fund       Private  July 1996    $85,629,571      $81,178,386     (1.43)%   (10/97)    (1.43)%        (10/97)
Ltd.

ML/AIG Multi-Strategy Fund       Private  Jan. 1997    $58,100,000      $63,503,335     (0.89)%   (10/97)    (0.89)%        (10/97)
L.P.


NAME OF FUND                          SUPPLEMENTAL
                                       INFORMATION
                                        REGARDING
                                     CUMULATIVE RATE
                                       OF RETURN
                                      JAN. 1, 1993       1997           1996        1995         1994           1993
                                     (OR INCEPTION)    COMPOUND       COMPOUND     COMPOUND    COMPOUND       COMPOUND
                                           TO           ANNUAL        ANNUAL       ANNUAL      ANNUAL         ANNUAL
                                      DEC. 31, 1997     RATE OF       RATE OF      RATE OF     RATE OF        RATE OF
                                     (OR DISSOLUTION)   RETURN        RETURN       RETURN      RETURN         RETURN
-------------------------------------------------------------------------------------------------------------------------

ML Institutional Partners L.P.          (0.35)%           N/A           N/A         N/A       (4.06)%           7.65%
                                      (composite)*                                        (composite)*     (composite)*

Daiwa Hudson River Fund                    0.65%          N/A           0.26%     19.82%     (16.22)%           N/A
                                                                       (2 mos.)             (11 mos.)

ML/AIG Multi-Strategy Fund                16.42%        11.15%          4.74%       N/A         N/A             N/A
Ltd.                                                                   (6 mos.)

ML/AIG Multi-Strategy Fund                16.41%        16.41%           N/A        N/A         N/A             N/A
L.P.


* The composite return of the fund, not the performance of any individual series of units.



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                     (WITH "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1997

                                                                                                                 WORST MONTHLY
                                          TYPE OF   INCEPTION          AGGREGATE         DEC. 31, 1997           DECLINE/1//2/
NAME OF FUND                              OFFERING  OF TRADING       SUBSCRIPTION        CAPITALIZATION          %         MONTH
------------------------------------------------------------------------------------------------------------------------------------

ML Principal Protection L.P.              Public    Oct. 1994         $142,613,421          $101,226,685       (3.70)%     (2/96)

ML Principal Protection  Plus Ltd.        Private   Oct. 1994         $946,604,050          $694,731,314       (3.72)%     (2/96)

The S.E.C.T.O.R. Strategy Fund(sm) L.P.   Public    July 1990         $125,853,001           $26,576,283       (6.13)%     (8/97)

The SECTOR Strategy Fund(sm) II L.P.
(SECTOR II Units)                         Public    Dec. 1990         $136,410,000           $13,820,930       (4.73)%     (2/96)

The SECTOR Strategy Fund(sm) III L.P
(SECTOR III Units)                        Public    July 1991         $194,005,000           $26,820,527       (8.64)%     (2/96)

The SECTOR Strategy Fund(sm)
International II Ltd.
(SECTOR III Shares)                       Private   July 1991          $85,701,800            $4,386,942       (4.41)%     (2/96)

The SECTOR Strategy Fund(sm) IV L.P.                                                      dissolved as of
(Series A Units)                          Public    July 1992          $75,646,400            6/30/97          (6.41)%     (2/96)

The SECTOR Strategy Fund(sm)                                                              dissolved as of
International IV Ltd. (Series A Shares)   Private   July 1992          $55,189,400            6/30/97          (6.22)%     (2/96)

The SECTOR Strategy Fund(sm) V.L.P.       Public    Jan. 1993         $137,500,000           $12,210,715       (7.51)%     (2/96)

The SECTOR Strategy Fund(sm)                                                              dissoloved as of
International V Ltd.                      Private   Jan. 1993          $81,252,600           12/31/97          (3.53)%     (8/97)

SECTOR(sm) International Limited          Private   Sept. 1993        $163,806,100            $4,808,796       (4.60)%     (2/94)

The SECTOR Strategy Fund(sm) VI L.L.P.    Public    Sept. 1993        $108,693,900           $26,918,480       (5.89)%     (7/96)

Yen Linked ML PPP Ltd.                    Private   Oct. 1995    (Y)37,997,300,000     (Y)35,056,396,281       (2.12)%     (7/96)




                                                                     SUPPLEMENTAL
                                                                    INFORMATIONAL
                                                                      REGARDING
                                                                     CUMULATIVE
                                                                       RATE OF
                                                                       RETURN          1997            1996            1995
                                                   WORST            JAN. 1, 1993     COMPOUND        COMPOUND        COMPOUND
                                               PEAK-TO-VALLEY      (OR INCEPTION)     ANNUAL          ANNUAL          ANNUAL
                                                  DECLINE/3/        DEC. 31, 1997     RATE OF         RATE OF         RATE OF
                                             %          PERIOD    (OR DISSOLUTION)    RETURN          RETURN          RETURN
------------------------------------------------------------------------------------------------------------------------------------

                                                                        30.33%             6.01%         9.36%          10.55%
ML Principal Protection L.P.              (3.70)%        (2.96)     (composite)*    (composite)*    (composite)*    (composite)*

                                                                        32.15%             6.54%        10.01%          11.10%
ML Principal Protection  Plus Ltd.        (3.72)%        (2/96)     (composite)*    (composite)*    (composite)*    (composite)*

The S.E.C.T.O.R. Strategy Fund(sm) L.P.  (11.35)%   (8/93-1/95)         45.10%           (0.03)%     12.40%             19.25%

The SECTOR Strategy Fund(sm) II L.P.
(SECTOR II Units)                        (15.93)%   (8/93-1/95)         34.74%             9.02%     14.60%             13.50%

The SECTOR Strategy Fund(sm) III L.P
(SECTOR III Units)                        (9.30)%   (2/96-3/96)         52.09%            12.98%      9.74%              9.30%

The SECTOR Strategy Fund(sm)
International II Ltd.
(SECTOR III Shares)                       (6.77)%   (4/95-9/95)         42.13%            3.71%      14.01%              2.84%

The SECTOR Strategy Fund(sm) IV L.P.
(Series A Units)                         (10.45)%   (2/96-7/96)         31.32%            1.16%      10.02%              9.78%

The SECTOR Strategy Fund(sm)
International IV Ltd. (Series A Shares)   (8.30)%   (1/94-1/95)         27.22%            0.46%       7.06%             11.84%

The SECTOR Strategy Fund(sm) V.L.P.      (10.14)%   (2/96-6/96)         32.19%           11.00%       3.11%             14.22%

The SECTOR Strategy Fund(sm)
International V Ltd.                      (8.00)%  (6/95-10/95)         38.31%            9.39%      12.87%             11.11%

SECTOR(sm) International Limited         (10.42)%   (9/93-2/94)          9.65%            4.80%       4.63%              7.65%

The SECTOR Strategy Fund(sm) VI L.L.P.    (8.97)%   (5/96-7/96)         17.65%            8.08%       4.62%              6.72%

Yen Linked ML PPP Ltd.                    (3.25)%  (3/97-10/97)          3.67%            0.71%       2.78%         0.16% (3 mos.)
                                                                     (composite)*  ( composite)*    (composite)*    (composite)*


                                               1994          1993
                                             COMPOUND      COMPOUND
                                              ANNUAL        ANNUAL
                                             RATE OF       RATE OF
NAME OF FUND                                  RETURN        RETURN
---------------------------------------------------------------------
ML Principal Protection L.P.                   1.76%         N/A
                                            (2 1/2mos.)

ML Principal Protection  Plus Ltd.             1.48%         N/A
                                            (2 1/2mos.)

The S.E.C.T.O.R. Strategy Fund(sm) L.P.        (9.29)%     19.36%

The SECTOR Strategy Fund(sm) II L.P.
(SECTOR II Units)                              (9.93)%      5.49%

The SECTOR Strategy Fund(sm) III L.P
(SECTOR III Units)                             (3.22)%     15.99%

The SECTOR Strategy Fund(sm)
International II Ltd.
(SECTOR III Shares)                             0.77%      15.99%

The SECTOR Strategy Fund(sm) IV L.P.
(Series A Units)                               (5.73)%     13.40%

The SECTOR Strategy Fund(sm)
International IV Ltd. (Series A Shares)        (7.21)%     13.40%

The SECTOR Strategy Fund(sm) V.L.P.            (3.68)%      4.99%

The SECTOR Strategy Fund(sm)
International V Ltd.                           (3.94)%      4.99%


SECTOR(sm) International Limited               (3.99)%    (3.25)%
                                                         (3-2/3 mos.)

The SECTOR Strategy Fund(sm) VI L.L.P.         (0.80)%    (1.72)%

Yen Linked ML PPP Ltd.                           N/A         N/A



* The composite return of the fund, not the performance of any individual series of shares/participating notes.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
      FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR POOLS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                December 31, 1997

                                                                                                                    WORST
                                                                                           WORST MONTHLY        PEAK-TO-VALLEY
                              TYPE OF    INCEPTION       AGGREGATE     DEC. 31, 1997         DECLINE               DECLINE
NAME OF FUND                  OFFERING   OF TRADING    SUBSCRIPTIONS  CAPITALIZATION       %        MONTH      %         PERIOD
------------------------------------------------------------------------------------------------------------------------------------


The SECTOR Strategy Fund(sm)  Private    Dec. 1990     $55,181,600    dissolved as of    (4.56)%   (8/94)   (16.49)%    (8/93-1/95)
International II Ltd.                                                     12/31/95

MLP Management DM-PPP         Private    Nov. 1987     $72,435,922     $71,804,519       (0.27)%  (11/97)    (0.27)%        (11/97)
Portfolio


NAME OF FUND                SUPPLEMENTAL
                             INFORMATION
                              REGARDING
                           CUMULATIVE RATE
                             OF RETURN
                            JAN. 1, 1993       1997       1996      1995         1994        1993
                           (OR INCEPTION)    COMPOUND   COMPOUND   COMPOUND    COMPOUND    COMPOUND
                                 TO           ANNUAL     ANNUAL     ANNUAL      ANNUAL      ANNUAL
                            DEC. 31, 1997     RATE OF    RATE OF    RATE OF     RATE OF     RATE OF
                           (OR DISSOLUTION)   RETURN     RETURN     RETURN      RETURN      RETURN
----------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(sm)     12.4138.08%     NA        NA       21.27%        (9.64%)     5.94%
International II Ltd.

MLIP Management DM-PPP Portfolio (0.62)%        (0.62)%    N/A         N/A          N/A        N/A
                                (2 months)  (2 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
    THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE
       FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                      FUTURES MARKETS AND TRADING METHODS

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

   Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

   Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

   Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

Hedgers and Speculators

   The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

   Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions doesnot run to customers. If a member firm goes bankrupt, customers could lose money.

   JWH trades for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

   The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that JWH may hold or control in futures contracts on certain commodities.

   Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

    When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

TRADING METHODS

   Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

   A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

   Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

   Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

   Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

   Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

Risk Control Techniques

   Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

THE JWH PROGRAMS ARE SYSTEMATIC, TECHNICAL AND TREND-FOLLOWING.

                                                                       EXHIBIT A



                     ML JWH STRATEGIC ALLOCATION FUND L.P.



                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT



                                  DATED AS OF
                                 MARCH 1, 1998



                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        -------
1.  Formation and Name................................................... LPA-1
2.  Principal Office..................................................... LPA-1
3.  Business............................................................. LPA-1
4.  Term, Fiscal Year and Net Assets..................................... LPA-1
    (a)   Term........................................................... LPA-1
    (b)   Fiscal Year.................................................... LPA-2
    (c)   Net Assets..................................................... LPA-2
5.  Net Worth of General Partner......................................... LPA-2
6.  Capital Contributions................................................ LPA-2
7.  Allocation of Profits and Losses..................................... LPA-2
    (a)   Capital Accounts and Financial Allocations..................... LPA-2
    (b)   Tax Allocations................................................ LPA-2
    (c)   Expenses....................................................... LPA-3
    (d)   Limited Liability of Limited Partners.......................... LPA-4
8.  Management of the Partnership........................................ LPA-4
    (a)   General........................................................ LPA-4
    (b)   Fiduciary Duties............................................... LPA-5
    (c)   Loans; Investments............................................. LPA-5
    (d)   Certain Conflicts of Interest Prohibited....................... LPA-6
    (e)   Certain Agreements............................................. LPA-6
    (f)   No "Pyramiding"................................................ LPA-6
    (g)   Other Activities............................................... LPA-6
    (h)   Status of Joint Venture........................................ LPA-6
9.  Audits and Reports................................................... LPA-6
10. Assigning Units...................................................... LPA-7
11. Redeeming Units...................................................... LPA-7
12. Offering of Units.................................................... LPA-8
13. Power of Attorney.................................................... LPA-9
14. Withdrawal of a Partner.............................................. LPA-9
15. Standard of Liability; Indemnification............................... LPA-9
    (a)   Standard of Liability for the General Partner.................. LPA-9
    (b)   Indemnification of the General Partner by the Partnership...... LPA-9
    (c)   Indemnification of the Partnership by the Partners.............LPA-11
16. Amendments; Meetings.................................................LPA-11
    (a)   Amendments with Consent of the General Partner.................LPA-11
    (b)   Amendments and Actions without Consent of the General Partner  LPA-11
    (c)   Meetings; Other Voting Matters.................................LPA-12
17. Benefit Plan Investors...............................................LPA-12
18. GOVERNING LAW........................................................LPA-13
19. Miscellaneous LAW....................................................LPA-13
    (a)   Notices........................................................LPA-13
    (b)   Binding Effect.................................................LPA-13
    (c)   Captions.......................................................LPA-13
    (d)   Close of Business..............................................LPA-13

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                                    LPA-(i)

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


  THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (THIS "AGREEMENT") is made as of March 1, 1998, by and among MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, as general partner (THE "GENERAL PARTNER"), and each LIMITED PARTNER.

                                  WITNESSETH:

  1.  FORMATION AND NAME.

  The parties hereby form and continue ML JWH STRATEGIC ALLOCATION FUND L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act").

  2.  PRINCIPAL OFFICE.

  The principal office of the Partnership is c/o the General Partner, Sixth Floor, South Tower, Merrill Lynch World Headquarters, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The registered office and agent for service of process in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

  3.  BUSINESS.

  (a) Business. The Partnership's business is to trade futures and forward contracts on all manner of commodities, financial instruments and currencies; physical commodities; securities; and any rights, interests or options relating to the foregoing. The Partnership may engage in all activities necessary, convenient or incidental to the foregoing businesses.

  (b) Objective. The objective of the Partnership's business is substantial capitalappreciation of its assets through speculative trading.

  (c) Joint Venture. The Partnership currently trades through a joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"). As the Partnership owns substantially all of the Joint Venture, the term "Partnership" refers to the Partnership, the Joint Venture or both as the context may require.

  4.  TERM, FISCAL YEAR AND NET ASSETS.

  (a) Term. The Partnership began on December 11, 1995 and will dissolve on the earlier of: (1) December 31, 2026; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership, or (ii) within 90 days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) a decline in the Net Asset Value per Unit to $25 or less; (6) dissolution of the Partnership as otherwise provided in this Agreement; or (7) any other event requiring dissolution.

  Upon dissolution of the Partnership, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.

                                     LPA-1

  (b) Fiscal Year.   January 1 through December 31.

  (c) Net Assets. Net Assets are determined in accordance with generally accepted accounting principles.

  A futures or futures option traded on a United States commodity exchange is valued at its settlement price. If such a contract cannot be liqui dated, the settlement price on the first day on which it can be liquidated is used or such other value as the General Partner deems fair and reasonable. The liquidating value of a forward or of a futures or futures option not traded on a United States commodity exchange is its liquidating value as determined by the General Partner on a basis consistently applied for each different type of contract.

  The Partnership liability for reimbursing its organizational and initial offering costs to the General Partner reduces Net Assets only as paid out in 24 monthly installments.

  Reserves may be created and charged against Net Assets in the discretion of the General Partner.

5.  NET WORTH OF GENERAL PARTNER.

  The General Partner agrees that it will maintain a net worth of at least 5% of the total contributions to the Partnership and all other partnerships of which the General Partner is general partner. This agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Partnership, and if such change meets applicable state securities laws or guidelines.

  The General Partner will not permit its net worth to decline below $10 million without the consent of a majority of the Units.

  6.  CAPITAL CONTRIBUTIONS.

  The Partners' respective capital contributions shall be as shown on the books and records of the Partnership.

  7.  ALLOCATION OF PROFITS AND LOSSES.

  (a) Capital Accounts and Financial Allocations. Each Unit has a capital account, whose initial balance is the amount paid for such Unit.

  As of the close of business (as determined by the General Partner) on the last business day of each month, any increase or decrease in the Partnership's Net Assets during such month shall be credited or charged equally to all outstanding Units.

  (b) Tax Allocations. As of each December 31, income and expense and capital gain or loss shall be allocated among the Partners for tax purposes. Capital gain and capital loss shall be allocated separately and not netted.

  (1) First, items of ordinary income and expense, including all items of gain and loss attributable to MLAM's cash management activities, shall be allocated equally among the Units outstanding as of the end of each month in which such items accrued.

  (2) Second, Capital Gain or Loss shall be allocated as follows:

  (A) Each Unit has a tax account with an initial balance equal to the amount paid for such Unit. As of the end of each month through June 30, 1998, the balance of such tax account shall be reduced by the Unit's allocable share of the amount paid by the Partnership to the General Partner for organizational and initial offering cost reimbursements, as well as by the Unit's allocable share of any amount paid by the Partnership in respect of such month for the costs of the ongoing offering of the Units. These adjustments shall be made prior to the following allocations of capital gain or loss.

  As of the end of each fiscal year:

      (i) Each tax account shall be increased by the amount of income or Capital Gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(C).

                                     LPA-2

      (ii) Each tax account shall be decreased by the amount of expense or Capital Loss allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(E) and by the amount of any distributions paid to each Unit other than upon redemption.

    (iii)  When a Unit is redeemed, its tax account is eliminated.

  (B) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Gain up to the amount of the excess of the amount received on redemption (before taking into account any early redemption charges) over the tax account allocable to such Unit (any such excess being referred to as an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's aggregate net Excess bears to the aggregate net Excess of all such Partners.

  (C) Capital Gain remaining after the allocation described in Section 7(b)(2)(B) shall be allocated among all Partners with outstanding Units whose capital accounts are in excess of their tax accounts based on the ratio of each such Partner's Excess to the aggregate Excess of all such Partners. Any remaining Capital Gain shall then be allocated equally to all Units.

  (D) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Loss up to the amount of the sum of the excess of the tax accounts allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges;
and such excess being referred to as a "Negative Excess").   In the event the
aggregate amount of Capital Loss available to be allocated pursuant to this
Section is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio thateach such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

  (E) Capital Loss remaining after the allocation described in Section 7(b)(2)(D) shall be allocated among all Partners with outstanding Units whose tax accounts are in excess of their capital accounts based on the ratio of each such Partner's Negative Excess to the aggregate Negative Excess of all such Partners. Any remaining Capital Loss shall then be allocated equally to all Units.

  (F) For purposes of this Section 7(b)(2), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that Capital Gain and Loss shall not include gain or loss relating to MLAM's cash management activities which shall be allocated pursuant to Section 7(b)(1).

  (3) The Partnership's intent is to allocate taxable profit and loss the same way as financial profit and loss, trying to eliminate any difference between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

  (4) The allocations of profit and loss shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner.

  (5) The General Partner's interest in the Partnership is treated on a Unit-equivalent basis for allocation purposes.

  The General Partner may adjust the allocations set forth in this Section 7(b), in its discretion, if the General Partner believes that doing so will achieve more equitable allocations or ones more consistent with the Code.

  (c) Expenses. The General Partner was reimbursed by the Partnership for organizational and initial offering costs in 24 monthly installments

                                     LPA-3
ending June 30, 1998. The Partnership will also pay its ongoing offering costs.

  The General Partner pays all of the Partnership's routine legal, accounting and administrative expenses (other than as provided in the following paragraph), and none of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) are charged to the Partnership. The General Partner receives a monthly Administrative Fee of 0.02083 of 1% (0.25% annually) of the month-end assets of the Partnership.

  The Partnership pays the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation); provided, that the General Partner absorbs all such costs in excess of 0.25% of the Partnership's average month-end Net Assets in any fiscal year.

  Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership.

  The General Partner pays the selling commissions and ongoing compensation due on the Units.

  The Partnership will pay any taxes applicable to it and any charges incidental to its trading.

  (d) Limited Liability of Limited Partners.   Each Unit, when purchased in
accordance with this Agreement, shall be fully paid and nonassessable, except as otherwise provided by law.

  8.  MANAGEMENT OF THE PARTNERSHIP.

  (a) General. The General Partner shall manage the business of the Partnership.

  The General Partner shall determine what distributions, if any, shall be made to the Partners.

  The General Partner may take such actions relating to the business of the Partnership as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

  All Limited Partners consent to the General Partner's selection of:  (i) John
W. Henry & Company, Inc. as trading manager; (ii) MLAM as provider of cash management services; (iii) Merrill Lynch Futures Inc. as the Partnership's commodity broker; (iv) the General Partner's Foreign Exchange Desk; and (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Futures Inc. as the custodians.

  The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements described under "Interest Income Arrangements" in the prospectus for the Units current at the time such Limited Partner last purchased Units (the "Prospectus").

  The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Partnership, the business arrangements referred to in the Prospectus.

  The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions and Administrative Fees above those described in the Prospectus or permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher.

                                     LPA-4

  The General Partner will reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions plus the annual Administrative Fee have exceeded 14% of the Partnership's average month-end Net Assets during the preceding year.

  The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level equal to 8.0% of the Partnership's average month-end assets without the unanimous consent of all Limited Partners.

  The General Partner shall reimburse the Partnership for any fees paid by the Partnership to any trading advisor during any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% of new trading profits quarterly profit shares contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

  No compensation paid by the Partnership to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

  Any material change in the Partnership's basic investment policies or structure requires the approval of a majority of the Units.

  The General Partner is the "tax matters partner" of the Partnership, and the Partnership of the Joint Venture.

  The General Partner has authority to cause the Partnership to take such actions as manager of the Joint Venture as the General Partner may deemappropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Partnership.

  (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

  The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partner ship funds and assets and the use thereof for the benefit of the Partnership. The funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

  The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

  (c) Loans; Investments. The Partnership shall not make loans. The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 16(a). If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive

                                     LPA-5

"points" or other financing charges or fees regardless of the amount.

  The Partnership shall not invest in any debt instruments other than Government Securities and other CFTC-authorized investments, or invest in any equity security without prior notice to Limited Partners.

  (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or profit shares from entities in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements; provided, however, that the foregoing shall not prohibit the payment, from the commodity brokerage commissions paid by the Partnership, of fees for MLAM's cash management services to the Partnership. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or any of their affiliates.

  (e) Certain Agreements. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership no more than 60 days' written notice.

  All trading advisors used by the Partnership must satisfy the experience requirements of the NASAA Guidelines.

  The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

  (f) No "Pyramiding."  The Partnership is prohibited from "pyramiding."

  (g) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

  The General Partner shall devote to the Partnership such time as the General Partner deems advisable to conduct the Partnership's business.

  (h) Status of Joint Venture. The General Partner is prohibited from using the Joint Venture provide a means to do indirectly what the General Partner could not do directly in managing the Partnership.

  9.  AUDITS AND REPORTS.

  The Partnership's books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) no later than March 15 all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

  The General Partner shall include in the Annual Reports sent to Limited Partners an estimate of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year.

  The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the Partnership's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership, in order to assess whether the rates

                                     LPA-6
charged to the Partnership are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so competitive, the General Partner will notify the Limited Partners, describing the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

  In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. The General Partner will annually review the brokerage rates paid by the Partnership to guarantee that the criteria set forth in this paragraph are followed. The General Partner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

  Limited Partners or their duly authorized representatives may inspect the Partnership's books and records, for any purpose reasonably related to their status as Limited Partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Partnership.

  The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

  The General Partner will send written notice to each Limited Partner within seven days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

  The General Partner shall maintain and preserve all Partnership records for a period of not less than 6 years.

  10.  ASSIGNING UNITS.

  Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

  No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Partnership as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

  Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

  11.  REDEEMING UNITS.

  Units may be redeemed as of the close of business on the last day of any month, provided that all liabilities, contingent or otherwise, of the Partnership have been paid or there remains property of the Partnership sufficient to pay them.

                                     LPA-7

  Any number of whole Units may be redeemed.

  Units redeemed on or before the end of the twelfth full calendar month after issuance are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. Units are issued, for purposes of determining whether an early redemption charge is due, on the first day of the month after the related subscription is received. No redemption charges will be applicable to Limited Partners who redeem because the Partnership's expenses have been increased.

  If a Limited Partner acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of applying early redemption charges and the tax allocations in Section 7(b).

  Requests for redemption must be received by the General Partner at least 10 calendar days before the requested redemption date. Such requests need not be in writing so long as the redeeming Limited Partner has a Merrill Lynch customer securities account.

  If, as of the close of business on any day, the Net Asset Value per Unit has decreased to $50 or less, after adding back all distributions, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after the suspension of trading, the General Partner will declare a Special Redemption Date, which will be a business day within 30 business days from the suspension of trading. The General Partner shall mail notice of such date to each Limited Partner by first-class mail, postage prepaid, not later than 10 business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner must follow to have his or her Units redeemed on such Date (in general, Limited Partners will be required to redeem all of their Units on a Special Redemption Date if any are redeemed). A Partner who redeems will receive the Net Asset Value of his Units, determined as of the close of business on such Special Redemption Date. Noredemption charges will apply on any such Date. If, after a Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value per Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading.

  The General Partner, in its discretion, may declare a Special Redemption Date. If the General Partner does so, the General Partner need not again call a Special Redemption Date.

  The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

  Redemption payments will be made within 10 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership, the Partnership may correspondingly delay redemption payments.

  The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

  12.  OFFERING OF UNITS.

  The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

  All sales of Units in the United States will be conducted by registered brokers.

                                     LPA-8

  13.  POWER OF ATTORNEY.

  Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish: (i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and any other jurisdictions which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

  14.  WITHDRAWAL OF A PARTNER.

  The Partnership shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Partnership, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner. If the General Partner withdraws as general partner, and the Partnership's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Partnership as a result of its withdrawal.

  The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership assets without the consent of each Limited Partner. The General Partner will notify allLimited Partners of any change in the principals of the General Partner.

  A Limited Partner ceasing to be a limited partner will not terminate or dissolve the Partnership. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Partnership except as provided in
Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Partnership or to redeem or transfer Units.

  15.  STANDARD OF LIABILITY; INDEMNIFICATION.

  (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

  (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that such claims were not the result of negligence or misconduct on the part of the

                                     LPA-9

General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

  Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

  The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

  For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Partnership or Joint Venture who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

  Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

  Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (or Joint Venture); (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

  In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

  In no event shall any indemnification permitted by this Section 15(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified

                                     LPA-10
independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemni fication unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

  In no event shall any indemnification obligations of the Partnership under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

  (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees.

  The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability and indemnity under the Investment Advisory Contract, (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability and indemnity under the Custody Agreement or (iii) the differences between John W. Henry & Company, Inc.'s standard of liability and indemnity under the Joint Venture Agreement (in case of actions by third parties other than Limited Partners) and, in each case, the General Partner's standard of liability as set forth herein.

  The General Partner shall also indemnify and hold the Partnership harmless from all loss and expense which the Partnership may incur (including, without limitation, indemnity payments) as a result of the commercial relationship between the Partnership and John W. Henry & Company, Inc., or any other advisor selected for the Partnership, beingstructured as a joint venture rather than through an advisory agreement.

  16.  AMENDMENTS; MEETINGS.

  (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may also amend this Agreement without the consent of the Limited Partners in order, (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Partnership is taxed as a partnership; (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act; (vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners; and (vii) to make any amendment to this Agreement required by law.

  (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 16, upon the affirmative vote of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this
Section 16, extending the term of the Partnership or increasing the brokerage commissions or Administrative Fees payable by the

                                     LPA-11

Partnership; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any of its affiliate may be disapproved of and terminated upon 60 days' notice.

  No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent;

  (c) Meetings; Other Voting Matters.   Any Limited Partner may obtain from the
General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within 10 days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes unrelated to such Limited Partner's interest as a Limited Partner.

  Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Partnership be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose.

  In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not beconsidered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

  The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

  In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

  17.  BENEFIT PLAN INVESTORS.

  Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Partnership is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, John W. Henry & Company, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA

                                     LPA-12
that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, John W. Henry & Company, Inc. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

  18.  GOVERNING LAW.

  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESI DENTS OR WITHIN SUCH STATE.

  19.  MISCELLANEOUS.

  (a) Notices.   All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

  (b) Binding Effect.   This Agreement shall inure to and be binding upon all of
the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

  For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

  (c) Captions.   Captions are not part of this Agreement.

  (d) Close of Business. The General Partner will decide when the close of business occurs.

                         *      *      *      *      *


  THE PARTIES HEREBY EXECUTE THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


GENERAL PARTNER:                  LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT          MERRILL LYNCH INVESTMENT
PARTNERS INC.                     PARTNERS INC.
                                  Attorney-in-Fact


By /s/ JOHN R. FRAWLEY, JR.       By /s/ JOHN R. FRAWLEY, JR.
  -------------------------       --------------------------
   John R. Frawley, Jr.           John R. Frawley, Jr.
   President  and                 President and
   Chief Executive Officer        Chief Executive Officer

                                     LPA-13

                                                                       EXHIBIT B
                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                              ____________________

                           SUBSCRIPTION REQUIREMENTS

General

  By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your Merrill Lynch customer securities account and (iii) agree to the terms of the Limited Partnership Agreement contained in Part Two.

Representations and Warranties

  You represent and warrant to the Fund, MLIP and their respective affiliates as follows:

(a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

(b) All information on your Subscription Agree ment Signature Page is correct and complete. You will immediately contact MLIP if there is any change in such information.

(c)  Your subscription is made with your own funds and for your own account.

(d) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

(g) If you are acting on behalf of an "employee benefit plan," you confirm the represen tations set forth in Section 17 of the Limited Partnership Agreement.

Investor Suitability

  YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS IN THE FUND.

  ELIGIBLE INVESTORS MUST HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

  THE FOLLOWING REQUIREMENTS APPLY TO RESIDENTS OF VARIOUS STATES (NET WORTH FOR SUCH PURPOSES IN ALL CASES IS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

  1. Arizona, Massachusetts, Mississippi, North Carolina, Oklahoma, Oregon, Tennessee and Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

  2. Arkansas -- ARKANSAS RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT SIGNATURE PAGE SPECIFICALLY PREPARED FOR ARKANSAS RESIDENTS. A SPECIAL SET OF SUBSCRIPTION REQUIREMENTS HAS ALSO BEEN PREPARED FOR ARKANSAS RESIDENTS.

  3. California -- Net worth of at least $100,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

  4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Notwithstanding any other provisions of the Prospectus, the minimum investment for individual retirement accounts in Iowa is 25 Units or $2,500, rather than 20 Units or $2,000.

  5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS.

  6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1997 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE.

  7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

  8. Missouri -- Net worth of at least $225,000 or a net worth of at least $100,000 and an annual income of at least $100,000. Missouri resi dents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of the date of subscription for Units.

  9. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

 10. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000. Pennsylvania residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

 11. South Carolina -- Net worth of at least $100,000 or a net income in 1997 some portion of which was subject to maximum federal and state income tax.

 12. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. South Dakota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

 13. Washington -- A Purchaser meets the necessary suitability standards if: (1) the Purchaser acquires at least $150,000 of Units, and the Pur chaser's total investment does not exceed 20% of the Purchaser's net worth, or joint net worth with the Purchaser's spouse (in each case, exclusive of home, furnishings and automobiles); (2) irrespective of the number of Units purchased, the Purchaser's net worth, or joint net worth with the Purchaser's spouse (in each case, exclusive of home, furnishings and automobiles) exceeds $1,000,000; or (3) irrespective of the number of Units purchased, the Purchaser's income has been in excess of $200,000 in each of 1995 and 1996 and the Purchaser reason ably expects income in excess of $200,000 in 1997. Any entity in which all of the equity owners qualify under one or more of the foregoing clauses will also be considered to have met the applicable suitability standards.


              YOU MAY REVOKE YOUR SUBSCRIPTION AT ANY TIME WITHIN
                       FIVE BUSINESS DAYS OF SUBMISSION.

                                                                       EXHIBIT C

                     ML JWH STRATEGIC ALLOCATION FUND L.P.

                              ____________________

                           SUBSCRIPTION INSTRUCTIONS

   YOU SHOULD CAREFULLY READ AND REVIEW BOTH PARTS OF THE PROSPECTUS AND THE ACCOMPANYING SUMMARY FUND FINANCIAL INFORMATION.

   EXISTING INVESTORS SUBSCRIBING FOR ADDI TIONAL UNITS (EXCEPT ARKANSAS, MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT SIGNATURE PAGE. SUCH INVESTORS' MERRILL LYNCH FINANCIAL CONSULTANTS WILL RECONFIRM THEIR SUITABILITY.

   FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5 TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1  --Financial Consultants must complete the information required.

Item 2 --Enter the number of Units to be purchased or check the appropriate dollar amount of subscription. Only whole Units will be sold. If a $5,000/ $2,000 minimum dollar amount subscription is specified, the largest number of whole Units will be purchased.

Item 3  --Enter customer's Merrill Lynch Account Number.

Item 4 --Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

  The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

  Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

  Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor fol lowed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

  Partnership or Corporation -- The Part nership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 5,6,7 -- Enter the exact name in which the Units are to be held.

Item 9      -- Complete information as required.

Item 10     -- The investor(s) (EXCEPT CURRENT INVESTORS IN THE FUND OTHER THAN
               RESIDENTS OF ARKANSAS, MAINE OR MICHIGAN) must execute the Subscrip tion Agreement Signature Page (Item 10, Page SA-5) and review the repre sentation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 11 -- Financial Consultants must complete the information required.

THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGES SA-2 AND SA-3) SHOULD NOT BE EXECUTED.

                  -------------------------------------------

Instructions to Financial Consultants:

                      THE EXECUTED SUBSCRIPTION AGREEMENT
                        SIGNATURE PAGE MUST BE RETAINED
                             IN THE BRANCH OFFICE.

  SUITABILITY RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS OR ANOTHER FORM OF WRITTEN RECONFIRMA-TION APPROVED BY THE BRANCH OFFICE) MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                          ML JWH STRATEGIC ALLOCATION
                                   FUND L.P.
                           LIMITED PARTNERSHIP UNITS
                              ____________________

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                             SUBSCRIPTION AGREEMENT

ML JWH STRATEGIC ALLOCATION FUND L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
South Tower, 6th Floor
World Financial Center
New York, New York 10080-6106

Dear Sirs:

  1. I subscribe for the amount of Units indicated on the Subscription Agreement Signature Page.

  The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

  The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. My Financial Consultant will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

  2. I have received both parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

  3. I irrevocably appoint MLIP as my true and lawful Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLIP considers appropriate to carry out the provisions of the Limited Partnership Agreement.

  4.  THIS SUBSCRIPTION AGREEMENT  IS GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.


                NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                     READILY MARKETABLE ASSETS IN THE FUND.

                                                          S P E C I M E N
  ----------------------------------------------------------------------------------------------------------------------------------
1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
  Name                 First                                 M.I. Last                                           Sub. Order Ref. #
  Financial Consultant [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number [_][_][_][_]  Branch Wire Code [_][_][_]
  Phone Number
  ----------------------------------------------------------------------------------------------------------------------------------

                                               ML JWH STRATEGIC ALLOCATION FUND L.P.
                                                     LIMITED PARTNERSHIP UNITS
                                    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
                              Please print or type. Use BLACK ink only and only one character per box.

        I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P. (the "Fund") and authorize Merrill Lynch,
Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net
Asset Value (97% of such Net Asset Value for Merrill Lynch & Co., Inc. officers and employees).

        I acknowledge receipt of the Prospectus of the Fund dated March ______, 1998 together with summary Fund financial information.

        If I am a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
        1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch,
           Pierce, Fenner & Smith Incorporated;
        2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $20,000;
        3. The minimum subscription is 20 Units ($2,000, if less) and the amount of this subscription is no more than 10% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
        4. Each separate IRA, Basic(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.


2 [_][_][_][_][_][_][_]                     $5,000 [_]              $2,000 [_]             3 [_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units                                                           Merrill Lynch Account #
  ($5,000, if less); 20 Units ($2,000,
  if less) for IRAs, tax-exempt investors
  and existing Limited Partnership sub-
  scribing for additional Units; incremental
  investments in one Unit multiples)

                4 [_][_][_] - [_][_] - [_][_][_][_]          [_][_] - [_][_][_][_][_][_][_]
                  Social Security Number               or    Taxpayer ID Number

  Limited Partner Name
5 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                      M.I.  Last Name

  Joint Partner Name
6 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                      M.I.  Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Additional Information
9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable for Residence Address)
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number

  [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.         City                                                           State    Zip Code

  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number

  [_][_][_][_][_] [_][_][_][_][_][_] [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_] [_][_] [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.       P.O. Box No.       City                                                      State  Zip Code

  [_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

  [_] Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian, If Not Merrill Lynch
  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Mailing Address of Custodian, Other Than Merrill Lynch
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number
  [_][_][_][_][_] [_][_][_][_][_][_] [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_] [_][_] [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.       P.O. Box No.       City                                                      State  Zip Code
  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

                               S P E C I M E N
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                           LIMITED PARTNERSHIP UNITS
      SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

--------------------------------------------------------------------------------
10                          For Use By Investor

X                                           X
  -----------------------------------        -----------------------------------
  Signature of Investor          Date        Signature of Joint Investor   Date
                                             (if any)

                                              Subscription for the series of
                                              Units to be sold as of
  (      )   -                                                     [insert date]
  -----------------------------------        -----------------------------------
  Telephone Number of Investor

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the Fund dated March ___, 1998 together with summary Fund financial information.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
11                       Financial Consultant MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.


X
  -----------------------------------------------------------------------------
  Financial Consultant Signature                               Date


Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  ------------------------------------------------------------------------------
  Office Manager Signature                                     Date
--------------------------------------------------------------------------------
================================================================================

                         Date Received       Country Code  Additional Order   Control Number
For Office Use Only      [_][_][_][_][_][_]      [_][_]          [_]          [_][_][_][_][_]

                                                                                                                      EXECUTION COPY
  ----------------------------------------------------------------------------------------------------------------------------------
1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
  Name                 First                                 M.I. Last                                           Sub. Order Ref. #
  Financial Consultant [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number [_][_][_][_]  Branch Wire Code [_][_][_]
  Phone Number
  ----------------------------------------------------------------------------------------------------------------------------------

                                               ML JWH STRATEGIC ALLOCATION FUND L.P.
                                                     LIMITED PARTNERSHIP UNITS
                                    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
                              Please print or type. Use BLACK ink only and only one character per box.

        I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P. (the "Fund") and authorize Merrill Lynch,
Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net
Asset Value (97% of such Net Asset Value for Merrill Lynch & Co., Inc. officers and employees).

        I acknowledge receipt of the Prospectus of the Fund dated March ______, 1998 together with summary Fund financial information.

        If I am a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
        1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch,
           Pierce, Fenner & Smith Incorporated;
        2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $20,000;
        3. The minimum subscription is 20 Units ($2,000, if less) and the amount of this subscription is no more than 10% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
        4. Each separate IRA, Basic(TM) or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.


2 [_][_][_][_][_][_][_]                     $5,000 [_]              $2,000 [_]             3 [_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units                                                          Merrill Lynch Account #
  ($5,000, if less); 20 Units ($2,000,
  if less) for IRAs, tax-exempt investors
  and existing Limited Partnership sub-
  scribing for additional Units; incremental
  investments in one Unit multiples)

                4 [_][_][_] - [_][_] - [_][_][_][_]          [_][_] - [_][_][_][_][_][_][_]
                  Social Security Number               or    Taxpayer ID Number

  Limited Partner Name
5 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                      M.I.  Last Name

  Joint Partner Name
6 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                      M.I.  Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Additional Information
9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable for Residence Address)
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number

  [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.         City                                                           State    Zip Code

  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number

  [_][_][_][_][_] [_][_][_][_][_][_] [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_] [_][_] [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.       P.O. Box No.       City                                                      State  Zip Code

  [_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

  [_] Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian, If Not Merrill Lynch
  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Mailing Address of Custodian, Other Than Merrill Lynch
  [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
  Street Number        Street Name                                                                                  Apt. Number
  [_][_][_][_][_] [_][_][_][_][_][_] [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_] [_][_] [_][_][_][_][_][_][_][_][_][_]
  Bldg. No.       P.O. Box No.       City                                                      State  Zip Code
  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     ML JWH STRATEGIC ALLOCATION FUND L.P.
                           LIMITED PARTNERSHIP UNITS
      SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)

--------------------------------------------------------------------------------
10                          For Use By Investor

X                                           X
  -----------------------------------         ----------------------------------
  Signature of Investor        Date           Signature of Joint Investor   Date
                                              (if any)

                                              Subscription for the series of
                                              Units to be sold as of
  (      )   -                                                     [insert date]
  -----------------------------------         ----------------------------------
  Telephone Number of Investor

Submitting this Subscription Agreement and Power of Attorney Signature Page in no respect constitutes a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received the Prospectus of the Fund dated March ___, 1998 together with summary Fund financial information.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

11                       Financial Consultant MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.


X
  -----------------------------------------------------------------------------
  Financial Consultant Signature                               Date


Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  ------------------------------------------------------------------------------
  Office Manager Signature                                     Date
--------------------------------------------------------------------------------
================================================================================

                          Date Received       Country Code  Additional Order   Control Number
For Office Use Only     [_][_][_][_][_][_]      [_][_]          [_]          [_][_][_][_][_]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Merrill Lynch Investment Partners Inc. will advance all ongoing offering costs, as described in the Prospectus, for which it shall be reimbursed by the Registrant in 12 equal monthly installments beginning July 31, 1998. Such ongoing offering costs are estimated at $600,000. The following is an estimate of such costs:

                                                               Approximate
                                                                  Amount
                                                               ------------

Securities and Exchange Commission Registration Fee..........     $ 78,128*
National Association of Securities Dealers, Inc. Filing Fee..     $ 26,984*
Printing Expenses............................................     $125,000
Fees of Certified Public Accountants.........................     $ 50,000
Blue Sky Expenses (Excluding Legal Fees).....................     $ 50,000
Fees of Counsel..............................................     $150,000
Escrow Fees..................................................     $ 25,000
Advertising and Sales Literature.............................     $ 25,000
Miscellaneous Offering Costs.................................     $ 69,888
                                                                  --------
Total........................................................     $600,000
                                                                  ========

_______________________
*  Fees marked with an asterisk are exact rather than estimated and approximate.

                              ___________________

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of the Registration Statement) provides for the indemnification of Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Registrant, and certain of its Affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Registrant who: (1) directly or indirectly controls, is controlled by, or is under common control with MLIP; or (2) owns or controls 10% or more of the outstanding voting securities of MLIP; or (3) is an officer or director of MLIP; or (4) if MLIP is an officer, director, partner or trustee, is any entity for which MLIP acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. MLIP and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of MLIP and acting wholly within the scope of the authority of MLIP.

    In the Selling Agreement, John W. Henry & Co., Inc. ("JWH") has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein. JWH has also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

    (a)   Exhibits.

Exhibit
Number         Description of Document
-------        -----------------------
               THE FOLLOWING EXHIBITS ARE FILED HEREWITH:

3.02           Amended and Restated Limited Partnership Agreement of the Registrant (included as
(amended)      Exhibit A to the Prospectus).

3.03           Form of Certificate of Formation of ML JWH Strategic Joint
               Venture LLC.

5.01(a)        Opinion of Sidley & Austin relating to the legality of the Units.

8.01           Opinion of Sidley & Austin with respect to federal income tax consequences.

10.05          Form of Subscription Agreements and Power of Attorney (included as Exhibit C to
(amended)      the Prospectus).

10.08          Limited Liability Company Operating Agreement of ML JWH Strategic Joint Venture LLC.

10.09          Amendatory Agreement of Selling Agreement, Customer Agreement, Foreign Exchange
               Desk Service Agreement, Investment Advisory Contract and Custody Agreement to
               reflect formation of ML JWH Strategic Joint Venture LLC.

23.07         Consent of Deloitte & Touche LLP.

23.08         Consent of Sidley & Austin.

                               __________________

            THE FOLLOWING EXHIBITS ARE INCORPORATED BY REFERENCE HEREIN FROM THE EXHIBITS OF THE SAME DESCRIPTION AND NUMBER FILED WITH AMENDMENT NO. 2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-80509), FILED WITH THE COMMISSION ON APRIL 23, 1996, WHICH BECAME EFFECTIVE APRIL 25,
  1996).


Exhibit
Number         Description of Document
-------        -----------------------
  1.01         Form of Selling Agreement among the Registrant, MLIP, Merrill Lynch Futures Inc.
(amended)      ("Merrill Lynch Futures"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the
               "Selling Agent") and JWH.

3.01(i)        Certificate of Limited Partnership of the Registrant.

5.01(b)        Opinion of Richards, Layton & Finger relating to the legality of the Units.

  10.02        Form of Customer Agreement between the Registrant and Merrill Lynch Futures.

  10.03        Foreign Exchange Desk Service Agreement.

  10.06        Form of Investment Advisory Contract among the Registrant's joint venture with JWH,
               MLIP, Merrill Lynch Futures and Merrill Lynch Asset Management, L.P.

  10.07        Form of Custody Agreement among the Registrant, MLIP and the Selling Agent.



  99.01        Securities and Exchange Commission Release No. 33-6815--Interpretation and Request
               for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of
               Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).

  99.02        Commodity Futures Trading Commission--Interpretative Statement and Request for
               Comments --Statement of the Commodity Futures Trading Commission Regarding
               Disclosure by Commodity Pool Operators of Past Performance Records and Pool
               Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

  99.03        North American Security Administrators Association Guidelines for Registration of
               Commodity Pool Programs.

                               __________________

  ITEM 17.

        The undersigned registrant hereby undertakes:

    (a) Rule 415 Offerings

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Indemnification

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 6th day of March, 1998.

ML JWH Strategic Allocation Fund L.P.


By:  Merrill Lynch Investment Partners Inc.
     General Partner


By:  /s/ JOHN R. FRAWLEY, JR.
     -----------------------------
    John R. Frawley, Jr.
    Chairman, President and Chief Executive
    Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.

 /s/ JOHN R. FRAWLEY, JR.     Chairman, Chief Executive             March 6, 1998
----------------------------  Officer, President and Director
     John R. Frawley, Jr.     (Principal Executive Officer)


 /s/ MICHAEL A. KARMELIN      Vice President, Chief                 March 6, 1998
----------------------------  Financial Officer and Treasurer
     Michael A. Karmelin      (Principal Financial
                              and Accounting Officer)


 /s/ JEFFREY F. CHANDOR       Senior Vice President,                March 6, 1998
----------------------------  Director of Sales,
     Jeffrey F. Chandor       Marketing and Research and Director


 /s/ STEPHEN G. BODURTHA      Director                              March 6, 1998
----------------------------
     Stephen G. Bodurtha

 /s/ ALLEN N. JONES           Director                              March 6, 1998
----------------------------
     Allen N. Jones

 /s/ JOSEPH H. MOGLIA         Director                              March 6, 1998
----------------------------
     Joseph H. Moglia

    (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment
Partners Inc.)

MERRILL LYNCH INVESTMENT PARTNERS INC.
  General Partner of Registrant

By  /s/ JOHN R. FRAWLEY, JR.                                        March 6, 1998
  --------------------------------
      John R. Frawley, Jr.
      Chairman, Chief Executive
      Officer and President

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, ML Strategic Joint Venture LLC (the Co-Registrant) has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 6th day of March, 1998.

ML JWH Strategic Joint Venture LLC

By:  ML JWH Strategic Allocation Fund L.P.
     Manager

By:  Merrill Lynch Investment Partners Inc.
     General Partner of the Manager

By:  /s/ JOHN R. FRAWLEY, JR.
     -----------------------------
    John R. Frawley, Jr.
    Chairman, President and Chief Executive
    Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., Manager of the Registrant, in the capacities and on the date indicated.

/s/ JOHN R. FRAWLEY, JR.        Chairman, Chief Executive             March 6, 1998
----------------------------    Officer, President and Director
    John R. Frawley, Jr.        (Principal Executive Officer)


/s/ MICHAEL A. KARMELIN         Vice President, Chief                 March 6, 1998
----------------------------    Financial Officer and Treasurer
    Michael A. Karmelin         (Principal Financial
                                and Accounting Officer)


/s/ JEFFREY F. CHANDOR          Senior Vice President,                March 6, 1998
----------------------------    Director of Sales,
    Jeffrey F. Chandor          Marketing and Research and Director

/s/ STEPHEN G. BODURTHA         Director                              March 6, 1998
----------------------------
    Stephen G. Bodurtha

/s/ ALLEN N. JONES              Director                              March 6, 1998
----------------------------
    Allen N. Jones

/s/ JOSEPH H. MOGLIA            Director                              March 6, 1998
----------------------------
    Joseph H. Moglia

    (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment
Partners Inc.)

MERRILL LYNCH INVESTMENT PARTNERS INC.
  General Partner of Manager
    of Co-Registrant

By  /s/ JOHN R. FRAWLEY, JR.                                          March 6, 1998
  --------------------------------
      John R. Frawley, Jr.
      Chairman, Chief Executive
      Officer and President

                                 EXHIBIT INDEX

Exhibit
Number         Description of Document
-------        -----------------------
3.03           Form of Certificate of Formation of ML JWH Strategic Joint
               Venture LLC.

5.01           Opinion of Sidley & Austin relating to the legality of the Units.

8.01           Opinion of Sidley & Austin with respect to federal income tax consequences.

10.08          Limited Liability Company Operating Agreement of ML JWH Strategic Joint Venture LLC.

10.09          Amendatory Agreement of Selling Agreement, Customer Agreement, Foreign Exchange
               Desk Service Agreement, Investment Advisory Contract and Custody Agreement to
               reflect formation of ML JWH Strategic Joint Venture LLC.

23.07         Consent of Deloitte & Touche LLP.

23.08         Consent of Sidley & Austin.